Exhibit 10.1

EXECUTION VERSION

PUBLISHED DEAL CUSIP NO. 315409AE2

PUBLISHED TERM LOAN FACILITY CUSIP NO. 315409AF9

PUBLISHED REVOLVING FACILITY CUSIP NO. 315409AG7

CREDIT AGREEMENT,

dated as of July 31, 2014

among

FERRO CORPORATION

and

CERTAIN OF ITS DESIGNATED SUBSIDIARIES

FROM TIME TO TIME PARTY HERETO,

as the Borrowers,

VARIOUS FINANCIAL INSTITUTIONS AND OTHER PERSONS

FROM TIME TO TIME PARTY HERETO,

as the Lenders,

PNC BANK, NATIONAL ASSOCIATION,

as the Administrative Agent, the Collateral Agent, and an Issuer,

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent and as an Issuer

BANK OF AMERICA, N.A.,

FIFTH THIRD BANK,

KEYBANK NATIONAL ASSOCIATION, and

CITIZENS BANK, N.A.,

as Co-Documentation Agents, and

PNC CAPITAL MARKETS LLC,

J.P. MORGAN SECURITIES LLC, and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers and Joint Bookrunners

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

SCHEDULE I	-	Disclosure Schedule
SCHEDULE II	-	Notice Addresses; Domestic Offices
SCHEDULE III		Revolving Loan Commitments; Term Loan Commitments
SCHEDULE IV	-	Cash Management Obligations; Rate Protection Agreements
SCHEDULE V		Existing Letters of Credit

EXHIBIT A-1	-	Form of Revolving Loan Note
EXHIBIT A-2	-	Form of Term Loan Note
EXHIBIT A-3	-	Form of Swingline Note
EXHIBIT B-1	-	Form of Borrowing Request
EXHIBIT B-2	-	Form of Issuance Request
EXHIBIT C	-	Form of Continuation/Conversion Notice
EXHIBIT D	-	Form of Lender Assignment Agreement
EXHIBIT E	-	Form of Compliance Certificate
EXHIBIT F	-	Guaranty (Domestic)
EXHIBIT G	-	Pledge and Security Agreement
EXHIBIT H-1	-	Form of Designated Borrower Request and Assumption Agreement
EXHIBIT H-2	-	Form of Designated Borrower Notice

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of July 31, 2014, is among FERRO CORPORATION, an Ohio corporation (the “Company”), certain Subsidiaries of the Company from time to time party hereto (each a “Designated Borrower” and together with the Company, each a “Borrower” and collectively the “Borrowers”), the lenders from time to time party hereto (the “Lenders”), PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as the administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), the collateral agent for the Secured Parties (as defined below) (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) and as an Issuer (as defined below), JPMORGAN CHASE BANK, N.A., as the syndication agent and as an Issuer, and the various financial institutions and other Persons from time to time party hereto.

W I T N E S S E T H:

WHEREAS, Lenders have agreed to extend certain credit facilities to the Borrowers, in an aggregate principal amount not to exceed $500,000,000, consisting of Term Loans in an aggregate principal amount of $300,000,000 and revolving commitments in an aggregate principal amount of $200,000,000, the proceeds of which will be used, in part, to retire the Company’s 7.875% Senior Secured Notes due 2018 (the “Senior Notes”) and to provide for the ongoing working capital requirements and general corporate purposes of Borrowers and their respective Subsidiaries (including capital expenditures and Permitted Acquisitions); and

WHEREAS, the Guarantors have agreed to guarantee the obligations of Borrowers hereunder and each Borrower and each Guarantor have agreed to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a lien on all Collateral.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1 Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Account” means any account (as that term is defined in Section 9-102 of the UCC) of the Company or any of its Subsidiaries arising from the sale or lease of goods or rendering of services.

“Adjusted Eurocurrency Rate” means, with respect to each Interest Period for a Eurocurrency Loan of any currency, the rate per annum determined by the Administrative Agent by dividing (x) the Eurocurrency Rate by (y) a number equal to 1.00 minus the then-stated Reserve Percentage; provided, that in no event shall the Adjusted Eurocurrency Rate with respect to Term Loans made on the Closing Date be deemed to be less than 0.75% for purposes of this Agreement.

“Administrative Agent” is defined in the preamble and includes each other Person appointed as a successor Administrative Agent pursuant to Section 9.4.

“Affected Lender” is defined in Section 4.10.

“Affiliate” of any Person means any other Person which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means, on any date, this Credit Agreement as originally in effect on the Closing Date and as the same may thereafter from time to time be further amended, supplemented, amended and restated or otherwise modified and in effect on such date.

“All-In Yield” means, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, OID, upfront fees, recurring periodic fees generally payable to the providers of such Indebtedness, any Alternate Base Rate “floor” then in effect or a Eurocurrency Rate “floor” then in effect or otherwise, in each case, incurred or payable by the Borrowers generally to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of its incurrence of such Indebtedness); provided, further, that “All-In Yield” shall not include arrangement fees, structuring fees, commitment or facility fees and underwriting fees or other fees not paid generally to all lenders of such Indebtedness.

“Alternate Base Rate” means, on any date and with respect to all Base Rate Loans, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Effective Rate, in effect on such day, plus  1⁄2 of 1.00%, (b) the Prime Rate in effect on such day, and (c) the Daily LIBOR Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in the Alternate Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

“Alternate Currency” means Euros and any other currency approved by the Administrative Agent and each of the Lenders providing such currency; provided, that such other currency is a lawful currency that is readily available and freely transferable and convertible into Dollars, and a Dollar Equivalent may be calculated.

“Alternate Currency Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make Alternate Currency Loans pursuant to Section 2.1.1(a).

“Alternate Currency Commitment Amount” means, on any date, a maximum amount equal to the Dollar Equivalent of $100,000,000, as such amount may be permanently reduced by Section 2.2. The Alternate Currency Commitment Amount is part of, and not in addition to, the Aggregate Commitments.

“Alternate Currency Equivalent” means, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternate Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternate Currency with Dollars.

“Alternate Currency Loan” means any Revolving Loan or Incremental Term Loan denominated in an Alternate Currency.

“Alternate Source” is defined in the definition of “LIBOR Screen Rate”.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company, the Designated Borrowers or their respective Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means

(a) with respect to Term Loans on the Closing Date, 2.25% for Base Rate Loans and 3.25% for Eurocurrency Loans; and (b) with respect to Revolving Loans, unused Revolving Loan Commitments, Swingline Loans and Letter of Credit Fees, (i) from the Closing Date until to the date on which the Administrative Agent receives a Compliance Certificate pursuant to clause (c) of Section 7.1.1 for the Fiscal Quarter ending September 30, 2014, (A) for the Applicable Margin, 1.75% for Base Rate Loans and 2.75% for Eurocurrency Loans and (B) for unused commitment fees with respect to Revolving Loan Commitments, 0.50%, and (ii) thereafter, the applicable percentage set forth below determined by reference to the Total Debt Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to clause (c) of Section 7.1.1:

Total Debt Leverage Ratio	Applicable Margin for Revolving Base Rate Loans	Applicable Margin for Revolving Eurocurrency Loans	Applicable Commitment Fee Margin for Revolving Loan Commitments
Greater than or equal to 3.00:1.00	2.00%	3.00%	0.50%
Greater than or equal to 2.50:1.00 but less than 3.00:1.00	1.75%	2.75%	0.50%
Less than 2.50:1.00	1.50%	2.50%	0.375%

Changes in the Applicable Margin resulting from a change in the Total Debt Leverage Ratio shall become effective as of the first Business Day immediately following delivery by the Company to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1; provided that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Applicable Margin shall increase, respectively, to the next higher level above the Applicable Margin then in effect, which increased Applicable Margin shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered.

In the event that any financial statement or Compliance Certificate for any Reference Period ending on or after September 30, 2014 delivered pursuant to clauses (a), (b) or (c) of Section 7.1.1 is inaccurate (regardless of whether this Agreement or the Revolving Loan Commitments are in effect when such inaccuracy is discovered) (it being understood and agreed that a change in GAAP that has a retroactive effect shall not cause previously delivered financial statements or Compliance Certificates to be deemed to be inaccurate), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any Fiscal Quarter during such Reference Period (for purposes of this definition, an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Company shall immediately deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the

Company shall immediately pay to the Administrative Agent (for the account of the Revolving Lenders during the Applicable Period or their successors and assigns) the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period; provided, however, that if a proper calculation of the Total Debt Leverage Ratio would have resulted in higher pricing for one or more Applicable Periods and lower pricing for one or more other Fiscal Quarters (due to the shifting of income or expenses from one period to another period or any similar reason reasonably acceptable to the Administrative Agent) during such Reference Period, then the amount payable by the Company shall be based upon the excess, if any, of the amount of interest and fees that should have been paid during such Reference Period (resulting solely from the correction described herein) over the amount of interest and fees paid for such Reference Period. This paragraph shall not limit the rights of the Administrative Agent or the Lenders with respect to Section 3.2.2 and Article VIII hereof, and shall survive the termination of this Agreement for a period of two years.

“Applicant Borrower” is defined in clause (a) of Section 2.13(a).

“Approved Fund” means any Person (other than a natural Person) that (a) is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and (b) is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

“Authorized Officer” means, relative to any Obligor, those of its officers (including, but not limited to, the chief financial officer or treasurer), general partners, managing members or other authorized person(s) (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuers pursuant to Section 5.1.1 or otherwise reasonably acceptable to the Administrative Agent.

“Available” means, in respect of any Alternate Currency and any Lender, that such Alternate Currency is, at the relevant time, readily available to such Lender as deposits in the London or other applicable interbank market in the relevant amount and for the relevant term, is freely convertible into Dollars and is freely transferable for the purposes of this Agreement, but if, notwithstanding that each of the foregoing tests is satisfied:

(a) such Alternate Currency is, under the then current legislation or regulations of the country of such Alternate Currency (or under the policy of the central bank of such country) or the F.R.S. Board, not permitted to be used for the purposes of this Agreement;

(b) there is no, or only insignificant, investor demand for the making of advances having an Interest Period equivalent to that for the Eurocurrency Loan denominated in an Alternate Currency which the Borrowers have requested be made; or

(c) there are policy or other reasons which make it undesirable or impractical for a Lender to make a Eurocurrency Loan denominated in such Alternate Currency available as determined by such Lender in its sole discretion;

then such Alternate Currency may be treated by any Lender as not being Available.

“Base Rate Loan” means a Loan denominated in Dollars bearing interest at a rate determined by reference to the Alternate Base Rate.

“Bona Fide Debt Fund” means any Person (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business.

“Borrower” and “Borrowers” are defined in the preamble.

“Borrowing” means the Loans of the same type and, in the case of Eurocurrency Loans, having the same Interest Period made by all Lenders required to make such Loans on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

“Borrowing Request” means a Loan request and certificate duly executed by an Authorized Officer of a Borrower substantially in the form of Exhibit B-1 hereto.

“Business Day” means: (a) any day which is neither a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law to be closed; and (b) when used in connection with a Eurocurrency Loan for a LIBOR Quoted Currency, the term “Business Day” shall also exclude (i) any day on which banks are not open for general business in London and (ii) with respect to any date for which the payment or purchase of, or the fixing of an interest rate in relation to, any Non-Quoted Currency, any day on which banks are not open for general business in the principal financial center of the country of that currency and, if the Borrowings or Letters of Credit which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in Euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in Euro).

“Capital Securities” means, with respect to any Person, all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated, whether voting or non-voting) of the equity of such Person, including, if such person is a partnership, partnership interests (whether general or limited), if such Person is a limited liability company, membership interests, and, if such Person is a trust, all beneficial interests therein, and shall also include any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such corporation, partnership, limited liability company or trust, whether now outstanding or issued on or after the Closing Date.

“Capitalized Lease Liabilities” means, with respect to any Person, subject to Section 1.4, all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuers or Lenders, as collateral for Letter of Credit Commitments or obligations of Lenders to fund participations in respect of Letter of Credit Commitments, cash or deposit account balances or, if the Administrative Agent and each applicable Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalent Investment” means, at any time:

(a) any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time;

(b) commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s, or (ii) any Lender (or its holding company);

(c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) any Lender;

(d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder;

(e) other corporate debt obligations including corporate bonds, medium term notes, Eurobonds, floating rate notes and auction rate securities (preferred stock or bonds), which (i) in the case of short term securities are issued by an issuer which has at least an A-1 rating or a P1 rating by Moody’s, or (ii) in the case of any other securities referenced in this clause (e), are issued by an issuer with a minimum of two double-A ratings, one of which must be from either S&P or Moody’s;

(f) any other investment approved by the board of directors of the Company that could be considered an “Approved Instrument” pursuant to the Company’s investment policy and that is approved by the Required Lenders; or

(g) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (f) above.

“Cash Management Agreement” is defined in Section 2.3.

“Cash Management Bank” means (a) any Person that is the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate of any of the foregoing at the time it provides any Cash Management Services or Indebtedness of the type described in Section 7.2.2(h) or (l) to the Company or any other Loan Party or any of their respective Subsidiaries, whether or not such Person subsequently ceases to be the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate thereof and (b) solely until the first anniversary of the Closing Date, Citibank N.A. (or an affiliate thereof).

“Cash Management Obligations” means obligations owed by the Company or any Subsidiary to any Cash Management Bank (a) in respect of or in connection with any Cash Management Services or (b) in respect of Indebtedness of the type described in Section 7.2.2(h) or (l) and, in the case of each of clauses (a) and (b), (i) which is set forth on Schedule IV hereto as of the Closing Date or (ii) which has been designated by such Cash Management Bank and the Company, by written notice to the Administrative Agent and the Collateral Agent not later than 90 days after such Cash Management Bank begins providing such Cash Management Services or after the execution and delivery of the agreement evidencing such Indebtedness, as applicable, as Cash Management Obligations; provided that the designation of any obligations as Cash Management Obligations shall not create in favor of any Cash Management Bank any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Agreement or any other Loan Document. Notwithstanding the foregoing, Cash Management Obligations shall not include any Excluded Swap Obligations.

“Cash Management Services” means any agreement or arrangement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer, merchant processing services, and other cash management arrangements to the Company and its Subsidiaries.

“Casualty Event” means the damage, destruction or condemnation, as the case may be, of property of any Person or any of its Subsidiaries.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. §§ 9601 et seq.), and all implementing regulations.

“CERCLIS” means the Comprehensive Environmental Response Compensation Liability Information System List.

“CFC” means a Foreign Subsidiary that is a controlled foreign corporation under Section 957 of the Code.

“Change in Control” means:

(a) any person or group (within the meaning of Sections 13(d) and 14(d) under the Exchange Act), shall become the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of, or enter into contracts or arrangements whereby they will acquire or control, directly or indirectly, Capital Securities or Voting Securities representing 33-1/3% or more of the Capital Securities or Voting Securities of the Company on a fully diluted basis;

(b) during any period of up to 24 consecutive months after the Closing Date, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office; or

(c) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement or agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets.

“Change in Law” means the occurrence after the date of this Agreement of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or Issuer (or, for purposes of Section 4.10, by any lending office of such Lender or by such Lender’s or the Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement;

provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Closing Date” means July 31, 2014.

“Closing Date Certificate” is defined in Section 5.1.3.

“Co-Documentation Agents” means Bank of America, N.A., Fifth Third Bank, KeyBank National Association and Citizens Bank, N.A.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“COF Rate” means the cost for each Lender of funding its pro rata share of Eurocurrency Loan (from whatever source and using whatever methodologies as such Lender may select in its reasonable discretion) at such times as a LIBOR Screen Rate or any local screen rate is not available for the applicable Interest Period and the Agent cannot determine a comparable replacement rate.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted or purported to be granted pursuant to any Loan Document.

“Collateral Agent” is defined in the preamble and includes each other Person appointed as the successor Collateral Agent pursuant to Section 9.4.

“Commitment” means, as the context may require, the Revolving Loan Commitment, the Term Loan Commitment, the Alternate Currency Commitment, the Letter of Credit Commitment or the Swingline Loan Commitment.

“Commitment Amount” means, as the context may require, the Alternate Currency Commitment Amount, the Term Loan Commitment Amount, the Revolving Loan Commitment Amount, the Letter of Credit Commitment Amount or the Swingline Loan Commitment Amount.

“Commitment Termination Event” means:

(a) the occurrence of any Event of Default with respect to the Company described in clauses (a) through (d) of Section 8.1.9; or

(b) the occurrence and continuance of any other Event of Default and either:

(i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or

(ii) the giving of notice by the Administrative Agent, acting at the direction of the Required Lenders or, pursuant to Section 8.3, the Required Revolving Lenders, to the Company that the Commitments have been terminated.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” is defined in clause (a) of Section 9.10.

“Company” is defined in the preamble.

“Competitive Business” means any business that, directly or indirectly, through one or more intermediaries, is engaged in specialty chemicals or performance materials.

“Competitor” means any person who is identified to the Agent in writing as such on or prior to July 8, 2014 that is engaged in a Competitive Business; provided, that the Company shall be permitted to supplement such list in writing to the Agent from time to time after such date to the extent that such supplemented person (a) is an Affiliate of any person identified as a Competitor prior to such date (other than Bona Fide Debt Funds that are Affiliates of Competitors) or (b) is or becomes, or the Company hereafter learns that such Person is, engaged in a Competitive Business (or is an Affiliate of any such Person, other than Bona Fide Debt Funds of such Person). Any supplement to the list of Competitors shall become effective five (5) Business Days after delivery thereof to the Agent. Notwithstanding anything herein to the contrary, in no event shall a supplement to the list of Competitors apply retroactively to disqualify any Person that was a Lender prior to such supplement.

“Compliance Certificate” means a certificate duly completed and executed by an Authorized Officer of the Company, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Company’s compliance with the financial covenants contained herein.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consent Solicitation” means the Company’s solicitation of consents from a majority of the holders of the Senior Notes to amend the Indenture governing the Senior Notes to, among other things, remove certain covenants from such Indenture, which amendment will be effective and applicable to those holders that do not elect to tender their Senior Notes pursuant to the Tender Offer if the Company receives consents from at least a majority of such holders.

“Consolidated EBITDA” means, for any Reference Period, the sum of (a) Consolidated Net Income, plus (b) to the extent deducted in determining Consolidated Net Income, and without duplication, the sum of (i) amortization expense, (ii) income tax expense, (iii) Interest Expense, (iv) depreciation expense, (v) restructuring expenses attributable to the Company’s restructuring (A) in the period from January 1, 2014 to June 30, 2014, in an amount not to exceed $6,300,000, and (B) thereafter, in an aggregate amount, with respect to this subclause (B) only, not to exceed $50,000,000 on and after the Closing Date or $20,000,000 during any Reference Period during such period, (vi) non-recurring fees, non-cash charges, extraordinary losses, cash charges and other cash expenses paid in connection with the preparation, negotiation, approval, execution and delivery of this Agreement, the other Loan Documents and the Transaction (including all Transaction Costs), including, in each case, amendments, waivers and other modifications thereto, (vii) (A) non-cash expenses incurred in connection with asset write-offs or impairments, (B) non-cash items associated with the periodic mark-to-market adjustments to retirement or pension plans and (C) all other non-cash losses (provided that if any such non-cash losses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), (viii) if applicable, any swap or hedge breakage costs relating to interest rate swaps or hedges in effect on the Closing Date (including, without limitation, any such costs incurred in connection with a prepayment of the Term Loans) to the extent any such costs do not constitute Interest Expense, (ix) non-cash losses resulting from mark-to-market accounting treatment of interest rate hedging agreements, (x) non-cash losses resulting from mark-to-market accounting treatment of metals owned by the Company as of the date of determination and recorded as assets on the consolidated balance sheet of the Company and its Subsidiaries, (xi) all charges and associated expenses in connection with the refinancing, retirement or extinguishment of any Indebtedness, including, without limitation, (A) all costs, premiums, penalties and make-whole payments in connection with the repayment of the Senior Notes pursuant to the Tender Offer or redemption thereof and (B) initial issuance costs, prepayment penalties, swap breakage fees and write-off of deferred issuance fees, (xii) non-recurring one-time charges and expenses in an aggregate amount in any Fiscal Year not to exceed $10,000,000 minus (c) to the extent added in determining Consolidated Net Income, the sum of (i) non-cash gains resulting from mark-to-market accounting treatment of interest rate hedging agreements and (ii) non-cash gains resulting from mark-to-market accounting treatment of metals owned by the Company as of the date of determination and recorded as assets on the consolidated balance sheet of the Company and its Subsidiaries.

“Consolidated Net Income” means, for any Reference Period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, in accordance with GAAP, exclusive of all amounts in respect of (A) gains and losses from asset sales; (B) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP; (C) all extraordinary, unusual or non-recurring charges, gains and losses and (D) gains and losses resulting from the extinguishment of Indebtedness of the Company or any of its Subsidiaries), in each case, which would be included as net income on the consolidated financial statements of the Company and its Subsidiaries for such period in accordance with GAAP.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

“Continuation/Conversion Notice” means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the Company, substantially in the form of Exhibit C hereto.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies a such Person (whether through the ability to exercise voting power, by contract or otherwise). “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means an agreement in form and substance reasonably satisfactory to the Collateral Agent which provides for the Collateral Agent to have “control” (as defined in Section 8-106 of the UCC, as such term relates to investment property (other than certificated securities or commodity contracts), or as used in Section 9-106 of the UCC, as such term relates to commodity contracts, or as used in Section 9-104(a) of the UCC, as such term relates to deposit accounts).

“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit C to the Security Agreement.

“Credit Extension” means, as the context may require: (a) the making of a Loan by a Lender; or (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any Existing Letter of Credit, by an Issuer.

“Credit Facilities” means collectively, the Term Facility and the Revolving Facility. On the Closing Date, the aggregate principal amount of the Credit Facilities is $500,000,000.

“Currency” and “Currencies” means Dollars, Euros and any other Alternate Currency.

“Current GAAP Financials” is defined in Section 1.4.

“Daily LIBOR Rate” means, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate for such day (and if such day is not a Business Day, for the immediately preceding Business Day) by (y) a number equal to 1.00 minus the Reserve Percentage on such day. Changes in the rate of interest on that portion of any Swingline Loans maintained as Daily LIBOR Rate Loans will take effect simultaneously with each change in the Daily LIBOR Rate.

“Daily LIBOR Rate Loan” means a Swingline Loan made pursuant to clause (ii) of the second sentence of Section 2.3.2(a) denominated in Dollars bearing interest at a rate determined by reference to the Daily LIBOR Rate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 2.10(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuer, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any Issuer or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.10(b)) upon delivery of written notice of such determination to the Company, each Issuer, each Swingline Lender and each Lender.

“Deposit Account” means a “deposit account” as that term is defined in Section 9-102(a) of the UCC.

“Designated Borrower” is defined in the preamble.

“Designated Borrower Notice” is defined in Section 2.9(a).

“Designated Borrower Obligations” means all Obligations of each Designated Borrower.

“Designated Borrower Request and Assumption Agreement” is defined in clause (a) of Section 2.12.

“Designated Subsidiary Guarantor” means, as for each of the Designated Borrowers, each Subsidiary of such Designated Borrower that has executed and delivered, or is required to execute and deliver, to the Administrative Agent a Subsidiary Guaranty (Foreign) (including by means of a delivery of a supplement thereto) pursuant to Section 2.13(b).

“Disbursement” is defined in Section 2.7.2.

“Disbursement Date” is defined in Section 2.7.2.

“Disclosure Schedule” means the Disclosure Schedule attached hereto as Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Company with the written consent of the Required Lenders.

“Disposition” (or similar words such as “Dispose”) means any sale, transfer, lease, contribution or other conveyance (including by way of merger) of, or the granting of options, warrants or other rights to, any of the Borrowers’ or their Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any other Person in a single transaction or series of transactions, excluding with respect to the Capital Securities of the Company.

“Disqualified Lender” means (a) any Competitor and (b) those banks, financial institutions and other Persons separately identified in writing on a list provided by Borrower to each of the Joint Lead Arrangers (and made available to all Lenders) on or prior to July 8, 2014.

“Dollar” and the sign “$” mean lawful money of the United States.

“Dollar Equivalent” means, as of any date of determination, (a) as to any amount denominated in Dollars, such amount in Dollars, and (b) as to any amount denominated in an Alternate Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent on the basis of the Spot Rate for the purchase of Dollars with such Alternate Currency.

“Domestic Office” means the office of a Lender designated as its “Domestic Office” on Schedule II hereto or in a Lender Assignment Agreement, or such other office within the United States as may be designated from time to time by notice from such Lender to the Administrative Agent and the Company.

“DRE Holdco” means any U.S. Subsidiary that is treated as a disregarded entity for U.S. federal income tax purposes that owns either directly or through a chain of disregarded entities for U.S. federal income tax purposes the Capital Securities of one or more CFCs, other DRE Holdcos and/or Foreign Sub Holdcos.

“Eligible Assignee” means (a) in the case of an assignment of a Term Loan, any Person (other than an Ineligible Assignee) and (b) in the case of an assignment of a Revolving Loan Commitment, (i) a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund or (ii) any other Person (other than an Ineligible Assignee) with the consent of the Company (such consent not to be unreasonably withheld or delayed); provided, that consent of the Company shall not be required if an Event of Default has occurred and is continuing.

“EMU” means Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

“Engagement Letter” means the engagement letter, dated June 26, 2014, among the Company, PNC Capital Markets LLC and J.P. Morgan Securities LLC.

“Environmental Laws” means all applicable foreign, federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 or 303 of ERISA or Section 412 or 430 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30 day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Pension Plan, whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (d) the incurrence by the Company of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of the Company from any Pension Plan or Multiemployer Plan; (e) a determination that any Pension Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, (h) the adoption of any amendment to a Pension Plan that would require the provision of security pursuant to Section 436(f) of the Code; (i) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (j) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in material liability to the Company; (k) the receipt from the Internal Revenue Service of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code; (l) the imposition of a lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan; or (m) the occurrence of any Foreign Benefit Event.

“ESS” is defined in clause (a) of Section 10.11.

“Euro” means the single currency of Participating Member States of the European Union.

“Eurocurrency Loan” means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the Adjusted Eurocurrency Rate.

“Eurocurrency Rate” means, with respect to (a) any Eurocurrency Loans in any LIBOR Quoted Currency and for any applicable Interest Period, the LIBOR Screen Rate and (b) any Eurocurrency Loans in any Non-Quoted Currency and for any applicable Interest Period, the applicable local screen rate at approximately 11:00 a.m., local time, two Business Days prior to the commencement of such Interest Period for deposits in such Non-Quoted Currency and for a period equal in length to such Interest Period; provided, that if a LIBOR Screen Rate or any local screen rate shall not be available at the applicable time for the applicable Interest Period, then the Eurocurrency Rate for such currency and Interest Period shall be a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error).

“Event of Default” is defined in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (a) Zibo Ferro Performance Materials Company, Limited, a company organized under the laws of the People’s Republic of China, (b) Ferro (Suzhou) Performance Materials Co. Ltd, a company organized under the laws of the People’s Republic of China, (c) Ferro Enamel do Brasil Industria e Comercio Ltda., a company organized under the laws of Brazil, and (d) Ferro Holding GmbH, a company organized under the laws of Germany.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) as it relates to all or a portion of the guaranty of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor becomes effective with respect to such Swap Obligation or (b) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

“Exemption Certificate” is defined in clause (e) of Section 4.6.

“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of August 24, 2010 among the Company the Agent and the various financial institutions and other persons party thereto (as amended, restated, supplemented or otherwise modified).

“Existing Credit Facility Termination” means the repayment of outstanding indebtedness under the Existing Credit Agreement and the termination of the Existing Credit Agreement and all commitments in respect thereof, and the release and discharge of all guarantees and collateral provided with respect thereto; provided, that Existing Letters of Credit will be deemed issued under this Agreement.

“Existing Letters of Credit” means all the Letters of Credit outstanding under the Existing Credit Agreement immediately prior to the Closing Date and set forth on Schedule V.

“F.R.S. Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Filing Statements” means all Uniform Commercial Code financing statements or other similar financing statements and Uniform Commercial Code (Form UCC-3) termination statements required pursuant to the Loan Documents.

“Financial Statements” means the financial statements of the Company delivered pursuant to Section 7.1.1.

“Fiscal Quarter” means a quarter ending on the last day of March, June, September or December.

“Fiscal Year” means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the “2014 Fiscal Year”) refer to the Fiscal Year ending on December 31 of such calendar year.

“Foreign Benefit Event” shall mean, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice from a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability in excess of $25,000,000 by the Company under applicable law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Company, or the imposition on the Company of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess of $25,000,000.

“Foreign Plan” shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by the Company or any of its Subsidiaries with respect to employees employed outside the United States.

“Foreign Pledge Agreement” means any supplemental pledge agreement or other security agreement governed by the laws of a jurisdiction other than the United States or a State thereof executed and delivered by the Company or any of its Subsidiaries pursuant to the terms of this Agreement, in form and substance reasonably satisfactory to the Collateral Agent, as may be necessary or desirable under the laws of organization or incorporation of a Subsidiary to further protect or perfect the Lien on and security interest in any Collateral.

“Foreign Sub Holdco” means any U.S. Subsidiary that owns no material assets other than Capital Securities of one or more CFCs and/or DRE Holdcos.

“Foreign Subsidiary” means any Subsidiary that is not a U.S. Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Commitments with respect to Letters of Credit issued by such Issuer other than Letter of Credit Commitments as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fronting Fee” is defined in clause (b) of Section 3.3.2(b).

“GAAP” means, with respect to the interpretation of all accounting terms used herein and in each other Loan Document, the calculation of all accounting determinations and computations required to be made hereunder or thereunder (including under Section 7.2.4 and in respect of any defined terms used herein or in any other Loan Document), those U.S. generally accepted accounting principles applied in the preparation of the audited consolidated Financial Statements.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” is defined in clause (g) of Section 10.11.

“Guarantors” means, collectively, the Company and the Subsidiary Guarantors.

“Guaranty (Domestic)” means the guaranty, dated as of the Closing Date, executed and delivered by an Authorized Officer of the Company and each Subsidiary other than a CFC or Foreign Sub Holdco, in each case, required to execute it or become a party to it pursuant to the terms hereof, substantially in the form attached as Exhibit F hereto.

“Hazardous Materials” mean:

(a) any “hazardous substance”, as defined by CERCLA;

(b) any “hazardous waste”, as defined by the Resource Conservation and Recovery Act, as amended; or

(c) all explosive or radioactive substances or wastes or toxic other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Agreements” means any currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligations” means, collectively, all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers and each other Obligor under each Rate Protection Agreement.

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary whose total assets, as of that date, are less than 5.0% of the Net Tangible Assets of the Company and its Subsidiaries on a consolidated basis and whose gross revenues for the most recent 12-month period do not exceed 5.0% of the consolidated gross revenues of the Company and its Subsidiaries on a consolidated basis for such period, in each case determined in accordance with GAAP; provided, that a Subsidiary may not be designated as an Immaterial Subsidiary if at the time of the designation (i) the total assets of all Immaterial Subsidiaries, in the aggregate, shall exceed 10.0% of the Net Tangible Assets of Borrower and its Subsidiaries at such date or (ii) the gross revenues of all Immaterial Subsidiaries, in the aggregate, shall exceed 10.0% of the consolidated gross revenues of the Company and its Subsidiaries for such period, in each case determined in accordance with GAAP; provided, further, that if an Immaterial Subsidiary ceases to be an Immaterial Subsidiary, it shall become a Subsidiary Guarantor to the extent required to hereunder.

“Impermissible Qualification” means any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of the Company:

(a) which is of a “going concern” or similar nature;

(b) which relates to the limited scope of examination of matters relevant to such financial statement; or

(c) which relates to the treatment or classification of any item in such financial statement and which, if adjusted in the manner deemed appropriate by the Company’s independent public accountants, would have the effect of causing the Company to be in Default.

“Increased Amount Date” is defined in Section 2.11.

“Incremental Assumption Agreement” means an Incremental Assumption Agreement among, and in form and substance reasonably satisfactory to, the Company, the Administrative Agent and one or more Incremental Lenders.

“Incremental Commitment” means the commitment of any Lender, established pursuant to Section 2.11, to make Incremental Term Loans or Incremental Revolving Commitments to the Borrowers.

“Incremental Lenders” is defined in Section 2.11.

“Incremental Revolving Commitments” is defined in Section 2.11.

“Incremental Term Loans” is defined in Section 2.11.

“Indebtedness” of any Person means, without duplication:

(a)(i) all obligations of such Person for borrowed money or advances of any kind and (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than any letter of credit obligations that are cash collateralized), whether or not drawn, and banker’s acceptances issued for the account of such Person;

(c) all Capitalized Lease Liabilities of such Person;

(d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the balance sheet of such Person as of the date at which Indebtedness is to be determined;

(e) net obligations of such Person under Hedge Agreements;

(f) whether or not so included as liabilities in accordance with GAAP, (i) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), and (ii) indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(g) obligations arising under Synthetic Leases;

(h) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and other than in connection with any Permitted Receivables Program;

(i) all obligations (other than intercompany obligations) of such Person pursuant to any Permitted Receivables Program;

(j) the stated value, or liquidation value if higher, of all Redeemable Stock of such Person; and

(k) all Contingent Liabilities of such Person in respect of any of the foregoing.

The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such Person, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness.

“Indemnified Liabilities” is defined in Section 10.4.

“Indemnified Parties” is defined in Section 10.4.

“Indentures” means, that certain Indenture, dated as of August 24, 2010, between the Company and Wilmington Trust Company, as trustee (and any successor trustee(s)).

“Ineligible Assignee” means a natural Person, any Disqualified Lender, any Defaulting Lender, the Company, any Affiliate of the Company or any other Person taking direction from, or working in concert with, the Company or any of the Company’s Affiliates.

“Intellectual Property Security Agreements” is defined in Section 5.1.9.

“Interest Coverage Ratio” means, with respect to any Reference Period, the ratio of (a) Consolidated EBITDA as of the last day of such Reference Period to (b) the sum of (i) Interest Expense actually paid in cash during such Reference Period (excluding (A) initial issuance costs paid in connection with Indebtedness incurred in respect of the Obligations, (B) any make-whole premium, prepayment premium or Interest Expense payable in connection with the Existing Credit Facility Termination or the Senior Notes and (C) if applicable, any swap or hedge breakage costs relating to interest rate swaps or hedges in effect on the Closing Date (including any such costs incurred in connection with a prepayment of the term loans under the Existing Credit Agreement)) and (ii) finance expenses actually paid in connection with the Permitted Receivables Program during such Reference Period; provided, that non-recurring fees, non-cash charges, cash charges and other cash expenses paid in connection with or related to the preparation, negotiation, approval, execution and delivery of this Agreement and the other Loan Documents, including amendments, waivers and other modifications thereto, shall be excluded from clause (b) above. Further, for purposes of calculating the Interest Coverage Ratio for the Fiscal Quarters ending September 30, 2014, December 31, 2014 and March 31, 2015, the denominator of such ratio shall be annualized by (x) multiplying the amount thereof for the one Fiscal Quarter ending September 30, 2014 by 4, (y) multiplying the amount thereof for the two Fiscal Quarters ending December 31, 2014 by 2 and (z) multiplying the amount thereof for the three Fiscal Quarters ending March 31, 2015 by 4/3, and thereafter shall be computed on an actual four-quarter basis.

“Interest Expense” means, for any period, total interest expense of the Company which in accordance with GAAP would be classified as interest expense on the Company’s consolidated income statement.

“Interest Period” means, relative to any Eurocurrency Loan, the period beginning on (and including) the date on which such Eurocurrency Loan is made or continued as, or converted into, a Eurocurrency Loan pursuant to Sections 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the applicable Borrower may select in its relevant notice pursuant to Sections 2.3 or 2.4; provided, that

(a) the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than seven different dates;

(b)(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Loan only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to Eurocurrency Loan that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing; and

(c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

Notwithstanding anything herein to the contrary, each Eurocurrency Loan denominated in an Alternate Currency shall have an Interest Period of one month.

“Investment” means, relative to any Person,

(a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person;

(b) Contingent Liabilities in favor of any other Person; and

(c) any Capital Securities held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof (including subsequent contributions to capital) less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such Investment.

“IRS” means the Internal Revenue Service or any successor thereto.

“ISP Rules” is defined in Section 10.9.

“Issuance Request” means a Letter of Credit request and certificate duly executed by an Authorized Officer of a Borrower, substantially in the form of Exhibit B-2 hereto.

“Issuer” means PNC Bank or JPMCB, in their respective capacity as Issuer of the Letters of Credit, and their respective successors and assigns. At the request of PNC Bank (or its successors or assigns), and with the Company’s consent (not to be unreasonably withheld), another Lender (subject to the agreement of such Lender) or an Affiliate of PNC Bank (or its successors or assigns) may issue one or more Letters of Credit hereunder and shall be deemed to be an Issuer.

“Joint Bookrunner” means each of PNC Capital Markets LLC, J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their respective capacities as joint bookrunners, along with their respective successors and assigns.

“Joint Lead Arranger” means each of PNC Capital Markets LLC, J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in their respective capacities as Joint Lead Arrangers, along with their respective successors and assigns.

“Judgment Currency” is defined in Section 10.16.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Governmental Authority.

“LCA Test Date” means, with respect to any Limited Condition Acquisition, the date on which the definitive documentation with respect to such Limited Condition Acquisition is entered into.

“Lender Assignment Agreement” means an assignment agreement substantially in the form of Exhibit D hereto.

“Lenders” is defined in the preamble.

“Lender’s Environmental Liability” means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys’ fees at trial and appellate levels and experts’ fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or any Issuer or any of such Person’s Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

(a) any Hazardous Material on, in, under or affecting all or any portion of any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, the groundwater thereunder, or, to the extent caused by Releases from the Company’s or any of its Subsidiaries’ or any of their respective predecessors’ properties, any surrounding areas thereof;

(b) any Release or threatened Release of Hazardous Materials by the Company or any of its Subsidiaries or any alleged exposure to Hazardous Materials due to any act or omission of the Company or any of its Subsidiaries;

(c) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

(d) any violation or claim of violation by the Company or any of its Subsidiaries of any Environmental Laws; or

(e) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, Release or threatened Release of Hazardous Material by the Company or any of its Subsidiaries, or in connection with any property owned or formerly owned by the Company or any of its Subsidiaries.

“Letter of Credit” is defined in Section 2.1.2.

“Letter of Credit Commitment” means the relevant Issuer’s obligation to issue Letters of Credit pursuant to Section 2.1.2.

“Letter of Credit Commitment Amount” means, on any date, a maximum amount equal to the Dollar Equivalent of $50,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

“Letter of Credit Outstandings” means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit and (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

“LIBOR Quoted Currency” means USD, EUR, GBP, JPY and CHF.

“LIBOR Screen Rate” means the London interbank offered rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which deposits in such LIBOR Quoted Currency are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent in its reasonable discretion (an “Alternate Source”), for deposits in such LIBOR Quoted Currency for a period equal in length to such Interest Period, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided, that if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever.

“Limited Condition Acquisition” means any Permitted Acquisition that the Company or one or more of its Subsidiaries has contractually committed to consummate, the terms of which do not condition the Company’s or its Subsidiary’s, as applicable, obligations to close such Permitted Acquisition on the availability of third-party financing.

“Loan Documents” means, collectively, this Agreement, the Notes, the Letters of Credit, the Security Documents, each Subsidiary Guaranty and each other agreement, certificate, document or instrument delivered in connection with any Loan Document, whether or not specifically mentioned herein or therein.

“Loan Party” means each of the Borrowers and any affiliated Person that executes this Agreement or any other Loan Document.

“Loans” means, as the context may require, a Revolving Loan, an Alternate Currency Loan, a Term Loan or a Swingline Loan of any type.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition operations, performance or properties of the Company or the Company and its Subsidiaries taken as a whole, (b) the rights and remedies of any Secured Party under any Loan Document or (c) the ability of any Obligor to perform its Obligations under any Loan Document.

“Material Debt” means the Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Swap Agreements, of the Company and its Subsidiaries under (a) the Permitted Receivables Program, and (b) any other Indebtedness of the type set forth in clause (a) of the definition of Indebtedness incurred pursuant to Section 7.2.2(m) in excess of an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Debt Documents” means collectively, the loan agreements, indentures, note purchase agreements, promissory notes, guarantees, and other instruments and agreements evidencing the terms of any Material Debt.

“Material Subsidiary” means, at any time, any Subsidiary which at such time is not an Immaterial Subsidiary.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuers with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuers in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA and in respect of which the Company or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Net Casualty Proceeds” means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Company or any of its Subsidiaries in connection with such Casualty Event in excess of $5,000,000, individually or in the aggregate over the course of a Fiscal Year (net of all reasonable and customary collection expenses thereof), but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by clause (c) of Section 7.2.3 on the property which is the subject of such Casualty Event.

“Net Debt Proceeds” means, with respect to the sale or issuance by the Company or any of its Subsidiaries of any Indebtedness to any other Person after the Closing Date which is not expressly permitted by Section 7.2.2, the excess of (a) the gross cash proceeds actually received by such Person from such sale or issuance, over (b) all customary arranging or underwriting discounts, fees and commissions, and all legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and other customary closing costs and expenses actually incurred in connection with such sale or issuance other than any such fees, discounts, commissions or disbursements paid to Affiliates of the Company or any such Subsidiary in connection therewith.

“Net Disposition Proceeds” means, with respect to any Disposition by the Company, its U.S. Subsidiaries or any Subsidiary Guarantor pursuant to clause (c) of Section 7.2.8 and any cash payment received in respect of promissory notes or other non-cash consideration delivered to the Company or such Subsidiary in respect thereof, the excess of (a) the gross cash proceeds received by the Company or such Subsidiary over (b) the sum of (i) all reasonable and customary legal, investment banking, brokerage and accounting fees and expenses incurred in connection with such Disposition, (ii) all taxes actually paid or accrued by the Company to be payable in cash in connection with such Disposition, (iii) all pension obligations retained by the Company in connection with such Disposition and (iv) payments made by the Company or such Subsidiary to retire Indebtedness (other than the Credit Extensions) where payment of such Indebtedness is required in connection with such Disposition; provided, that if the amount of any accrued taxes pursuant to clause (ii) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds.

“Net Tangible Assets” means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on the balance sheet of the Company and its Subsidiaries on a consolidated basis, as of the end of the most recently ended Fiscal Quarter for which internal financial statements are available, less (a) all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs and (b) current liabilities.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Excluded Taxes” means any Taxes imposed on or with respect to any payment made by or on account of any obligation of any Obligor under any Loan Document other than (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed on or with respect to any Recipient by any Governmental Authority under the laws of which such Recipient is organized or in which it maintains its applicable lending office or (ii) that are Other Connection Taxes, (b) in the case of a Lender with respect to the Obligations of a U.S. Borrower, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 4.10(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.6, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.6(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Non-Quoted Currency” means any currency that is not a LIBOR Quoted Currency.

“Non-U.S. Lender” means any Lender that is not a “United States person”, as defined under Section 7701(a)(30) of the Code.

“Non-U.S. Loan Party” means any Loan Party that is a Loan Party with respect to the Obligations of any Designated Borrower.

“Note” means, as the context may require, a Revolving Note, a Term Note or a Swingline Note.

“Obligations” means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrowers and each other Obligor arising under or in connection with a

Loan Document, including Reimbursement Obligations and the principal of and premium, if any, and interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) on the Loans, all Hedging Obligations and any interest (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding) thereon and all Cash Management Obligations and any interest thereon (including interest accruing during the pendency of any proceeding of the type described in Section 8.1.9, whether or not allowed in such proceeding). Notwithstanding the foregoing, Obligations shall not include any Excluded Swap Obligations.

“Obligor” means, as the context may require, the Borrowers and each other Person (other than a Secured Party) obligated under any Loan Document.

“Organic Document” means, relative to any Obligor, as applicable, its articles or certificate of incorporation, regulations, by-laws, certificate of partnership, partnership agreement, memorandum and articles of association, certificate of formation, limited liability agreement and operating agreement.

“Original Currency” is defined in Section 10.16.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise on account of any payment made under any Loan Document or from the execution, delivery, performance, registration, recording or enforcement of, or otherwise in connection with, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.10(b)).

“Participant” is defined in clause (d) of Section 10.11.

“Participant Register” is defined in clause (e) of Section 10.10.

“Participating Member State” means each country so described in any EMU Legislation.

“Patent Security Agreement” means any Patent Security Agreement executed and delivered by any Obligor in substantially the form of Exhibit A to the Security Agreement.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended and supplemented from time to time.

“Patriot Act Disclosures” means all documentation and other information which a Lender, if subject to the Patriot Act, is required to provide pursuant to the applicable section of the Patriot Act and which required documentation and information the Administrative Agent reasonably requests in order to comply with their ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

“PBGC” means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and as to which the Company or any ERISA Affiliate may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Perfection Certificate” means the Perfection Certificate as provided to the Administrative Agent on the Closing Date.

“Permitted Acquisition” means an acquisition (whether pursuant to an acquisition of Capital Securities, assets or otherwise) by the Company or any of its Subsidiaries from any Person of a business in which the following conditions are satisfied:

(a) immediately before and after giving effect to such acquisition and any related transactions no Default shall have occurred and be continuing or would result therefrom (including under Section 7.1.8 and Section 7.2.1) (in the case of a Limited Condition Acquisition, determined solely as of the LCA Test Date);

(b) the board of directors or other equivalent governing body of such Person shall have not opposed in writing such acquisition;

(c) before and after giving effect to such acquisition and any related transactions, the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such earlier date) (in the case of a Limited Condition Acquisition, determined solely as of the LCA Test Date) and no Default has occurred and is continuing (in the case of a Limited Condition Acquisition, determined solely as of the LCA Test Date) and if the cash consideration for such acquisition is more than $25,000,000, the Company shall certify to the foregoing; and

(d) the Company shall have delivered to the Administrative Agent a Compliance Certificate for the most recently ended Reference Period immediately preceding such acquisition (prepared in good faith and in a manner and using such methodology which is consistent with the most recent Financial Statements) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 7.2.4, such pro forma adjustments being reasonably satisfactory to the Administrative Agent (in the case of a Limited Condition Acquisition, determined solely as of the LCA Test Date); provided, however, that no certificate shall be required under this clause (d) if the cash consideration for such acquisition is less than $25,000,000.

“Permitted Receivables Program” means a receivables program providing for the Disposition by the Company or any of its Subsidiaries of trade receivables and related collateral, credit support and similar rights, to a Person who is not a Subsidiary of the Company or is an SPV; provided, that:

(a) the consideration to be received by the Company and its Subsidiaries for any such Disposition consists of cash, contributions to capital, a deferred purchase price evidenced by a deferred purchase price note or, with respect to Dispositions to an SPV, a credit against any interest and/or principal amounts outstanding owed by the Company or any such Subsidiary to such SPV; and

(b) the aggregate outstanding balance of the Indebtedness in respect of all such programs at any point in time is not in excess of $100,000,000.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Platform” is defined in clause (a) of Section 9.10.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, executed and delivered by the Company and each Subsidiary Guarantor, substantially in the form of Exhibit G hereto, together with any supplemental Foreign Pledge Agreements delivered pursuant to the terms of this Agreement.

“PNC Bank” is defined in the preamble.

“Polymer Additives Business” means the Company’s lines of business such as metallic stearate lubricants and mixed metal heat stabilizers.

“Post-Closing Note Redemption” is defined in Section 7.1.7.

“Potential Corporate Restructuring” means a restructuring of the Company and its Subsidiaries through a series of events pursuant to which the ultimate structure of the Company and its Subsidiaries as provided to the agent on the closing date.

“Prepayment Premium” is defined in Section 3.1.3.

“Prime Rate” means the interest rate per annum announced from time to time by the financial institution then serving as Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by such institution. Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

“Principal Office” means the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania or any successor thereto.

“Prior GAAP Financials” is defined in Section 1.4.

“Published Rate” means the rate of interest published each Business Day in The Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which Dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

“Qualified Counterparty” is defined in the definition of “Rate Protection Agreement.”

“Quarterly Payment Date” means the first day of January, April, July and October, or, if any such day is not a Business Day, the next succeeding Business Day.

“Rate Protection Agreement” means, collectively, any Hedge Agreement (a) entered into by the Company or any Subsidiary (i) solely until the first anniversary of the Closing Date, with Citibank, N.A. (or an affiliate thereof) or (ii) under which the counterparty of such agreement is (or at the time such agreement was entered into, was) the Administrative Agent, a Joint Lead Arranger, a Lender or an Affiliate of any of the foregoing (each of the foregoing described in clauses (i) and (ii), a “Qualified Counterparty”), and (b)(i)which is set forth on Schedule IV hereto as of the Closing Date, (ii) has been designated by such Qualified Counterparty and the Company, by written notice to the Administrative Agent and the Collateral Agent not later than 90 days after the execution and delivery thereof, as a Rate Protection Agreement or (iii) which relates to foreign currency exchange rate contracts and has been provided by an institution under a line of credit designated by such Qualified Counterparty and the Company to the Administrative Agent and the Collateral Agent from time to time; provided, that the designation of any agreement as a Rate Protection Agreement shall not create in favor of any Qualified Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under this Agreement or any other Loan Document.

“Recipient” means the Administrative Agent, any Lender, and any Issuer, as applicable.

“Redeemable Stock” means with respect to any Person any Capital Securities of such Person that (a) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Stated Maturity Date; or (b) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Stated Maturity Date, other than any such repurchase or retirement occasioned by a “change of control” or similar event; provided that Redeemable Stock shall not include the Series A ESOP Convertible Preferred Stock of the Company.

“Reference Period” means any period of four consecutive Fiscal Quarters.

“Refunded Swingline Loans” is defined in clause (b) of Section 2.3.2.

“Register” is defined in clause (a) of Section 2.8.

“Reimbursement Obligation” is defined in Section 2.7.3.

“Release” means a “release”, as such term is defined in CERCLA.

“Remaining Senior Noteholders” means the holders of Senior Notes who elect not to participate in the Tender Offer.

“Replacement Lender” is defined in Section 4.10.

“Replacement Notice” is defined in Section 4.10.

“Repricing Transaction” means the refinancing or repricing by the Company of all or any portion of the Term Loans, the effect of which is to reduce the All-In Yield applicable to the Term Loans (a) with the proceeds of any term loan incurred by the Company (including, without limitation, via any Incremental Commitments or by way of the conversion of the Term Loans into refinancing term loans under the definitive credit documentation) (i) having an All-In Yield that is less than the All-In Yield for the Term Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term Loans or (b) in connection with any amendment to the definitive credit documentation having or resulting in an effective reduction in the

All-In Yield for the Term Loans but, in each case, excluding any new or replacement loans incurred in connection with a Change of Control (it being understood that any Prepayment Premium with respect to a Repricing Transaction shall apply to any required assignment by a non-consenting Lender in connection with any such amendment pursuant to Section 4.10).

“Required Lenders” means, at any time, Lenders holding more than 50% of the Total Exposure Amount; provided, that the Total Exposure Amount of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Required Revolving Lenders” means, at any time, Lenders holding more than 50% of the Revolving Loan Commitment Amount; provided, that the Revolving Loan Commitment Amount of any Defaulting Lender shall be disregarded in the determination of the Required Revolving Lenders at any time.

“Required Term Lenders” means, at any time, Lenders holding more than 50% of the Term Loan Commitment Amount; provided that the Term Loan Commitment Amount of any Defaulting Lender shall be disregarded in the determination of the Required Term Lenders at any time.

“Reserve Percentage” means, as of any day, the maximum percentage in effect on such day, as prescribed by the F.R.S. Board for determining the reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) with respect to Eurocurrency funding.

“Resource Conservation and Recovery Act” means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

“Restricted Payment” means (a) the declaration or payment of any dividend (other than dividends payable solely in Capital Securities of the Company or any Subsidiary) on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Securities of the Company or any Subsidiary or any warrants, options or other right or obligation to purchase or acquire any such Capital Securities, whether now or hereafter outstanding, or (b) the making of any other distribution in respect of such Capital Securities, in each case either directly or indirectly, whether in cash, property or obligations of the Company or any Subsidiary or otherwise.

“Revaluation Date” means, with respect to any Credit Extension denominated in an Alternate Currency, each of the following: (a) in connection with the origination of any new Credit Extension, the Business Day which is the earliest of the date such credit is extended or the date the applicable rate is set; (b) in connection with any extension or conversion or continuation of an existing Loan, the Business Day that is the earlier of the date such Loan is extended, converted or continued, or the date the applicable rate is set; (c) each date a Letter of Credit is issued or renewed pursuant to Section 2.1.2 or amended in such a way as to modify the Letter of Credit Outstandings; (d) the date of any reduction of any of the Revolving Loan Commitment Amount, the Alternate Currency Commitment Amount or the Letter of Credit Commitment Amount pursuant to the terms of Section 2.2; and (e) such additional dates as the Administrative Agent shall deem necessary. For purposes of determining availability hereunder, the rate of exchange for any Alternate Currency shall be the Spot Rate.

“Revolving Exposure” means, relative to any Revolving Lender, at any time, (a) the Dollar Equivalent of the aggregate outstanding principal amount of all Revolving Loans of such Lender at such time, plus (b) such Lender’s Revolving Loan Percentage of the Dollar Equivalent of the Letter of Credit Outstandings, plus (c) such Lender’s Revolving Loan Percentage of the aggregate principal amount outstanding of all Swingline Loans at such time.

“Revolving Facility” means the aggregate principal amount of the Revolving Loan Commitments and Revolving Loans of all Revolving Lenders outstanding under this Agreement. Up to $100,000,000 of Loans under the Revolving Facility are available to the Designated Borrowers in the form of Loans denominated in Euros.

“Revolving Lender” is defined in clause (a) of Section 2.1.1.

“Revolving Loan Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make Revolving Loans pursuant to clause (a) of Section 2.1.1.

“Revolving Loan Commitment Amount” means $200,000,000, as such amount may be (a) reduced from time to time pursuant to Section 2.2 and (b) increased from time to time pursuant to Section 2.11.

“Revolving Loan Commitment Termination Date” means the earliest of:

(a) the Stated Revolving Maturity Date;

(b) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

(c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described above, the Revolving Loan Commitments shall terminate automatically and without any further action.

“Revolving Loan Percentage” means, relative to any Lender, the applicable percentage relating to Revolving Loans set forth opposite its name on Schedule III hereto under the Revolving Loan Commitment column or set forth in a Lender Assignment Agreement under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreements executed by such Lender and its assignee Lender and delivered pursuant to Section 10.11. A Lender shall not have any Revolving Loan Commitment if its percentage under the Revolving Loan Commitment column is zero.

“Revolving Loans” is defined in Section 2.1.1.

“Revolving Note” means a promissory note of the Borrowers payable to any Revolving Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Revolving Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and its successors.

“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission.

“Secured Parties” means, collectively, the Lenders, the Issuers, the Agents, each Qualified Counterparty to a Rate Protection Agreement, each Cash Management Bank with respect to any Cash Management Obligations, each Person to whom an Obligor owes a Secured Obligation (as defined in the Pledge and Security Agreement or any other Loan Document) and, in each case, each of their respective successors, transferees and assigns.

“Securities Account” means a “securities account” as that term is defined in Section 9-102(a) of the UCC.

“Security Documents” means, collectively, the Pledge and Security Agreement, the Intellectual Property Security Agreements, the Foreign Pledge Agreements and each of the other agreements, instruments, documents or supplements pursuant to which the Collateral Agent is granted a Lien to secure the Obligations.

“Senior Notes” is defined in the recitals.

“Solvent” means, with respect to any Person and its Subsidiaries on a particular date, that on such date (a) the fair value of the property of such Person and its Subsidiaries on a consolidated basis is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair salable value of the assets of such Person and its Subsidiaries on a consolidated basis is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it or its Subsidiaries will, incur debts or liabilities beyond the ability of such Person and its Subsidiaries to pay as such debts and liabilities mature, and (d) such Person and its Subsidiaries on a consolidated basis is not engaged in business or a transaction, and such Person and its Subsidiaries on a consolidated basis is not about to engage in a business or a transaction, for which the property of such Person and its Subsidiaries on a consolidated basis would constitute an unreasonably small capital. The amount of Contingent Liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

“SPC” is defined in clause (g) of Section 10.11.

“Specified Assets” means the Polymer Additives Business and non-core assets, including Equity Interests, acquired in connection with a Permitted Acquisition to the extent the Company identified such assets to the Administrative Agent promptly after the Permitted Acquisition.

“Spot Rate” means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (in the applicable time zone) on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“SPV” means Ferro Finance Corporation, an Ohio corporation, and any other Person that is a Subsidiary of the Company that is a special purpose entity, variable interest entity or other bankruptcy remote entity created for the purpose of facilitating a Permitted Receivables Program.

“Stated Amount” means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

“Stated Expiry Date” is defined in Section 2.7.

“Stated Maturity Date” means the latest of the Stated Term Maturity Date and the Stated Revolving Maturity Date.

“Stated Revolving Maturity Date” means with respect to all Revolving Loans, all Swingline Loans and all Letters of Credit, the fifth anniversary of the Closing Date.

“Stated Term Maturity Date” means, with respect to all Term Loans, the seventh-year anniversary of the Closing Date.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each existing and subsequently acquired or organized Subsidiary of the Company (including any Designated Subsidiary Guarantor), other than any SPV, Excluded Subsidiaries or Immaterial Subsidiaries, that has executed and delivered to the Administrative Agent a Subsidiary Guaranty (including by means of a delivery of a supplement thereto).

“Subsidiary Guaranty” means, as applicable, the Guaranty (Domestic) or a Subsidiary Guaranty (Foreign).

“Subsidiary Guaranty (Foreign)” means each subsidiary guaranty executed and delivered by an Authorized Officer of each Subsidiary of a Designated Borrower guaranteeing the Obligations of such Designated Borrower required to execute it or become a party to it pursuant to the terms hereof, substantially consistent with the Guaranty (Domestic), except that such guaranty shall solely be with respect to the Obligations of such Designated Borrower and except for such other changes as are necessary to comply with applicable local law, and otherwise in form and substance reasonable satisfactory to the Administrative Agent.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Lender” means, subject to the terms of this Agreement, PNC Bank and its successors and assigns.

“Swingline Loan” is defined in clause (b) of Section 2.1.1.

“Swingline Loan Commitment” is defined in clause (b) of Section 2.1.1.

“Swingline Loan Commitment Amount” means, on any date, $15,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

“Swingline Note” means a promissory note of the Borrowers payable to the Swingline Lender, in the form of Exhibit A-2 hereto, evidencing the aggregate Indebtedness of the Borrowers to the Swingline Lender resulting from outstanding Swingline Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Syndication Agent” means JPMorgan Chase Bank, N.A. (“JPMCB”).

“Synthetic Lease” means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in Euros.

“Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or additions to tax with respect thereto.

“Tender Offer” means the Company’s offer to purchase from the holders thereof any and all of the Company’s Senior Notes pursuant to the terms and conditions contained in the Tender Offer Documents.

“Tender Offer Documents” means the Company’s Offer to Purchase and Consent Solicitation Statement, dated July 16, 2014, and related Letter of Transmittal and Consent, in each case as amended from time to time.

“Term Facility” means the aggregate principal amount of the Term Loans of all Term Loan Lenders outstanding under this Agreement. On the Closing Date, the aggregate principal amount of the Term Facility is $300,000,000.

“Term Loan Commitment” means, relative to any Lender, such Lender’s obligation (if any) to make Term Loans pursuant to Section 2.1.3.

“Term Loan Commitment Amount” means $300,000,000, as such amount may be (a) reduced from time to time pursuant to Section 2.2 and (b) increased from time to time pursuant to Section 2.11.

“Term Loan Lender” means, at any time, any Lender that holds Term Loans at such time.

“Term Loans” means (a) loans made by the Term Loan Lenders under the Term Facility pursuant to Section 2.1.3 and (b) Incremental Term Loans.

“Term Note” means a promissory note of the Company payable to any Term Loan Lender, substantially in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to such Term Loan Lender resulting from outstanding original Term Loans or new Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

“Termination Date” means the date on which all Obligations have been paid in full in cash, all Letters of Credit have been terminated or expired, and all Commitments shall have terminated (other than Cash Management Obligations, Hedging Obligations, contingent obligations and Letters of Credit which have been Cash Collateralized or other arrangements reasonably satisfactory to the Administrative Agent and the relevant Issuers have been made).

“Total Debt Leverage Ratio” means, with respect to any Reference Period, the ratio of (a) Total Funded Indebtedness as of the last day of such Reference Period (excluding, for the period from the Closing Date to the day that is 45 days after the Closing Date, the Senior Notes) to (b) Consolidated EBITDA for such Reference Period.

“Total Exposure Amount” means, on any date of determination (and without duplication), the Dollar Equivalent (determined as of the most recent Revaluation Date) of the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit outstanding and the unfunded amount of any Commitments then in effect.

“Total Funded Indebtedness” means, on any date, without duplication, the outstanding principal amount of all Indebtedness of the Company and its Subsidiaries of the type referred to in clause (a) (which, in the case of the Loans, shall be deemed to equal the Dollar Equivalent (determined as of the most recent Revaluation Date) for any Loans denominated in an Alternate Currency), clause (b) (which, in the case of Letter of Credit Outstandings, shall be deemed to equal the Dollar Equivalent (determined as of the most recent Revaluation Date) for any Letter of Credit Outstandings denominated in an Alternate currency), clause (c), clause (g), clause (i) and clause (j), in each case of the definition of “Indebtedness” (exclusive of intercompany Indebtedness between the Company and its Subsidiaries) and any Contingent Liability in respect of any of the foregoing.

“Total Net Debt Leverage Ratio” means, with respect to any Reference Period, the ratio of (a) Total Funded Indebtedness as of the last day of such Reference Period minus the aggregate amount of domestic unrestricted cash and Cash Equivalent Investments on the balance sheet of the Company and its U.S. Subsidiaries as of such date to (b) Consolidated EBITDA for such Reference Period.

“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by any Obligor substantially in the form of Exhibit B to the Pledge and Security Agreement.

“Tranche” is defined in Section 2.11.

“Transaction Costs” is defined in the definition of “Transactions”.

“Transactions” means collectively, (a) the execution, delivery and performance by the Obligors of the Loan Documents to which they are a party, (b) the initial Credit Extensions hereunder and the use of proceeds of the Credit Extensions, (c) the grant of Liens pursuant to the Loan Documents, (d) the Existing Credit Facility Termination, (e) the Tender Offer, (f) the Consent Solicitation and the consummation of the transactions contemplated by the Tender Offer Documents, (g) any other transactions related to or entered into in connection with any of the foregoing and (h) the payment of fees and expenses incurred in connection with or related to the foregoing, including swap termination fees (the “Transaction Costs”).

“Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht, the Kingdom of Netherlands, on February 1, 1992 and came into force on November 1, 1993), as amended from time to time.

“type” means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan, a Daily LIBOR Rate Loan or a Eurocurrency Loan.

“U.S. Borrower” means a Borrower that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia.

“U.S. Loan Party” means any Loan Party that is a Loan Party with respect to the Obligations of any U.S. Borrower.

“U.S. Subsidiary” means any Subsidiary that is incorporated or organized under the laws of the United States, a state thereof or the District of Columbia.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Collateral Agent pursuant to the applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Loan Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection.

“UCP Rules” is defined in Section 10.9.

“United States” or “U.S.” means the United States of America, its fifty states and the District of Columbia.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Welfare Plan” means a “welfare plan”, as such term is defined in Section 3(1) of ERISA.

“Wholly Owned Subsidiary” means any Subsidiary all of the outstanding Capital Securities of which (other than any director’s qualifying shares or investments by foreign nationals mandated by applicable laws) is owned directly or indirectly by the Company.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a “complete withdrawal” or “partial withdrawal” from such Multiemployer Plan, as such terms are defined in Section 4201(b) of ERISA.

SECTION 1.2 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

a)	The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person will be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation will, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

b)	In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

SECTION 1.3 Cross-References. Unless otherwise specified, references in a Loan Document to any Article, Section, Exhibit or Schedule are references to such Article or Section of such Loan Document or to such Exhibit or Schedule to such Loan Document, and references in any Article, Section, Exhibit, Schedule or definition to any clause are references to such clause of such Article, Section, Exhibit, Schedule or definition.

SECTION 1.4 Accounting and Financial Determinations.

(a) Unless otherwise specified, all accounting terms used in each Loan Document shall be interpreted, and all accounting determinations and computations thereunder (including under Section 7.2.4 and the definitions used in such calculations) shall be made, in accordance with GAAP. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a consolidated basis for the Company and its Subsidiaries, in each case without duplication.

(b) As of any date of determination, for purposes of determining the Interest Coverage Ratio, the Total Net Debt Leverage Ratio or the Total Debt Leverage Ratio (and any

financial calculations required to be made or included within such ratios or definition, or required for purposes of preparing any Compliance Certificate to be delivered pursuant to the definition of “Permitted Acquisition”), the calculation of such ratios and other financial calculations shall include or exclude, as the case may be, the effect of any assets or businesses that have been acquired or Disposed of (but only if (i) the Net Disposition Proceeds resulting from such Disposition are more than $10,000,000 and (ii) the Consolidated EBITDA attributable to the Disposed assets or businesses exceeds 1% of Consolidated EBITDA for the Reference Period most recently ended for which financial statements of the Company have been or are being, as the case may be, delivered to the Administrative Agent; provided, that if the Consolidated EBITDA attributable to the Disposed business is less than $0, then only clause (i) or (ii) needs to be satisfied) by the Company or any of its Subsidiaries pursuant to the terms hereof (including through mergers or consolidations) as of such date of determination, as determined by the Company on a pro forma basis in accordance with GAAP, which determination may include one-time adjustments or reductions in costs, if any, and other cost savings, synergies and expenses directly attributable to any such permitted Disposition or Permitted Acquisition, as the case may be, in each case (A) calculated in accordance with Regulation S-X of the Securities Act of 1933, as amended from time to time, and any successor statute, or having been certified by the Chief Financial Officer of the Company as having been prepared in good faith based upon reasonable assumptions, for the Reference Period most recently ended for which financial statements of the Company have been or are being, as the case may be, delivered to the Administrative Agent (without giving effect to any cost-savings or adjustments relating to synergies resulting from a Permitted Acquisition except as the Administrative Agent shall otherwise agree) and (B) giving effect to any such Permitted Acquisition or permitted Disposition as if it had occurred on the first day of such Reference Period.

(c) If the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VII or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article VII or any related definition for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Company and the Required Lenders. In the event of any such notification from the Company or the Administrative Agent and until such notice is withdrawn or such covenant is so amended, the Company will furnish to each Lender and the Administrative Agent, in addition to the Financial Statements (the “Current GAAP Financials”), (i) the financial statements described in such Section based upon GAAP as in effect at the time such covenant was agreed to (the “Prior GAAP Financials”) and (ii) a reconciliation between the Prior GAAP Financials and the Current GAAP Financials.

(d) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of calculations made pursuant to the terms of this Agreement or any other Loan Document, (a) GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2012 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2012, notwithstanding any modifications or interpretive changes thereto that may occur thereafter and (b) no effect shall be given to any election under Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Company or any Subsidiary at “fair value”, as defined therein.

SECTION 1.5 Exchange Rates; Currency Equivalents. The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of Credit Extensions and amounts outstanding hereunder denominated in Alternate Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Administrative Agent. Wherever in this Agreement in connection with a Credit Extension, conversion, continuation or prepayment of a Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Credit Extension is denominated in an Alternate Currency, such amount shall be the relevant Alternate Currency Equivalent of such Dollars, as determined by the Administrative Agent.

SECTION 1.6 Redenomination of Certain Foreign Currencies and Computation of Dollar Amounts. Each obligation of the Borrowers hereunder to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Credit Extension in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Credit Extension, at the end of the then current Interest Period. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro. References herein to minimum Dollar amounts and integral multiples stated in Dollars, where they shall also be applicable to Alternate Currency, shall be deemed to refer to approximate Alternate Currency Equivalents.

SECTION 1.7 American Legal Terms. References to any legal term or concept (including without limitation those for any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) shall in respect of any jurisdiction other than the United States be construed as references to the term or concept which most nearly corresponds to it in that jurisdiction.

ARTICLE II

COMMITMENTS, BORROWING AND ISSUANCE

PROCEDURES, NOTES AND LETTERS OF CREDIT

SECTION 2.1 Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuers severally agree to make Credit Extensions as set forth below.

Section 2.1.1 Revolving Loans and Swingline Loans.

(a) From time to time on any Business Day occurring on and after the Closing Date, but prior to the Revolving Loan Commitment Termination Date, each Lender that has a

Revolving Loan Commitment (referred to as a “Revolving Lender”) agrees that it will make loans (relative to such Lender, its “Revolving Loans”) (i) to the Company, denominated in Dollars, and (ii) to any Designated Borrower, denominated in an Alternate Currency, in each case, equal to such Lender’s Revolving Loan Percentage of the Dollar Equivalent (determined as of the most recent Revaluation Date) of the aggregate amount of each Borrowing of the Revolving Loans requested by the applicable Borrower to be made on such day; and

(b) From time to time on any Business Day occurring on and after the Closing Date, but prior to the Revolving Loan Commitment Termination Date, the Swingline Lender agrees that it will make loans (its “Swingline Loans”) denominated in Dollars to the Company equal to the principal amount of the Swingline Loan requested by the Company to be made on such day. The Commitment of the Swingline Lender described in this clause is herein referred to as its “Swingline Loan Commitment”.

On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans and Swingline Loans. No Revolving Lender shall be permitted or required to make any Revolving Loan if, after giving effect thereto, (a) the Dollar Equivalent of such Lender’s Revolving Exposure would exceed such Lender’s Revolving Loan Percentage of the then existing Revolving Loan Commitment Amount, (b) the Dollar Equivalent of the aggregate principal amount of Alternate Currency Loans, together with the Dollar Equivalent of Letters of Credit outstanding denominated in an Alternate Currency, would exceed the Alternate Currency Commitment Amount, or (c) the Dollar Equivalent of the aggregate amount of Revolving Loans and Swingline Loans outstanding together with the Dollar Equivalent of Letters of Credit Outstanding would exceed the Revolving Loan Commitment Amount. Furthermore, the Swingline Lender shall not be permitted or required to make Swingline Loans if, after giving effect thereto, (i) the aggregate outstanding principal amount of all Swingline Loans would exceed the then existing Swingline Loan Commitment Amount or (ii) unless otherwise agreed to by the Swingline Lender, in its sole discretion, the sum of all Swingline Loans and Revolving Loans made by the Swingline Lender plus the Swingline Lender’s Revolving Loan Percentage of the aggregate amount of Letter of Credit outstanding would exceed the Swingline Lender’s Revolving Loan Percentage of the then existing Revolving Loan Commitment Amount.

Section 2.1.2 Letter of Credit Commitment. Each of the parties hereto acknowledges and agrees that the Existing Letters of Credit shall continue as Letters of Credit for all purposes under this Agreement and the Loan Documents. From time to time on any Business Day occurring from the Closing Date but three days prior to the Revolving Loan Commitment Termination Date, the relevant Issuer agrees that it will:

(a) issue one or more standby letters of credit or commercial letters of credit (relative to such Issuer, its “Letter of Credit”) in Dollars or in an Alternate Currency for the account of any Borrower or any Subsidiary (in which case the Company shall also have reimbursement obligations relating to such Letters of Credit) in the Stated Amount requested by the applicable Borrower on such day; or

(b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder.

No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the Dollar Equivalent (determined as of the most recent Revaluation Date) of the aggregate amount of all Letter of Credit Outstandings would exceed the then existing Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount.

Section 2.1.3 Term Loans. Each Term Loan Lender agreed to make a loan to the Company on the Closing Date in an aggregate amount not to exceed its Term Loan Commitment Amount set forth opposite its name on Schedule III. The Term Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.3.1 and 2.7. Subject to Sections 3.1.1 and 3.3, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Stated Term Maturity Date. The Term Loan Commitments of each Term Loan Lender shall be automatically and permanently reduced to zero Dollars upon the funding of the Term Loans to be made by such Term Loan Lenders on the Closing Date. No amounts paid or prepaid with respect to Term Loans may be reborrowed.

SECTION 2.2 Reduction of the Commitment Amounts. The Company may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce any Commitment Amount on the Business Day so specified by the Company; provided that all such reductions shall require at least three Business Days’ prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $10,000,000 and in an integral multiple of $1,000,000, provided, further, that the Company shall have the right, upon five Business Days’ written notice to, and the consent (not to be unreasonably withheld or delayed) of, the Administrative Agent, to automatically and without any further action by any Person and notwithstanding anything contained herein to the contrary and subject to the reallocation (or cash collateralization) of Letter of Credit Outstandings and participations in Swingline Loans pursuant to Section 2.10, to permanently terminate any then unfunded Revolving Loan Commitments of a Defaulting Lender, whereupon such Defaulting Lender shall cease to have any Revolving Loan Commitments hereunder and the Company shall not be permitted to reborrow any outstanding Revolving Loans of such Defaulting Lender that are repaid or prepaid hereunder (and, for the avoidance of doubt, upon any such repayment or prepayment, the Revolving Loan Commitment of such Defaulting Lender corresponding to the amount so repaid or prepaid shall be deemed permanently terminated). Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the sum of (a) the Swingline Loan Commitment Amount, (b) the Alternate Currency Commitment Amount and (c) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swingline Loan Commitment Amount, Alternate Currency Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Borrowers in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swingline Lender, any Revolving Lender or any Issuer.

SECTION 2.3 Borrowing Procedures. Loans (other than Swingline Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swingline Loans shall be made by the Swingline Lender in accordance with Section 2.3.2.

Section 2.3.1 Borrowing Procedure. In the case of Loans (other than Swingline Loans), by delivering a Borrowing Request to the Administrative Agent on or before 12:00 noon on a Business Day, the Borrowers may from time to time irrevocably request, on the proposed date of the Borrowing in the case of Base Rate Loans, or on three Business Days’ notice in the case of Eurocurrency Loans denominated in Dollars, or on no less than five Business Days’, in the case of Alternate Currency Loans, that a Borrowing be made, in the case of Eurocurrency Loans, in a minimum amount of $5,000,000 (or the Dollar Equivalent thereof) and an integral multiple of $1,000,000 (or the Dollar Equivalent thereof), in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $100,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day and in the Currency specified in such Borrowing Request. In the case of Loans (other than Swingline Loans), on or before 2:00 p.m. on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender’s Revolving Loan Percentage of the requested Borrowing. Such deposit will be made to the applicable account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower by wire transfer to the account such Borrower shall have specified in its Borrowing Request. No Lender’s obligation to make any Loan shall be affected by any other Lender’s failure to make any Loan.

Section 2.3.2 Swingline Loans; Participations, etc.

(a) By telephonic notice to the Swingline Lender on or before 2:00 p.m. on a Business Day (promptly confirmed in writing if so requested by the Swingline Lender), the Borrowers may from time to time irrevocably request that Swingline Loans be made by the Swingline Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000. All Swingline Loans shall be made as (i) Base Rate Loans and shall not be entitled to be converted into Eurocurrency Loans or (ii) Daily LIBOR Rate Loans and shall not be entitled to be converted into Eurocurrency Loans. The proceeds of each Swingline Loan shall be made available by the Swingline Lender to the applicable Borrower by wire transfer to the account such Borrower shall have specified in its notice therefor by the close of business on the Business Day telephonic notice is received by the Swingline Lender. Upon the making of each Swingline Loan, and without further action on the part of the Swingline Lender or any other Person, each Revolving Lender (other than the Swingline Lender) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Swingline Loan, and such Revolving Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing within one Business Day the Swingline Lender for Swingline Loans which have not been reimbursed by the Company in accordance with the terms of this Agreement.

(b) If (i) any Swingline Loan shall be outstanding for more than thirty Business Days, (ii) any Swingline Loan is or will be outstanding on a date when any Borrower requests that a Revolving Loan be made, or (iii) any Default shall occur and be continuing, then each Revolving Lender (other than the Swingline Lender) irrevocably agrees that it will, at the request of the Swingline Lender, make a Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender’s Revolving Loan Percentage of the aggregate principal amount of all such Swingline Loans then outstanding (such outstanding Swingline Loans hereinafter referred to as the “Refunded Swingline Loans”). On or before 11:00 a.m. on the first Business Day following receipt by each Revolving Lender of a request to make Revolving Loans as provided in the preceding sentence, each Revolving Lender shall deposit in an account specified by the Swingline Lender the amount so requested in same day funds and such funds shall be applied by the Swingline Lender to repay the Refunded Swingline Loans. At the time the Revolving Lenders make the above referenced Revolving Loans, the Swingline Lender shall be deemed to have made, in consideration of the making of the Refunded Swingline Loans, Revolving Loans in an amount equal to the Swingline Lender’s Revolving Loan Percentage of the aggregate principal amount of the Refunded Swingline Loans. Upon the making (or deemed making, in the case of the Swingline Lender) of any Revolving Loans pursuant to this clause, the amount so funded shall become an outstanding Revolving Loan and shall no longer be owed as a Swingline Loan. All interest payable with respect to any Revolving Loans made (or deemed made, in the case of the Swingline Lender) pursuant to this clause shall be appropriately adjusted to reflect the period of time during which the Swingline Lender had outstanding Swingline Loans in respect of which such Revolving Loans were made. Each Revolving Lender’s obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, any Obligor or any Person for any reason whatsoever; (B) the occurrence or continuance of any Default; (B) any adverse change in the condition (financial or otherwise) of any Obligor; (D) the acceleration or maturity of any Obligations or the termination of any Commitment after the making of any Swingline Loan; (E) any breach of any Loan Document by any Person; or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(c) In addition to making Swingline Loans pursuant to the foregoing provisions of this Section 2.3, without the requirement for a specific request from the Borrowers pursuant to Section 2.3.2(a), the Swingline Lender may make Swingline Loans to the Borrowers in accordance with the provisions of any agreements between one or more of the Borrowers and the Swingline Lender relating to the Borrowers’ deposit, sweep and other accounts with the Swingline Lender and related arrangements and agreements regarding the management and investment of the Borrowers’ cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrowers’ accounts which are subject to the provisions of the Cash Management Agreements. Swingline Loans made pursuant to this Section 2.3.2(c) in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.1, (ii) be subject to any limitations as to individual amount set forth in the Cash Management Agreement, (iii) be payable by the Borrowers, both as to principal and interest, at the times set forth in the Cash Management Agreements (but in no event later than the Revolving Loan Commitment Termination Date), (iv) not be made at any time after the Swingline Lender has notice of the occurrence and during the continuance of a Default or Event of Default, (v) if not repaid by the Borrowers in accordance with the provisions of the Cash Management Agreements, be subject to each Revolving Lender’s obligation to purchase participating interests therein pursuant to Section 2.3.2(b), and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.3.

SECTION 2.4 Continuation and Conversion Elections. By delivering prior telephonic notice to the Administrative Agent on or before 11:00 a.m. on a Business Day (such notice to be confirmed in writing within 24 hours thereafter by delivery of a Continuation/Conversion Notice), any Borrower may from time to time irrevocably elect:

(a) on not less than three Business Days’ notice, the conversion of any Base Rate Loan into one or more Eurocurrency Loans denominated in Dollars or the continuation of any Eurocurrency Loan denominated in Dollars as a Eurocurrency Loan so denominated; and

(b) on not less than five Business Days’ notice, the continuation of any Eurocurrency Loan denominated in an Alternate Currency as a Eurocurrency Loan denominated in such Alternate Currency;

provided that any portion of any Loan which is continued or converted hereunder shall be in a minimum amount of $1,000,000 and in an integral multiple amount of $1,000,000; and provided further that in the absence of prior notice (which notice may be delivered telephonically followed by written confirmation within 24 hours thereafter by delivery of a Continuation/Conversion Notice) with respect to any Eurocurrency Loan denominated in Dollars at least three Business Days (or, with respect to any

Eurocurrency Loan denominated in an Alternate Currency, at least five Business Days) before the last day of the then current Interest Period with respect thereto, such Eurocurrency Loan shall, on such last day, automatically convert to a Base Rate Loan (and any such Eurocurrency Loan denominated in an Alternate Currency shall be redenominated in Dollars); provided that (i) each such conversion or continuation shall be prorated among the applicable outstanding Loans of all Lenders that have made such Loans, and (ii) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Eurocurrency Loans when any Default has occurred and is continuing.

SECTION 2.5 Alternate Currency Loans.

(a) If any Borrower requests a Borrowing in an Alternate Currency, or if pursuant to any Continuation/Conversion Notice a Borrower elects to continue any Eurocurrency Loan denominated in an Alternate Currency, the Administrative Agent shall in the notice given to the Revolving Lenders pursuant to Section 2.3 or Section 2.4, as the case may be, give details of such request or election including, without limitation, as the case may be, the aggregate principal amount of the Borrowing in such Alternate Currency to be made by each Lender pursuant to the terms of this Agreement or the aggregate principal amount of such Eurocurrency Loans to be continued by each Lender pursuant to the terms of this Agreement.

(b) Each Lender shall be treated as having confirmed that the Alternate Currency requested, or elected by the applicable Borrower to be continued, is Available to it unless no later than 9:00 a.m. on the day three Business Days before the date of the requested Borrowing or the proposed continuation it shall have notified the Administrative Agent that such Alternate Currency is not Available.

(c) In the event that the Administrative Agent has received notification from any of the Lenders that the Alternate Currency requested or elected by the applicable Borrower to be continued is not Available, then the Administrative Agent shall notify such Borrower and the Lenders no later than 10:00 a.m. on the day three Business Days before the date of the proposed Borrowing or proposed continuation.

(d) If the Administrative Agent notifies a Borrower pursuant to clause (c) above that any of the Lenders has notified the Administrative Agent that the Alternate Currency requested or elected by such Borrower to be continued or converted is not Available, such notification shall (i) in the case of any Borrowing Request, revoke such Borrowing Request and (ii) in the case of any Continuation/Conversion Notice, such continuation/conversion with respect thereto shall be deemed withdrawn and such Alternate Currency Loans shall be redenominated into Base Rate Loans. The Administrative Agent will promptly notify the Borrowers and the Lenders of any such redenomination and in such notice by the Administrative Agent to each Lender the Administrative Agent will state the aggregate Dollar Equivalent amount of the redenominated Alternate Currency Loans as of the Revaluation Date with respect thereto and such Lender’s Revolving Loan Percentage thereof.

(e) Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Required Lenders, all or any part of any outstanding Alternate Currency Loans shall be redenominated and converted into Base Rate Loans on the last day of the Interest Period with respect to any such Alternate Currency Loans. The Administrative Agent will promptly notify the applicable Borrowers and the applicable Revolving Lenders, as the case may be, of any such redenomination and conversion request.

SECTION 2.6 Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurocurrency Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such Eurocurrency Loan; provided that such Eurocurrency Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such Eurocurrency Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Sections 4.1, 4.2, 4.3 or 4.4 it shall be conclusively assumed that each Lender elected to fund all Eurocurrency Loans by purchasing deposits in the relevant Currency in its Domestic Office’s interbank Eurodollar market. Each Lender may, at its option, make any Loan available to any Designated Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Designated Borrower to repay such Alternate Currency Loan in accordance with the terms of this Agreement.

SECTION 2.7 Issuance Procedures. By delivering to the Administrative Agent an Issuance Request on or before 12:00 noon on a Business Day, the Borrowers may from time to time irrevocably request on not less than three Business Days’ notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days’ prior notice, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit (in each case, unless a shorter notice period is agreed to by the relevant Issuer, in its sole discretion), that an Issuer issue, or extend the Stated Expiry Date of, a Letter of Credit in such form as may be requested by the applicable Borrower and approved by such Issuer, solely for the purposes described in Section 7.1.7. Upon receipt of an Issuance Request, the Administrative Agent shall notify the Company and the Issuer whether, after giving effect to the issuance of the applicable Letter of Credit, (a) the Dollar Equivalent (determined as of the most recent Revaluation Date) of the aggregate amount of all Letter of Credit Outstandings would exceed the then existing Letter of Credit Commitment Amount and (b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding would exceed the then existing Revolving Loan Commitment Amount. Each Letter of Credit shall by its terms be stated to expire on a date (its “Stated Expiry Date”) no later than the earlier to occur of (i) five Business Days prior to the Revolving Loan Commitment Termination Date and (ii) (unless otherwise agreed to by an Issuer, in its sole discretion), thirteen months from the date of its issuance; provided that any Letter of Credit may provide for renewal periods of up to one year so long as such renewal periods do not exceed the date set forth in clause (i). Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues. Notwithstanding the foregoing, all Letters of Credit issued hereunder shall be subject to the customary procedures of the applicable Issuer.

Section 2.7.1 Other Lenders Participation. Upon the issuance of each Letter of Credit, and without further action, each Revolving Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Revolving Lender shall, to the extent of its Revolving Loan Percentage, be responsible for reimbursing the Issuer within one Business Day of receiving notice from the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section 2.7.2 and Section 2.7.3 (with the terms of this Section surviving the termination of this Agreement). In addition, such Revolving Lender shall, to the extent of its Revolving Loan Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.2 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.2(b)) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Revolving Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.

Section 2.7.2 Disbursements. An Issuer will notify the applicable Borrower and the Administrative Agent promptly of the presentment of any drawing under a Letter of Credit issued by such Issuer, together with notice of the date (the “Disbursement Date”) such payment shall be made (each such payment, a “Disbursement”). Subject to the terms and provisions of such Letter of Credit, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. on the Business Day following the Disbursement Date, the applicable Borrower will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, such payments to be made in Dollars (and in the amount which is the Dollar Equivalent of any such payment or disbursement made or denominated in an Alternate Currency) together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the Obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is a Borrower or a Subsidiary).

Section 2.7.3 Reimbursement. The obligation (a “Reimbursement Obligation”) of the Borrowers under Section 2.7.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrowers to reimburse an Issuer, each Revolving Lender’s obligation under Section 2.7.1 to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or such Revolving Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer’s good faith opinion, such Disbursement is determined to be appropriate); provided that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrowers or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence, bad faith or willful misconduct on the part of such Issuer.

Section 2.7.4 Cash Collateralization. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuer (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.10(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuers and the Revolving Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Commitments, to be applied pursuant to clause (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuers as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.7.4 or Section 2.10 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Commitments (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.7.4 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuer that there exists excess Cash Collateral; provided, that, subject to Section 2.10 the Person providing Cash Collateral and each Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

Section 2.7.5 Nature of Reimbursement Obligations. The Borrowers, each other Obligor and, to the extent set forth in Section 2.7.1, each Revolving Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence, bad faith or willful misconduct) shall be responsible for:

(a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if such Issuer shall have been notified thereof);

(b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

(c) failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to demand payment under a Letter of Credit or any other claim of the Borrowers against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Borrowers and any beneficiary of any Letter of Credit or any such transferee;

(d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

(e) any loss or delay in-the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit;

(f) errors in interpretation of technical terms;

(g) the misapplication or non-application by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

(h) any consequences arising from causes beyond the control of such Issuer, including any governmental acts and none of the above shall affect or impair, or prevent the vesting of, any of such Issuer’s rights or powers hereunder.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Revolving Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence, bad faith or willful misconduct) shall be binding upon each Obligor and each Lender, and shall not put such Issuer under any resulting liability to any Obligor or any Lender, as the case may be.

Without limiting the generality of the foregoing, each Issuer (i) may rely on any oral or other communication believed in good faith by such Issuer to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by such Issuer; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on such Issuer in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

SECTION 2.8 Register; Notes. The Register shall be maintained on the following terms.

(a) The Borrowers hereby designate the Administrative Agent to maintain a register (the “Register”) on which the Administrative Agent will record the names and addresses of the Lenders, and the Commitments of, and principal amounts of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time, annexed to which the relevant Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11. Failure to make any recordation, or any error in such recordation, shall not affect any Obligor’s Obligations. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered (or, if applicable, to which a Note has been issued) as the owner thereof for the purposes of all Loan Documents, notwithstanding notice or any provision herein to the contrary. Any assignment or transfer of a Commitment or the Loans made pursuant hereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement that has been executed by the requisite parties pursuant to Section 10.11. No assignment or transfer of a Lender’s Commitment or Loans shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

(b) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender a Note evidencing the Loans made by, and payable to, such Lender in a maximum principal amount equal to such Lender’s Revolving Loan Percentage of the original applicable Commitment Amount. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Obligor absent manifest error; provided, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Obligor.

SECTION 2.9 Designated Borrowers.

(a) The Company may at any time, upon not less than thirty Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate one or more Wholly Owned Subsidiaries organized under the laws of Ireland or the Kingdom of the Netherlands (each an “Applicant Borrower”), as a Designated Borrower to receive Loans denominated in either or Dollars or an Alternate Currency under the Revolving Facility by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each applicable Lender) a duly executed notice and agreement in substantially the form of Exhibit H-1 (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to become a Designated Borrower, the Administrative Agent and the Lenders shall have received (i) such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent (it being agreed that the forms of deliverables made on the Closing Date are reasonably satisfactory to the Administrative Agent), as may be required by the Administrative Agent in its sole discretion, and Notes signed by such new Borrowers to the extent any Lenders so require and (ii) if the Applicant Borrower is organized or incorporated in or under the laws of, or for applicable Tax purposes is resident of or treated as engaged in a trade or business in, any jurisdiction other than a jurisdiction in or under the laws of which at least one of the then-existing Borrowers is organized or incorporated on the date such Designated Borrower Request and Assumption Agreement is delivered to the Administrative Agent, an amendment of this Agreement (which may include, without limitation, the definition of “Non-Excluded Taxes”, Section 4.6 and any applicable representation and warranty, covenant or condition to Credit Extension) and the other Loan Documents to include such Subsidiary as a Borrower hereunder, which amendment must be as mutually agreed by the Administrative Agent, the Borrower, the applicable Applicant Borrower and each Revolving Lender and, if applicable, each Incremental Lender providing any Incremental Commitments to such Designated Borrower as of such date (provided that no such amendment shall materially adversely affect the rights of any Lender that has not consented to such amendment). Promptly following receipt of all such documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit H-2 (a “Designated Borrower Notice”) to the Company, the Issuer and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Alternate Currency Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, each of the parties acknowledges and agrees that the Obligations of any Designated Borrower under this Agreement or any other Loan Document shall be several but not joint with the Obligations of the Company or any other Designated Borrower (provided that, for the avoidance of doubt, the Company shall be jointly and severally liable for the Designated Borrower Obligations). The Collateral of the Designated Borrowers shall not secure or be applied in satisfaction, by way of payment, prepayment or otherwise, of all or any portion of the Obligations of the Company.

(b) To the extent permitted by applicable law and so long as there are no material adverse tax consequences to the Company or its Subsidiaries, each Designated Borrower will cause each of its Subsidiaries (including any subsequently acquired or created Subsidiary) within 60 days of such acquisition or creation (or such later date as agreed to by the Administrative Agent) to execute a Subsidiary Guaranty (Foreign) guaranteeing the Obligations of such Designated Borrower and each Designated Borrower will and will cause each of its Subsidiaries to execute any documentation and take all other actions deemed reasonably necessary by the Collateral Agent to secure the Obligations of such Designated Borrower and such Subsidiaries hereunder or under such Subsidiary Guaranty (Foreign), as applicable and grant Liens on such Person’s assets, in a manner and to the extent that a U.S. Subsidiary is required to secure the Obligations of the Company and its Obligations hereunder and under the Guaranty (Domestic) pursuant to the terms hereof (including, for the avoidance of doubt, Section 6.2.4) and the Guaranty (Domestic).

(c) Each Subsidiary of the Company that becomes a “Designated Borrower” pursuant to this Section hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Alternate Currency Loans made by the Lenders, to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(d) The Company may from time to time, upon not less than thirty Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such; provided, that there are no outstanding Alternate Currency Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Alternate Currency Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Issuer and the Lenders of any such termination of a Designated Borrower’s status and the status of each Subsidiary of such Designated Borrower. Upon the termination of a Designated Borrower’s status as such, the Administrative Agent will provide such releases and other documents reasonably requested by the Company or such Designated Borrower to evidence the foregoing.

SECTION 2.10 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 4.9 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuer or Swingline Lender hereunder; third, to Cash Collateralize the Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.7.4; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.7.4; sixth, to the payment of any amounts owing to the Lenders, the Issuers or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuers or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans or Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Commitment and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the Term Facility or Revolving Facility, as applicable, without giving effect to Section 2.10(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.10(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive any Letter of Credit fees payable pursuant to Section 3.3.2 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the Stated Amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.7.4.

(C) With respect to any commitment fee or Letter of Credit fees payable pursuant to Section 3.3.2 not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Commitment or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuer and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) All or any part of such Defaulting Lender’s participation in Letter of Credit Commitment and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Loan Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and Cash Collateralize the Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.7.4.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each Swingline Lender and Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the Term Facility or Revolving Facility, as applicable (without giving effect to Section 2.10(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.11 Increases in Commitments.

(a) The Company may by written notice to the Administrative Agent elect to request the establishment of one or more new term loans (the “Incremental Term Loans”) or an increase in the Revolving Loan Commitment Amount (the “Incremental Revolving Commitments” and, together with the Incremental Term Loans, the “Incremental Commitments”) from existing Lenders (each of which shall be (A) an Eligible Assignee, (B) subject to the approval of the Administrative Agent (not to be unreasonably withheld or delayed) and (C) entitled to elect or decline, in its sole discretion, to provide such Incremental Commitments) and additional banks, financial institutions and other institutional lenders who will become Lenders in connection therewith, in an aggregate amount for all such Incremental Commitments not in excess of $200,000,000. Each such notice shall specify (i) the amount of the Incremental Term Loan or Incremental Revolving Commitment being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $25,000,000 or such lesser amount equal to the remaining amount of Incremental Revolving Commitments) and (ii) the date (each, an “Increased Amount Date”) on which the Company proposes that the Incremental Commitments shall be effective (which shall not be less than 10 Business Days (or such shorter period as agreed to by the Administrative Agent).

(b) Such Incremental Commitments shall become effective as of such Increased Amount Date; provided, that (i) no Default or Event of Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Commitments; provided, that if the proceeds thereof are being used to finance a Limited Condition Acquisition, then the condition set forth in this clause (i) shall only be required to be satisfied as of the LCA Test Date; (ii) as of the Increased Amount Date (A) the Total Net Debt Leverage Ratio under Section 7.2.4(a) at such time (provided that the proceeds of such Incremental Commitments shall not be netted against Total Funded Indebtedness for purposes of the calculation relating to such incurrence) and (B) the Interest Coverage Ratio under Section 7.2.4(b) at such time, in each case, shall be satisfied on a pro forma basis on the date of incurrence as of the last day of the most recently ended Reference Period, assuming the entire amount of Incremental Commitments is fully funded on such Increased Amount Date and after giving effect to any acquisitions or dispositions after the beginning of the relevant determination period but prior to or simultaneous with the effectiveness of such Incremental Commitments; (iii) any such Incremental Commitments or Incremental Term Loans shall rank pari passu in right of payment and of security with the Revolving Loans and the Term Loans; (iv) the All-in Yield relating to the Incremental Term Loans shall be determined by the Company and the applicable Incremental Lenders; provided, that if the All-In Yield exceeds the spread with respect to any then-existing Term Loans by more than 0.50%, the Applicable Margin relating to the existing Term Loans shall be adjusted so that the All-In Yield relating to such Incremental Term Loans does not exceed the interest rate (including the Applicable Margin) payable pursuant to the terms of the Credit Agreement as amended through the date of such calculation with respect to such Term Loans (other than Incremental Commitments to the extent the terms governing such Incremental Commitments do not so provide) by more than 0.50%;

(v) the Incremental Term Loans may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable incremental amendment or other definitive documentation therefor; (vi) in the case of any Incremental Term Loans, the maturity date thereof shall not be earlier than the Stated Term Maturity Date and the weighted average life to maturity shall be equal to or greater than the weighted average life to maturity of Term Loans; (vii) the terms and provisions of additional Revolving Loans made under Incremental Revolving Commitments shall be identical to those of the existing Revolving Loan Commitments; (viii) except as otherwise required in clauses (iv) through (vii) above, all terms and documentation with respect to any Incremental Term Loans that differ from those with respect to the Loans under the applicable Credit Facility shall be as agreed between the Company and the applicable Incremental Lenders; (ix) such Incremental Term Loans or Incremental Commitments shall be effected pursuant to one or more Incremental Assumption Agreements executed and delivered by the Company, the Administrative Agent and one or more Incremental Lenders; (x) the Company shall deliver or cause to be delivered any customary legal opinions, or other documents reasonably requested by Administrative Agent in connection with any such transaction; (xi) the conditions set forth in Section 5.2.1(a) shall be satisfied; provided, however, that if the proceeds thereof are being used to finance a Limited Condition Acquisition, then the condition set forth in this clause (xi) shall be limited to customary “SunGard” representations and warranties; and (xii) all fees and expenses owing to the Agent and the Lenders in respect of such Incremental Commitments shall have been paid. Any Incremental Term Loans made on an Increased Amount Date that have terms and provisions that differ from those of the Term Loans outstanding on the date on which such Incremental Term Loans are made shall be designated as a separate tranche (a “Tranche”) of Term Loans for all purposes of this Agreement, except as the relevant Incremental Assumption Agreement otherwise provides. For the avoidance of doubt, the rate of interest and the amortization schedule (if applicable) of any Incremental Commitments shall be determined by the Company and the applicable Incremental Lenders and shall be set forth in the applicable Incremental Assumption Agreement.

(c) On any Increased Amount Date on which any Incremental Commitment becomes effective, each lender with an Incremental Commitment (each, an “Incremental Lender”) shall become a Lender hereunder with respect to such Incremental Commitment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Commitments, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the increase in the Revolving Loan Commitment Amount or the Term Loan Commitment Amount, and the Administrative Agent and the Company may revise this Agreement to evidence such amendments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each increase in the Revolving Loan Commitment Amount or the Term Loan Commitment Amount. Each of the parties hereto hereby agrees that the Administrative Agent may, in consultation with the Company, take any and all action (including pursuant to amendments as specified in this Section 2.11) as may be reasonably necessary to ensure that, upon the effectiveness of each increase in the Revolving Loan Commitment Amount (i) all Borrowings and repayments thereunder shall be made on a pro rata basis and (ii) all Swingline Loans and Letters of Credit shall be participated in on a pro rata basis by all Revolving Lenders.

ARTICLE III

REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

SECTION 3.1 Repayments and Prepayments; Application. The Borrowers agree that the Loans shall be repaid and prepaid pursuant to the following terms.

Section 3.1.1 Repayments and Prepayments. The Borrowers shall repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of the Loans shall or may be made as set forth below.

(a) From time to time on any Business Day, the Borrowers may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any:

(i) Loans (other than Swingline Loans); provided, that

(A) any such prepayment shall be made pro rata among Loans of the same type and denominated in the same Currency, if applicable, having the same Interest Period of all Lenders that have made such Loans, and in the case of Term Loans, applied to the remaining amortization payments in such amounts as the Borrowers shall determine;

(B) no such prepayment of any Eurocurrency Loan may be made on any day other than the last day of the Interest Period for such Loan unless payments required, if any, pursuant to Section 4.4 are made;

(C) a written notice of each such voluntary prepayment with respect to any Loan shall be received by the Administrative Agent by 12:00 noon, in the case of Base Rate Loans, at least one Business Day prior to the date of such prepayment, and in the case of Eurocurrency Loans, at least three Business Days’ prior to the date of such prepayment;

(D) all such voluntary partial prepayments shall, in the case of Base Rate Loans, be in an aggregate minimum amount of $1,000,000 and an integral multiple of $100,000, and in the case of Eurocurrency Loans, be in an aggregate minimum amount of $1,000,000 and an integral multiple of $1,000,000; and

(E) all such voluntary prepayments shall be accompanied by all accrued interest thereon; and

(ii) Swingline Loans; provided, that (A) all such voluntary prepayments shall require prior telephonic notice to the Swingline Lender on or before 1:00 p.m. on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter), (B) all such voluntary partial prepayments shall be in an aggregate minimum amount of $500,000 and an integral multiple of $100,000 and (C) no such prepayment of any Daily LIBOR Rate Loans may be made on any day other than the maturity date for such Loan unless payments required, if any, pursuant to Section 4.4 are made.

(b) On each date when the aggregate Revolving Exposure of all Revolving Lenders exceeds the Revolving Loan Commitment Amount (as it may be reduced from time to time pursuant to this Agreement), the Borrowers shall make a mandatory prepayment of Revolving Loans or Swingline Loans (or both) and, if necessary, Cash Collateralize all Letter of Credit Outstandings, in an aggregate amount equal to such excess; provided, that no such mandatory prepayment will be required if the aggregate Revolving Exposure is in excess of up to 103% of the Revolving Loan Commitment Amount solely as a result of fluctuations in exchange rates.

(c) The Term Loans shall be payable in equal consecutive quarterly installments commencing on the last Business Day of each March, June, September and December following the Closing Date, commencing with December 31, 2014, in an amount equal to one quarter of one percent (0.25%) of the stated principal amount of the Term Loans in effect on the Closing Date (as adjusted to reflect any prepayments thereof), with the remaining balance thereof payable on the Stated Term Maturity Date.

(d) Concurrently with the receipt by the Company or any Subsidiary of any Net Debt Proceeds, the Company shall make, or cause to be made, a mandatory prepayment of the Loans in an amount equal to 100% of such Net Debt Proceeds, to be applied as set forth in Section 3.1.2.

(e) With respect to Net Disposition Proceeds and Net Casualty Proceeds, within ten Business Days following receipt by the Company or any Subsidiary of any Net Disposition Proceeds resulting from Dispositions made pursuant to Section 7.2.8(c) or any Net Casualty Proceeds in excess of a cumulative amount of $1,000,000 in any Fiscal Year, the Company shall deliver to the Administrative Agent a calculation of the amount of such proceeds and the Company shall make, or cause to be made, a mandatory prepayment of the Loans as set forth in Section 3.1.2 in an amount equal to 100% of such Net Disposition Proceeds or Net Casualty Proceeds; provided, that upon written notice by the Company to the Administrative Agent not more than ten Business Days following receipt of any Net Disposition Proceeds resulting from a Disposition or series of related Dispositions or receipt of any Net Casualty Proceeds (in each case, so long as no Default has occurred and is continuing), such proceeds may be retained by the Company and its Subsidiaries (which retained proceeds (i) shall be excluded from the prepayment requirements of this clause and (ii) may, in the Company’s discretion, be used to repay the outstanding Revolving Loans without a corresponding permanent reduction of the Revolving Loan Commitment Amount pending reinvestment in accordance with the terms hereof) if:

(i) the Company informs the Administrative Agent in such notice of its good faith intention to apply (or cause one or more of its Subsidiaries to apply) such Net Disposition Proceeds or Net Casualty Proceeds to the acquisition of other assets or properties; and

(ii) within one year following the receipt of such Net Disposition Proceeds or such Net Casualty Proceeds, such proceeds are applied or committed to such application.

The amount of such retained Net Disposition Proceeds or retained Net Casualty Proceeds unused or uncommitted after such one year period shall be applied to prepay the Loans as set forth in Section 3.1.2; provided, that any Net Disposition Proceeds received in connection with the sale of the Polymer Additives Business shall not be subject to this provision. Notwithstanding the foregoing, in the event that the application of Net Disposition Proceeds or Net Casualty Proceeds by any Foreign Subsidiary to repay the Loans as required by this clause would result in a materially increased Tax liability for the Company (as reasonably determined by the Company in consultation with the Administrative Agent), such Foreign Subsidiary shall not be required to apply such Net Disposition Proceeds or such Net Casualty Proceeds to prepay the Loans.

(f) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrowers shall repay all the Loans, unless, pursuant to Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4.

Section 3.1.2 Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

(a) Subject to clause (b) set forth below, each prepayment or repayment of the principal of the Loans made pursuant to Section 3.1.1 (d) and (e) shall be applied, to the extent of such prepayment or repayment, subject to the terms of Section 4.4, first, pro rata to a mandatory prepayment of the outstanding principal amount of all Term Loans (with the amount of such prepayment of the Term Loans being applied in direct order of maturity in accordance with the amount of each remaining Term Loan amortization payment), (ii) second, once all Term Loans have been repaid in full, to the repayment of any outstanding Revolving Loans (without a corresponding reduction to the Revolving Loan Commitment Amount); and third, to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers.

(b) Subject to Section 3.1.2(a), if the amount of any mandatory prepayment to be applied to outstanding Revolving Loans is in excess of the total amount of outstanding Revolving Loans at the time of such prepayment, such excess amount may be retained by the Company and the Subsidiaries to be used for general corporate purposes to the extent not otherwise prohibited by this Agreement. The Company shall give prior written notice to the Administrative Agent of any mandatory prepayment made in connection with clause (d) of Section 3.1.1 (including the date and an estimate of the aggregate amount of such mandatory prepayment) at least five Business Days prior thereto; provided, that the failure to give such notice shall not relieve the Company of its obligations to make such mandatory prepayments.

Section 3.1.3 Prepayment Premium. If (a) any amendment, supplement, amendment and restatement or other modification of this Agreement is effected prior to the date that is six months after the Closing Date or (b) all (but not less than all) of the principal outstanding amount of the Term Loans is voluntarily prepaid on or prior to the date that is six months after the Closing Date, in either case, in connection with any Repricing Transaction, the Company shall pay (x) the Administrative Agent, for the ratable benefit of the Term Loan Lenders, a prepayment premium in an amount equal to 1% of the aggregate principal amount of the Term Loans then repaid, refinanced or amended (the “Prepayment Premium”).

SECTION 3.2 Interest Provisions. Interest on the outstanding principal amount of the Loans shall accrue and be payable in accordance with the terms set forth below.

Section 3.2.1 Rates. Subject to Section 2.3.2, pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the Borrowers may elect that the Loans comprising a Borrowing accrue interest at a rate per annum:

(a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; provided, that Swingline Loans made as Base Rate Loans shall always accrue interest at the Alternate Base Rate plus the then effective Applicable Margin for Revolving Loans maintained as Base Rate Loans;

(b) on that portion maintained from time to time as a Daily LIBOR Rate Loan, equal to the sum of the Daily LIBOR Rate from time to time in effect plus the Applicable Margin for Eurocurrency Loans; and

(c) on that portion maintained as a Eurocurrency Loan, during each Interest Period applicable thereto, equal to the sum of the Adjusted Eurocurrency Rate applicable to the Currency in which such Loans are denominated for such Interest Period plus the Applicable Margin.

All Eurocurrency Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurocurrency Loan.

Section 3.2.2 Post-Default Rates. After the date any Event of Default has occurred and for so long as such Event of Default is continuing, each Borrower, as applicable, shall pay (in the applicable Currency), at the election of the Administrative Agent or the Required Lenders, but only to the extent permitted by law, interest (after as well as before judgment) on all outstanding Obligations (other than any Hedging Obligations or Cash Management Obligations) at a rate per annum equal to (a) in the case of principal on any Loan, the rate of interest that otherwise would be applicable to such Loan plus 2% per annum; and (b) in the case of overdue interest, fees, and such other monetary Obligations, the Alternate Base Rate from time to time in effect, plus the Applicable Margin for Loans accruing interest at the Alternate Base Rate, plus a margin of 2% per annum.

Section 3.2.3 Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

(a) on the Stated Maturity Date therefor;

(b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

(c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

(d) with respect to Eurocurrency Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period);

(e) with respect to any Base Rate Loans converted into Eurocurrency Loans, on a day when interest would not otherwise have been payable pursuant to clause (c) on the date of such conversion;

(f) with respect to any Daily LIBOR Rate Loan, at the end of each month; and

(g) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

(h) Interest accrued on Loans or other monetary Obligations (other than Hedging Obligations and Cash Management Obligations) after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

SECTION 3.3 Fees. The Company agrees to pay the fees set forth below. All such fees shall be non-refundable.

Section 3.3.1 Commitment Fees. The Company agrees to pay to the Administrative

Agent for the account of each Revolving Lender (other than Defaulting Lenders), for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers’ inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee on such Lender’s Revolving Loan Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings) in an amount set forth in the definition of Applicable Margin. The making of Swingline Loans shall not constitute usage of the Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Company to the Lenders; provided, that only for purposes of calculating such commitment fee payable to a Revolving Lender that is also the Swingline Lender, the outstanding amount of Swingline Loans shall be deemed to be borrowed amounts under such Revolving Lender’s Revolving Loan Commitment. All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 360 days and payable by the Company in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Closing Date, and on the Revolving Loan Commitment Termination Date.

Section 3.3.2 Letter of Credit Fees.

(a) The Borrowers agree to pay to the Administrative Agent, for the pro rata account of the applicable Issuer and each Revolving Lender (other than Defaulting Lenders), a Letter of Credit fee in a per annum amount equal to the then effective Applicable Margin for Revolving Loans maintained as Eurocurrency Loans, multiplied by the Stated Amount of each such Letter of Credit made in respect of the Revolving Loan Commitment, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each such Letter of Credit and on the Revolving Loan Commitment Termination Date, in each case such fee being paid in the currency in which the applicable Letter of Credit was issued.

(b) The Borrowers agree to pay directly to each Issuer a fee in respect of each Letter of Credit issued by it (a “Fronting Fee”), computed for each day at a rate per annum equal to 0.125% of the Stated Amount of such Letter of Credit issued by such Issuer which is outstanding on such day, together with customary issuance and administration fees of the Issuer. Accrued Fronting Fees and such customary issuance and administration fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Stated Maturity Date for Revolving Loans (to the extent such Letter of Credit remains outstanding).

All Letter of Credit fees payable pursuant to this Section shall be calculated on a year comprised of 360 days.

ARTICLE IV

CERTAIN EUROCURRENCY AND OTHER PROVISIONS

SECTION 4.1 Eurocurrency Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a Eurocurrency Loan, the obligations of such Lender to make, continue or convert any such Eurocurrency Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and (a) all outstanding Eurocurrency Loans denominated in Dollars payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion, and (b) all Eurocurrency Loans denominated in any Alternate Currency shall automatically become due and payable at the end of the then current Interest Periods with respect thereto or sooner, if required by applicable law.

SECTION 4.2 Deposits Unavailable

If prior to the commencement of any Interest Period for an Eurocurrency Loan (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for a Loan in the applicable currency or for the applicable Interest Period; or (ii) the Administrative Agent is advised by the Required Lenders that the Eurocurrency Rate for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) for such Interest Period, then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any interest election request that requests the conversion of any Eurocurrency Loan to, or continuation of any Eurocurrency Loan in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective, (B) if such Loan is requested in USD, such Loan shall be made as a Base Rate Loan and (C) if such Loan is requested in any Alternate Currency, then the Eurocurrency Rate for such Eurocurrency Loan shall be at the COF Rate; provided, further, that (x) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the applicable Borrower for Eurocurrency Loans may be made to Lenders that are not affected thereby and (y) if the circumstances giving rise to such notice affect only one type of Loans, then the other type of Loans shall be permitted.

SECTION 4.3 Increased Eurocurrency Loan Costs, etc. If any Change in Law shall (a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurocurrency Rate) or any Issuer or (b) impose on any Lender or any Issuer or the London interbank market any other condition, cost or expense (except for such changes with respect to increased capital costs and Taxes which are governed by Section 4.5) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein, and, in the case of either clause (a) or (b), the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuer or other Recipient, the applicable Borrower will pay to such Lender, Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. Each affected Secured Party shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, stating the reasons therefor and the additional amount required fully to compensate such Secured Party for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Secured Party within five Business Days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

SECTION 4.4 Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make any Swingline Loan as a Daily LIBOR Rate Loan or to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurocurrency Loan) as a result of

(a) any (i) conversion or repayment or prepayment of the principal amount of any Eurocurrency Loan on a date other than the scheduled last day of the Interest Period applicable thereto, or (ii) repayment or prepayment of any Daily LIBOR Rate Loan on a date other than the applicable maturity date thereof, in each case, whether pursuant to Article III or otherwise;

(b) any Loans not being made as Daily LIBOR Rate or Eurocurrency Loans in accordance with the Borrowing Request therefor; or

(c) any Loans not being continued as, or converted into, Eurocurrency Loans in accordance with the Continuation/Conversion Notice therefor;

(d) then, upon the written notice of such Lender to the Borrowers, the Borrowers shall, within five Business Days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

SECTION 4.5 Increased Capital Costs

(a) If any Change In Law affects or would affect the amount of capital or liquidity required or expected to be maintained by any Secured Party or any Person controlling such Secured Party, and such Secured Party determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Secured Party is reduced to a level below that which such Secured Party or such controlling Person could have achieved but for the occurrence of any such circumstance, then upon notice from time to time by such Secured Party to the Borrowers, the Borrowers shall within five Business Days following receipt of such notice pay directly to such Secured Party additional amounts sufficient to compensate such Secured Party or such controlling Person for such reduction in rate of return. A statement of such Secured Party as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Secured Party may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

(b) Further, if any Change in Law subjects any Secured Party or any Person controlling such Secured Party to any Tax with respect to this Agreement or any obligation or right hereunder, or changes the basis of taxation of payments to such Secured Party or any person controlling such Secured Party in respect thereof, (except for (i) Non-Excluded Taxes, (ii) Taxes which would be indemnifiable under Section 4.6 but for clauses (b) though (d) of the definition of Non-Excluded Taxes and (iii) Connection Income Taxes), the Company shall pay to such party additional amounts sufficient to compensate such party for such Tax.

SECTION 4.6 Taxes. The Company covenants and agrees as follows with respect to Taxes.

(a) Any and all payments by or on behalf of an Obligor under each Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes, unless required by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made by any Obligor to or on behalf of any Recipient under any Loan Document (as determined in the good faith discretion of an applicable withholding agent), then:

(i) if such Taxes are Non-Excluded Taxes, the amount payable by the Borrowers shall be increased as may be necessary so that such payment is made, after withholding or deduction for or on account of such Taxes (including any Taxes on such increased amounts), in an amount equal to the sum the Recipient would have received had no such deduction or withholding been made; and

(ii) the applicable withholding agent shall be entitled to withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i) of this Section) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

(b) In addition, the Borrowers shall pay all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

(c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Obligor shall furnish to the Administrative Agent an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

(d) Each U.S. Borrower and U.S. Loan Party shall jointly and severally indemnify each Recipient with respect to a U.S. Borrower, and each U.S. Loan Party and Non-U.S. Loan Party shall severally indemnify each Recipient with respect to the Designated Borrower within 10 days after demand therefor, for any Non-Excluded Taxes and Other Taxes payable or paid by such Recipient, or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent) or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. The Obligors acknowledge that any payment made to the Administrative Agent or any Recipient or to any Governmental Authority in respect of the indemnification obligations of the Obligors provided in this clause (d) shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

(e) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the applicable Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the applicable Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.6(e)(i) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(i) Without limiting the generality of the foregoing, each Non-U.S. Lender with respect to the Obligations of a U.S. Borrower, on or prior to the date on which such Non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of the applicable Borrower or the Administrative Agent, but only for so long as such Non-U.S. Lender is legally entitled to do so), shall deliver to the Company and the Administrative Agent, either (i) two duly completed copies of either (A) IRS Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility of the Non-U.S. Lender for benefits of an income tax treaty to which the United States is a party or (B) IRS Form W-8ECI, W-8EXP or W-8IMY (together with any required attachments), or in any case an applicable successor form; or (ii) (A) a certificate to the effect that such Non-U.S. Lender is not (x) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (y) a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (z) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (referred to as an “Exemption Certificate”) and (B) two duly completed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, or applicable successor form.

(ii) Any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the applicable Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subparagraph (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the applicable Borrower and the Administrative Agent in writing of its legal inability to do so.

(f) Solely for purposes of this Section 4.6, the term “Lender” includes any Issuer and the term “applicable law” includes FATCA.

SECTION 4.7 Payments, Computations; Proceeds of Collateral, etc.

(a) Unless otherwise expressly provided in a Loan Document, all payments by the Borrowers pursuant to each Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Secured Parties entitled to receive such payment. All payments shall be made without setoff, deduction or counterclaim not later than 12:00 noon on the date due in same day or immediately available funds, in the applicable Currency, to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall, in the sole discretion of the Administrative Agent, be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Secured Party its share, if any, of such payments received by the Administrative Agent for the account of such Secured Party. All interest (including interest on Eurocurrency Loans) and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan, 365 days or, if appropriate, 366 days); provided, that to the extent the current market practice is to compute interest and/or fees in respect of any Alternate Currency or any Loan denominated in any Alternate Currency in a manner other than as set forth above, all interest and fees hereunder shall be computed on the basis of such market practice, as certified to the Borrowers by the Administrative Agent. Payments due on other than a Business Day shall (except as otherwise required by clause (c) of the definition of “Interest Period”) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b) All amounts received as a result of the exercise of remedies under the Loan Documents (including from the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon, all or any part of the collateral securing the Obligations, which proceeds shall be paid over to the Administrative Agent) or under applicable law shall be applied upon receipt by the Administrative Agent to the Obligations as follows:

(i) first ratably to the payment of all Obligations owing to the Agents, in their capacity as Agents (including the fees and expenses of counsel to the Agents),

(ii) second, after payment in full in cash of the amounts specified in clause (b)(i), to the ratable payment of all interest (including interest accruing after the commencement of a proceeding in bankruptcy, insolvency or similar law, whether or not permitted as a claim under such law) and fees owing under the Loan Documents, and all costs and expenses owing to the Secured Parties pursuant to the terms of the Loan Documents, until paid in full in cash,

(iii) third, after payment in full in cash of the amounts specified in clauses (b)(i) and (b)(ii), to the ratable payment of the principal amount of the Loans then outstanding, the aggregate Reimbursement Obligations then owing, the Cash Collateralization for contingent liabilities under Letter of Credit Outstandings, the Cash Management Obligations and the credit exposure owing to Secured Parties under Rate Protection Agreements,

(iv) fourth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iii), to the ratable payment of all other Obligations owing to the Secured Parties, and

(v) fifth, after payment in full in cash of the amounts specified in clauses (b)(i) through (b)(iv), and following the Termination Date, to each applicable Obligor or any other Person lawfully entitled to receive such surplus.

For purposes of clause (b)(iii), the “credit exposure” at any time of any Secured Party with respect to a Rate Protection Agreement to which such Secured Party is a party shall be determined at such time in accordance with the customary methods of calculating credit exposure under similar arrangements by the counterparty to such arrangements, taking into account potential interest rate (or, if applicable, currency) movements and the respective termination provisions and notional principal amount and term of such Rate Protection Agreement.

SECTION 4.8 Sharing of Payments. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders, if any Secured Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Sections 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Secured Parties, such Secured Party shall purchase from the other Secured Parties such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Secured Party to share the excess payment or other recovery ratably (to the extent such other Secured Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Secured Party, the purchase shall be rescinded and each Secured Party which has sold a participation to the purchasing Secured Party shall repay to the purchasing Secured Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Secured Party’s ratable share (according to the proportion of (a) the amount of such selling Secured Party’s required repayment to the purchasing Secured Party to (b) total amount so recovered from the purchasing Secured Party) of any interest or other amount paid or payable by the purchasing Secured Party in respect of the total amount so recovered. The Borrowers agree that any Secured Party purchasing a participation from another Secured Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Secured Party were the direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Secured Party receives a secured claim in lieu of a setoff to which this Section applies, such Secured Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

SECTION 4.9 Setoff. Each Secured Party shall, upon the occurrence and during the continuance of any Default described in Section 8.1.1 or clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Secured Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with such Secured Party; provided, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Secured Party agrees promptly to notify the Borrowers and the Administrative Agent after any such appropriation and application made by such Secured Party; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

SECTION 4.10 Mitigation Obligations; Removal of Lenders. (a) If any Lender requests compensation under Section 4.5(a), or if any Borrower is required to pay any Non-Excluded Taxes or Other Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.5(b), then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 4.5(a) or 4.5(b), as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If any Lender (an “Affected Lender”) (i) fails to consent to an election, consent, amendment, waiver or other modification to this Agreement or other Loan Document that requires the consent of a greater percentage of the Lenders than the Required Lenders and such election, consent, amendment, waiver or other modification is otherwise consented to by the Required Lenders, (ii) makes a demand upon the Company for (or if the Company is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6 (and the payment of such amounts are, and are likely to continue to be, more onerous in the reasonable judgment of the Company than with respect to the other Lenders), or gives notice pursuant to Section 4.1 requiring a conversion of such Affected Lender’s Eurocurrency Loans to Base Rate Loans or suspending such Lender’s obligation to make Loans as, or to convert Loans into, Eurocurrency Loans, or (iii) becomes a Defaulting Lender, the Company may, within 30 days of such consent by the Required Lenders, such receipt by the Company of such demand or notice or such Lender becoming a Defaulting Lender, as the case may be, give notice (a “Replacement Notice”) in writing to the Administrative Agent and such Affected Lender of its intention to cause such Affected Lender to sell all or any portion of its Loans, Commitments and/or Notes to an Eligible Assignee (a “Replacement Lender”) designated in such Replacement Notice; provided, that no Replacement Notice may be given by the Company if (A) such replacement conflicts with any applicable law or regulation, (B) any Event of Default (other than, in the case of the replacement of a Defaulting Lender, as a result of the failure of the Company to satisfy its cash collateralization obligations pursuant to Section 2.10(b)) shall have occurred and be continuing at the time of such replacement or (C) prior to any such replacement, such Lender shall have taken any necessary action under Section 4.5 or 4.6 (if applicable) so as to eliminate the continued need for payment of amounts owing pursuant to Section 4.5 or 4.6. If the Administrative Agent shall, in the exercise of its reasonable discretion and within 30 days of its receipt of such Replacement Notice, notify the Company and such Affected Lender in writing that the Replacement Lender is reasonably satisfactory to the Administrative Agent (such consent not being required where the Replacement Lender is already a Lender), then such Affected Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 10.11, the portion of its Commitments, Loans, Notes (if any) and other rights and obligations under this Agreement and all other Loan Documents (including Reimbursement Obligations, if applicable) designated in the Replacement Notice to such Replacement Lender; provided, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender, (B) the purchase price paid by such Replacement Lender shall be in the amount of such Affected Lender’s Loans designated in the Replacement Notice and/or its Revolving Loan Percentage of outstanding Reimbursement Obligations, as applicable, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Affected Lender hereunder and (iii) the Company shall pay to the Affected Lender and the Administrative Agent all reasonable out-of-pocket expenses incurred by the Affected Lender and the Administrative Agent in connection with such assignment and assumption (including the processing fees described in Section 10.11). Upon the effective date of an assignment described above, the Replacement Lender shall become a “Lender” for all purposes under the Loan Documents. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any assignment agreement necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section.

ARTICLE V

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSION

The effectiveness of the Credit Agreement shall be subject to the prior or concurrent satisfaction of each of the following conditions precedent:

SECTION 5.1 Effectiveness. On the Closing Date:

Section 5.1.1 Resolutions, etc.. The Administrative Agent shall have received from the Company (a) a copy of good standing certificates, dated a date reasonably close to the Closing Date, for the Company and each other Obligor and (b) a certificate, dated as of the Closing Date duly executed and delivered by each Obligor’s Secretary or Assistant Secretary, any director, managing member or general partner, as applicable, as to:

(a) resolutions of such Person’s board of directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, all aspects of the Transactions applicable to such Person and the execution, delivery and performance of each Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

(b) the incumbency and signatures of those of its officers, directors, managing member or general partner, as applicable, authorized to act with respect to each Loan Document to be executed by such Person; and

(c) the full force and validity of each Organic Document of such Person (and copies of all amendments thereof, if any, since the Closing Date);

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, any director, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

Section 5.1.2 Organization and Capital Structure. The organizational structure and capital structure of the Company and its Subsidiaries shall be as set forth in Item 5.1.2 of the Disclosure Schedule.

Section 5.1.3 Closing Date Certificate. The Administrative Agent shall have received a certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of each Borrower, in which certificate such Borrower shall agree and acknowledge that the statements made herein shall be deemed to be true and correct representations and warranties of such Borrower in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse

Effect) as of such earlier date) (the “Closing Date Certificate”). All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed and delivered by the requisite parties, and shall be in full force and effect.

Section 5.1.4 Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender’s Notes duly executed and delivered by an Authorized Officer of the Borrowers.

Section 5.1.5 Solvency. The Administrative Agent shall have received a solvency certificate, dated as of the Closing Date and duly executed and delivered by the chief financial officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, certifying that the Company and its Subsidiaries, on a consolidated basis after giving effect to the Transactions, are Solvent.

Section 5.1.6 No Litigation. The Administrative Agent shall have received a certificate, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of the Company, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all requisite governmental authorities and third parties shall have approved or consented to the Transactions to the extent required or to the extent failure to obtain such approvals or consents would not reasonably be expected to cause a Material Adverse Effect, all applicable appeal periods shall have expired and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to materially restrain, prevent or impose burdensome conditions on the Transactions.

Section 5.1.7 Guarantees. The Administrative Agent shall have received the Subsidiary Guaranty, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of the Company and each Subsidiary Guarantor, in each case, to the extent required by Section 2.9 and Section 7.1.8.

Section 5.1.8 Pledge and Security Agreement.

(a) The Administrative Agent shall have received the Pledge and Security Agreement, dated as of the Closing Date and duly executed and delivered by the Company and each U.S. Subsidiary (other than an SPV, an Excluded Subsidiary or an Immaterial Subsidiary), together with (in each case except as described in Section 7.1.12):

(i) certificates (in the case of Capital Securities that are securities (as defined in the UCC) evidencing all of the issued and outstanding Capital Securities owned by each Obligor in its U.S. Subsidiaries (other than an SPV, an Excluded Subsidiary or an Immaterial Subsidiary) and except for any SPV, Immaterial Subsidiary or Excluded Subsidiary, the issued and outstanding Voting Securities of each Foreign Subsidiary (together with all the issued and outstanding non-voting Capital Securities of such Foreign Subsidiary ) directly owned by the Company or any U.S. Subsidiary, but with respect to the Obligations of a U.S. Borrower, only to the extent the total Voting Securities of any CFC, DRE Holdco or Foreign Sub Holdco delivered does not exceed 65% of the outstanding total Voting Securities of such CFC, DRE Holdco or Foreign Sub Holdco, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank, or, in the case of Capital Securities that are uncertificated securities (as defined in the UCC)), confirmation and evidence reasonably satisfactory to the Agents that the security interest therein has been transferred to and perfected by the

Collateral Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the UCC and all laws otherwise applicable to the perfection of the pledge of such Capital Securities;

(ii) Filing Statements suitable in form for naming the Company and each Subsidiary Guarantor as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests of the Collateral Agent pursuant to the Pledge and Security Agreement;

(iii) a Perfection Certificate with respect to the Obligors dated the Closing Date and duly executed by an Authorized Officer of each Obligor, and shall have received the results of a search of the UCC filings (or equivalent filings) made with respect to the Obligors in the states (or other jurisdictions) of formation of such Persons, in which the chief executive office of each such Person is located and in the other jurisdictions in which such Persons maintain property, in each case as indicated on such Perfection Certificate, together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent that the Liens indicated in any such financing statement (or similar document) would be permitted under Section 7.2.3 or have been or will be contemporaneously released or terminated.

Section 5.1.9 Intellectual Property Security Agreements. The Administrative Agent shall have received a Patent Security Agreement, all applicable Copyright Security Agreements and all applicable Trademark Security Agreements, each dated as of the Closing Date and duly executed and delivered by each Obligor that, pursuant to the Pledge and Security Agreement, is required to provide such intellectual property security agreements (the “Intellectual Property Security Agreements”) to the Collateral Agent.

Section 5.1.10 UCC Financing Statements. All Filing Statements shall have been delivered to a filing service company acceptable to the Agents.

Section 5.1.11 Insurance. The Administrative Agent shall have received a certificate, reasonably satisfactory to the Administrative Agent, from the Company’s insurance broker(s), dated as of (or a date reasonably near) the Closing Date relating to each insurance policy required to be maintained pursuant to Section 7.1.4, identifying types of insurance and insurance limits of each such insurance policy and naming the Collateral Agent as additional insured or loss payee on behalf of the Secured Parties to the extent required under Section 7.1.4.

Section 5.1.12 Opinions of Counsel. The Administrative Agent shall have received opinions, each dated the Closing Date and addressed to the Agents, the Issuer and all Lenders, from:

(a) Jones Day, Ohio, Delaware and New York counsel to the Obligors, in form and substance reasonably satisfactory to the Administrative Agent; and

(b) local counsel to the Obligors in each other jurisdiction in which an Obligor is organized, in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

Section 5.1.13 Patriot Act Disclosures. Within five Business Days’ prior to the Closing Date, the Administrative Agent shall have received copies of all Patriot Act Disclosures as reasonably requested by the Administrative Agent.

Section 5.1.14 Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each other Person entitled thereto, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and, if then invoiced, 10.3.

Section 5.1.15 Termination of Existing Credit Agreement. All amounts due or outstanding in respect of the Existing Credit Agreement shall have been (or substantially simultaneously with the closing under the Credit Facilities shall be) paid in full, all commitments (if any) in respect thereof terminated and all guarantees (if any) thereof and security (if any) therefor discharged and released. After giving effect to the Transactions, the Company and its Subsidiaries shall have outstanding no Indebtedness other than (i) the Loans and other extensions of credit hereunder, (ii) the Notes and (iii) other Indebtedness permitted under Section 7.2.2.

Section 5.1.16 Credit Documentation. The Administrative Agent shall have received the Credit Agreement, dated as of the Closing Date and duly executed and delivered by an Authorized Officer of each Loan Party.

Section 5.1.17 Tender Offer. The Joint Lead Arrangers shall have reviewed and be reasonably satisfied with the terms and conditions of the Tender Offer Documents. On the Closing Date, and after giving effect to the simultaneous making of the loans to be made on the Closing Date, the Company shall have repurchased any Senior Notes validly tendered and not validly withdrawn in the Tender Offer prior to the Closing Date substantially in accordance with the terms and conditions set forth in the Tender Offer Documents without any modifications thereto that would be materially adverse to the Joint Lead Arrangers.

Section 5.1.18 Financial Statements. The Administrative Agent shall have received from the Company (i) the audited consolidated balance sheets as of December 31, 2011, December 31, 2012 and December 31, 2013 and the related audited statements of income and cash flows of the Company and its Subsidiaries for the Fiscal Years ended December 31, 2011, December 31, 2012, and December 31, 2013 and the related statements of income and of cash flows for the Fiscal Years ended on such dates, (ii) the unaudited consolidated balance sheets and the related unaudited statements of operations and cash flows of the Company and its Subsidiaries, in each case, for each Fiscal Quarter of the Company ended on or after March 31, 2014 and at least 45 days prior to the Closing Date, and (iii) the unaudited pro forma balance sheet of the Company and its Subsidiaries as of and for the Fiscal Year ended December 31, 2013 and for the interim Fiscal Quarters ending at least 45 days prior the Closing Date, in each case meeting the requirements of Regulation S-X (with such adjustments or exceptions as are reasonably acceptable to the agent) and giving effect to the Transactions. The Administrative Agent hereby acknowledges receipt of (x) the audited financial statements referred to in clause (i) above, (y) unaudited financial statements for the Fiscal Quarter ended March 31, 2014 referred to in clause (ii) above and (z) the unaudited pro forma financial information referred to in clause (iii) above for the Fiscal Year ended December 31, 2013.

SECTION 5.2 All Credit Extensions. On the date of each Credit Extension:

Section 5.2.1 Compliance with Warranties, No Default, etc.. Subject to Section 2.11, both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

(a) the representations and warranties set forth in each Loan Document shall, in each case, be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if qualified by materiality or Material Adverse Effect) as of such earlier date); and

(b) no Default or Event of Default shall have then occurred and be continuing.

Section 5.2.2 Credit Extension Request, etc.. Subject to Section 2.3.2, the Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the Borrowers of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrowers that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants to each Secured Party on the Closing Date and on each other date required pursuant to the Loan Documents as set forth in this Article; provided, that, except with respect to Sections 6.5, 6.13 and 6.16, Article VI shall not apply to any SPV.

SECTION 6.1 Organization, etc.. Each Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification (unless the failure to be in good standing and/or so qualified could not reasonably be expected to have a Material Adverse Effect), and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under each Loan Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

SECTION 6.2 Due Authorization, Non-Contravention, etc.. The execution, delivery and performance by each Obligor of each Loan Document executed or to be executed by it, each Obligor’s participation in the consummation of all aspects of the Transactions, and the execution, delivery and performance by any Borrower or (if applicable) any Obligor of the agreements executed and delivered by it in connection with the Transactions are in each case within such Person’s powers, have been duly authorized by all necessary action, and do not

(a) contravene any (i) Obligor’s Organic Documents, (ii) court decree or order binding on or affecting any Obligor or (iii) law or governmental regulation binding on or affecting any Obligor; or

(b) result in (i) or require the creation or imposition of, any Lien on any Obligor’s properties (except as permitted by this Agreement) or (ii) a default under any material contractual restriction binding on or affecting any Obligor.

SECTION 6.3 Government Approval, Regulation, etc.. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person (other than those that have been, or on the Closing Date will be, duly obtained or made and which are, or on the Closing Date will be, in full force and effect) is required for the consummation of the Transactions or the due execution, delivery or performance by any Obligor of any Loan Document to which it is a party. Neither the Company nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 6.4 Validity, etc.. Each Loan Document to which any Obligor is a party constitutes the legal, valid and binding obligations of such Obligor, enforceable against such Obligor in accordance with their respective terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 6.5 Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of each of the Company and its Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Closing Date be prepared in accordance with GAAP in all material respects consistently applied, and do or will present fairly, in all material respects, the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided, that unaudited financial statements of the Company and its Subsidiaries have been prepared without footnotes, without reliance on any physical inventory and are subject to year-end adjustments.

SECTION 6.6 No Material Adverse Change. There has been no material adverse change in the financial condition, results of operations, assets, business or properties of the Company and its Subsidiaries, taken as a whole, since December 31, 2013.

SECTION 6.7 Litigation, Labor Controversies, etc.. There is no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened litigation, action, proceeding, labor controversy or investigation except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Company any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect.

SECTION 6.8 Subsidiaries. The Company has no Subsidiaries, except those Subsidiaries which are identified in Item 6.8 of the Disclosure Schedule, or which are permitted to have been organized or acquired in accordance with Sections 7.2.5 or 7.2.7.

SECTION 6.9 Ownership of Properties. The Company and each of its Subsidiaries owns (a) in the case of owned real property, good and marketable fee title to, and (b) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3.

SECTION 6.10 Taxes; Other Laws.

(a) The Company and each of its Subsidiaries has filed all Tax returns and reports required by law to have been filed by it and has paid all Taxes due and owing, except any such Taxes which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books, or except where a failure to so file and/or pay could not reasonably be expected to have a Material Adverse Effect. There is no proposed or pending Tax assessment against the Company or any of its Subsidiaries that would, if made, have a Material Adverse Effect.

(b) Each Obligor is in compliance in all material respects with the requirements of all applicable laws (including, but not limited to, the Patriot Act) and all orders, writs, injunctions and decrees applicable to it or to its properties (except for Environmental Laws which are the subject of Section 6.12), except in such instances in which the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c) As of the date hereof, except as disclosed on Item 6.10(c) of the Disclosure Schedules, no Obligor is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Obligor that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made to employees of each Obligor are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters where such violation could reasonably be expected to have a Material Adverse Effect.

SECTION 6.11 Pension and Welfare Plans. Except in each case as would not reasonably be expected to have a Material Adverse Effect, (a) each of the Company and its ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and the laws applicable to any Foreign Plan, (b) no ERISA Event has occurred or is reasonably expected to occur, and (c) the Company and each of its ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan. Except as disclosed in Item 6.11 of the Disclosure Schedule, neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a Welfare Plan that is subject to ERISA, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

SECTION 6.12 Environmental Warranties. Except as set forth in Item 6.12 of the Disclosure Schedule:

(a) the Company and its Subsidiaries, during the period from and after the date five years prior to the Closing Date have been, and continue to be, in material compliance with all Environmental Laws except where noncompliance does not have, individually or in the aggregate, or could not reasonably be expected to have, a Material Adverse Effect;

(b) there are no material pending or threatened (i) claims, complaints, notices or requests for information received by the Company or any of its Subsidiaries with respect to any actual or alleged violation of any Environmental Law or Release of, or exposure to, any Hazardous Materials, or (ii) claims, complaints, notices, requests for information or inquiries to the Company or any of its Subsidiaries regarding potential liability under any Environmental Law, that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

(c) there have been no Releases of Hazardous Materials at, on or under any property currently or previously owned, operated or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

(d) the Company and its Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other authorizations issued pursuant to Environmental Law or otherwise relating to environmental matters;

(e) no property currently or, to the knowledge of the Company, previously owned, operated or leased by the Company or any of its Subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

(f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property currently or previously owned, operated or leased by the Company or any of its Subsidiaries that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect;

(g) neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location which is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Company or such Subsidiary for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

(h) there are no polychlorinated biphenyls or asbestos present at any property currently or previously owned, operated or leased by the Company or any Subsidiary that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect; and

(i) no conditions exist at, on or under any property currently owned, operated or leased by the Company or any Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to material liability under any Environmental Law and that, individually or in the aggregate, have, or could reasonably be expected to have, a Material Adverse Effect.

SECTION 6.13 Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Secured Party by or on behalf of any Obligor in connection with any Loan Document or any transaction contemplated hereby (including the Transactions), when taken as a whole, contains any untrue statement of a material fact, or omits to state any material fact necessary to make any information not materially misleading, and no other factual information hereafter furnished in connection with any Loan Document by or on behalf of any Obligor to any Secured Party, when taken as a whole, will contain any untrue statement of a material fact or will omit to state any material fact necessary to make any information not materially misleading on the date as of which such information is dated or certified.

SECTION 6.14 Regulations T, U and X. No Obligor is engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation T, Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation T, Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

SECTION 6.15 Solvency. The Company and its Subsidiaries, taken as a whole, on a consolidated basis, both before and after giving effect to any Credit Extensions, are Solvent.

SECTION 6.16 Anti-Corruption Laws and Sanctions. The Company has policies and procedures designed and implemented to ensure, in its reasonable business judgment, compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-

Corruption Laws and applicable Sanctions. The Company and its Subsidiaries and, to the knowledge of the Company, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and the Designated Borrowers are not knowingly engaged in any activity that would reasonably be expected to result in any such Borrower being designated as a Sanctioned Person. None of (a) the Company, the Designated Borrowers, any Subsidiary or to the knowledge of the Company or the Designated Borrowers or such Subsidiary, any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. None of the Transactions will violate Anti-Corruption Laws or applicable Sanctions.

ARTICLE VII

COVENANTS

SECTION 7.1 Affirmative Covenants. Each Borrower agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, each Borrower will, and will cause its Subsidiaries (other than any SPV, except with respect to Section 7.1.5) to perform or cause to be performed the obligations set forth below.

Section 7.1.1 Financial Information, Reports, Notices, etc.. The Company will furnish each Lender and the Administrative Agent copies of the following financial statements, reports, notices and information:

(a) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Quarter and consolidated statements of income and cash flow of the Company and its Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, and including (in each case), in comparative form the figures for the corresponding Fiscal Quarter in, and year to date portion of, the immediately preceding Fiscal Year, certified as complete and correct by the chief financial or accounting Authorized Officer of the Company (subject to normal year-end audit adjustments);

(b) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the consolidated balance sheet of the Company and its Subsidiaries, and the related consolidated statements of income and cash flow of the Company and its Subsidiaries for such Fiscal Year, setting forth in comparative form the figures for the immediately preceding Fiscal Year, audited (without any Impermissible Qualification) by independent public accountants of national standing or otherwise reasonably acceptable to the Administrative Agent;

(c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by the chief financial or accounting Authorized Officer of the Company, (i) showing the calculation of the financial covenants set forth in Section 7.2.4 and stating that no Default has occurred and is continuing (or, if a Default has occurred and is continuing, specifying the details of such Default and the action that the Company or an Obligor has taken or proposes to take with respect thereto) and (ii) stating that no Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate (or, if a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, a statement that such Subsidiary has complied with Section 2.9 and Section 7.1.8);

(d) as soon as possible and in any event within three Business Days after the Company or any other Obligor obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of the Company setting forth details of such Default and the action which the Company or such Obligor has taken and proposes to take with respect thereto;

(e) as soon as possible and in any event within three Business Days after the Company or any other Obligor obtains knowledge of (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent any Agent requests, copies of all documentation relating thereto;

(f) promptly upon (i) any officer of the Company becoming aware of the forthcoming occurrence of any ERISA Event that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Company or any ERISA Affiliate in an aggregate amount exceeding $25,000,000, a statement of an Authorized Officer of the Company setting forth details as to such ERISA Event and the action, if any, that the Company proposes to take with respect thereto; or (ii) receipt by the Company or any of its ERISA Affiliates of notice from a Multiemployer Plan sponsor concerning an ERISA Event, such notice;

(g) promptly notify the Agents and provide copies upon receipt of all material written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to any non-compliance with, Environmental Laws, or otherwise brought pursuant to Environmental Law, which non-compliance would reasonably be expected to result in a Material Adverse Effect.

(h) all Patriot Act Disclosures, to the extent reasonably requested by the Administrative Agent;

(i) as soon as available and upon board approval or such other corporate approval, deliver to the Administrative Agent a detailed annual business plan and consolidated budget for the following Fiscal Year (including the Fiscal Year in which the Stated Term Maturity Date occurs) on a quarterly basis; and

(j) such other financial and other information as any Lender or Issuer through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

Documents required to be delivered pursuant to this Section 7.1.1 (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto, on the Company’s website; or (ii) on which such documents are transmitted by electronic mail to the Administrative Agent; provided, that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; provided, further, that the Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender upon its request (which may be at the request of a Lender) to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

Section 7.1.2 Maintenance of Existence; Compliance with Contracts, Laws, Anti-Corruption Laws, etc..

(a) The Company will, and will cause each of its Material Subsidiaries to, (i) preserve and maintain its legal existence (except as otherwise permitted by Section 7.2.7), and (ii) perform in their obligations under material agreements to which the Company or a Subsidiary is a party, and comply in all material respects with all applicable laws, rules, regulations and orders, including the filing of all Tax returns and the payment (before the same become delinquent), of all Taxes, imposed upon the Company or its Subsidiaries or upon their property except, in each case of this clause (ii), to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the Company or its Subsidiaries, as applicable or to the extent such failure would not reasonably be expect to cause a Material Adverse Effect.

(b) The Company will maintain and implement policies and procedures designed, in its reasonable business judgment, to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents, in all material respects, with Anti-Corruption Laws and applicable Sanctions.

Section 7.1.3 Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrowers and their Subsidiaries may be properly conducted at all times, unless any Borrower or any Subsidiary determines in good faith that the continued maintenance of such property is no longer economically desirable, necessary or useful to the business of such Borrower or any of its Subsidiaries or the Disposition of such property is otherwise permitted by Sections 7.2.7 or 7.2.8 or such failure would not reasonably be expected to result in a Material Adverse Effect.

Section 7.1.4 Insurance. The Company will, and will cause each of its Subsidiaries to maintain:

(a) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrowers and their Subsidiaries; and

(b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business, except to the extent such failure would not reasonably be expected to cause a Material Adverse Effect.

Without limiting the foregoing, the Company shall cause the applicable insurance policies to name the Collateral Agent on behalf of the Secured Parties as loss payee (in the case of property insurance) or additional insured (in the case of liability insurance), as applicable, and provide that no cancellation or modification of the policies will be made without thirty days’ prior written notice to the Collateral Agent (or as otherwise reasonably acceptable to the Administrative Agent).

Section 7.1.5 Books and Records. The Company will, and will cause each of its Subsidiaries to:

(a) keep books and records in accordance with GAAP, in all material respects, which accurately reflect all of its business affairs and transactions;

(b) permit the Administrative Agent or any of its representatives, at reasonable times and intervals and upon reasonable notice to the Company, to visit each of the Company’s and its Subsidiaries’ offices, to discuss such Person’s financial matters with its officers and employees and to examine (and photocopy extracts from) any of such Person’s books and records; and

(c) afford all other Lenders and any of their respective representatives the opportunity to collectively visit the Company’s and its Subsidiaries’ offices on one day per calendar year, coordinated with the Administrative Agent (such date to be determined by the Company in consultation with the Administrative Agent and each such Lender to be given reasonable notice of such visitation date), to discuss such Person’s financial matters with its officers and employees; provided, that each such Lender or any of their respective representatives, at reasonable times and intervals and upon reasonable notice to the Company, shall be permitted to do any of the foregoing at any time after the occurrence and during the continuation of an Event of Default.

The Company shall pay any fees of such independent public accountant incurred in connection with the Administrative Agent’s or any Lender’s exercise of its rights pursuant to this Section.

Section 7.1.6 Environmental Law Covenant. Except as would not reasonably be expected to have a Material Adverse Effect, the Company will, and will cause each of its Subsidiaries to, use and operate all of its and their facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws.

Section 7.1.7 Use of Proceeds.

The Borrowers will apply the proceeds of the Credit Extensions as follows:

(a) in the case of Loans made on the Closing Date, (i) to refinance in full and replace the Existing Credit Agreement (ii) to finance the Tender Offer (including to pay premiums and accrued interest on the Senior Notes), and (iii) to pay the Transaction Costs; provided, that to the extent that less than all of the Senior Notes are tendered for payment on or prior to the Closing Date pursuant to the Tender Offer, the Company shall retain a sufficient amount of the unused portion of the Term Loans necessary to, and shall use such amounts to, repurchase Senior Notes tendered in the Tender Offer on or after the Closing Date or redeem the Senior Notes held by the Remaining Senior Noteholders pursuant to Section 7.1.13 (the “Post-Closing Note Redemption”).

(b) in the case of the Revolving Loans made after the Closing Date, for working capital and general corporate purposes of the Borrowers and the Subsidiary Guarantors, including capital expenditures and Permitted Acquisitions by such Persons, and including the repayment of outstanding Indebtedness; and

(c) for issuing Letters of Credit for the account of the Borrowers and the Subsidiaries of the Company (in which case, the Company shall also have reimbursement obligations relating to such Letters of Credit).

Section 7.1.8 Subsidiary Guarantors, Security, etc.. The Company will cause each of its Subsidiaries (including those acquired or created after the Closing Date) unless such Subsidiary is an Immaterial Subsidiary, SPV or Excluded Subsidiary to, within 30 days (or such later date as agreed to by the Administrative Agent) of the acquisition or creation thereof:

(a) with respect to a U.S. Borrower, each Subsidiary other than a CFC or Foreign Sub Holdco shall execute a Guaranty (Domestic) or a supplement thereto.

(b) execute the Pledge and Security Agreement or a supplement thereto.

(c) execute any documents, Filing Statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Administrative Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.2.3) of the Liens created or intended to be created by the Loan Documents securing the Obligations.

(d) at its cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected Liens with respect to such of its assets and properties as the Administrative Agent or the Required Lenders shall designate, it being agreed that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Company and its Subsidiaries (including personal property acquired subsequent to the Closing Date) other than any assets of any Subsidiary that is a CFC (but only with respect to the Obligations of a U.S. Borrower), an Immaterial Subsidiary, an SPV or an Excluded Subsidiary); provided, that neither the Company nor any of its U.S. Subsidiaries shall be required to pledge (i) with respect to the Obligations of a U.S. Borrower, Voting Securities of a CFC, DRE Holdco or Foreign Sub Holdco to the extent that such pledge results in, in the aggregate, more than 65% of the Voting Securities of such CFC, DRE Holdco or Foreign Sub Holdco being pledged pursuant to this Agreement or (ii) the Capital Securities of any SPV, Immaterial Subsidiary or Excluded Subsidiary. Such Liens will be created under the Loan Documents in form and substance reasonably satisfactory to the Agents, and the Company shall deliver or cause to be delivered to the Agents all such instruments and documents (including legal opinions, surveys, title insurance policies and Lien searches) as the Agents shall reasonably request to evidence compliance with this Section.

Notwithstanding the foregoing provisions of this Section, no SPV, no Excluded Subsidiary and no Immaterial Subsidiary shall be required, under any circumstances, to execute any Subsidiary Guaranty or any other Loan Document to grant Liens in any of its assets to secure the Obligations.

Section 7.1.9 Subsidiary Guarantors, Security, etc. of Designated Borrower. Each Designated Borrower will cause each of its Subsidiaries (including those acquired or created after the Closing Date) to comply with the provisions set forth in Section 2.9(b).

Section 7.1.10 Cash Management. The Company will deliver to the Collateral Agent fully executed Control Agreements with respect to each Deposit Account and Securities Account of the Company and each U.S. Subsidiary that is a Subsidiary Guarantor (other than those maintained with the Collateral Agent or a Lender and accounts holding cash on deposit with metal lessors or other cash collateral) that at any time holds assets in excess of $5,000,000, in each case when such account is created or when such threshold is reached.

Section 7.1.11 Maintenance of Corporate Separateness. The Company will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the holding of regular board of directors’ and shareholders’ meetings and the maintenance of corporate offices and records, in each case, in all material respect to the extent reasonably necessary to maintain their corporate separateness.

Section 7.1.12 Foreign Subsidiaries; Foreign Pledge Agreements. The Company will deliver or cause to be delivered:

(a) on or before the date that is 90 days after the Closing Date (or such later date agreed to by the Collateral Agent in its sole discretion), solely with respect to each Foreign Subsidiary directly owned by the Company or any U.S. Subsidiary, a Foreign Pledge Agreement with regard to 100% of the issued and outstanding Voting Securities, or if with respect to the Obligations of a U.S. Borrower and such Foreign Subsidiary is a CFC, 65% of the issued and outstanding Voting Securities and 100% of the non-voting Capital Securities of such CFC directly owned by the Company or any U.S. Subsidiary, duly executed and delivered by all parties thereto, or any other documents, instruments or agreements (including legal opinions) in addition thereto or in lieu thereof, and shall take all further action, in each case, as the Collateral Agent shall reasonably determine shall be necessary or advisable to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 7.2.3) of the Liens created or intended to be created by such applicable Foreign Pledge Agreements; provided, that neither the Company nor any of its U.S. Subsidiaries shall be required to pledge the Capital Securities of any SPV, Immaterial Subsidiary or Excluded Subsidiary. In addition, to the extent the same shall not already be in the possession of the Collateral Agent, the Company will deliver or cause to be delivered on or before the date specified in the immediately preceding sentence, (i) undated instruments of transfer duly executed in blank and relating to the pledged Capital Securities of Foreign Subsidiaries currently held by the Collateral Agent and (ii) certificates (in the case of Capital Securities that are securities (as defined in the UCC)) or such other instruments, agreements or other arrangements, as the Collateral Agent may reasonably approve, evidencing the Voting Securities and non-voting Capital Securities of each Foreign Subsidiary directly owned by the Company or any U.S. Subsidiary specified in the immediately preceding sentence, which certificates in each case shall be accompanied by undated instruments of transfer duly executed in blank.

Section 7.1.13 Post-Closing Note Redemption

To the extent that less than all of the Senior Notes are tendered for payment on or prior to the Closing Date pursuant to the Tender Offer, the Company shall retain a sufficient amount of the unused portion of the Term Loans necessary to, and shall use such amounts to, repurchase Senior Notes tendered in the Tender Offer on or after the Closing Date in the Tender Offer or effectuate the Post-Closing Note Redemption within 45 days of the Closing Date.

Section 7.1.14 Ratings.

The Company shall use commercially reasonable efforts to maintain ratings issued by Moody’s and S&P with respect to the Credit Facilities with each of Moody’s and S&P (including meeting with Moody’s and S&P as required and paying any commercially reasonable fees as required by such rating agencies to maintain such ratings).

SECTION 7.2 Negative Covenants. Each Borrower covenants and agrees with each Lender, each Issuer and the Administrative Agent that until the Termination Date has occurred, each Borrower will, and will cause its Subsidiaries (other than any SPV) to, perform or cause to be performed the obligations set forth below.

Section 7.2.1 Business Activities. The Company will not, and will not permit any of its Subsidiaries to, engage in any business activity except those business activities that are the same as or related, ancillary or complementary to, or an extension, development or expansion of, any of the businesses of the Company and its Subsidiaries on the Closing Date.

Section 7.2.2 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

(a) Indebtedness in respect of the Obligations;

(b) Indebtedness (including the full amount of any undrawn or unutilized commitment that exists on the Closing Date) existing as of the Closing Date which is identified in Item 7.2.2(b) of the Disclosure Schedule (including but not limited to Indebtedness in respect of the Senior Notes held by the Remaining Senior Noteholders, subject to the Post-Closing Note Redemption) and any refinancing of such Indebtedness in a principal commitment amount not in excess of that which is outstanding on the Closing Date (as such amount has been reduced following the Closing Date) and, in the case of any refinancing of the Material Debt, (i) neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, (ii) the original obligors in respect of such Indebtedness remain the only obligors thereon, (iii) if such Indebtedness was initially subordinated to the Obligations hereunder, it remains so subordinated and (iv) if such Indebtedness was initially unsecured, it remains so unsecured;

(c) unsecured Indebtedness (i) incurred in the ordinary course of business of the Company and its Subsidiaries or (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

(d) Indebtedness (i) in respect of industrial revenue bonds or other similar governmental or municipal bonds or governmental loans, (ii) evidencing the deferred purchase price of newly acquired property, incurred to finance the acquisition of equipment of the Company and its Subsidiaries or for construction on or improvement of any property of the Company or its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Company and its Subsidiaries (provided, that such Indebtedness is incurred within 180 days of the acquisition of such property or the completion of such construction or improvement thereof), or (iii) in respect of Capitalized Lease Liabilities; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed $50,000,000;

(e) Indebtedness of any Subsidiary owing to the Company or any other Subsidiary and Indebtedness of the Company owing to any Subsidiary;

(f) Indebtedness of a Person existing at the time such Person became a Subsidiary of the Company, but only if such Indebtedness was not created or incurred in contemplation of such Person becoming a Subsidiary and the aggregate outstanding amount of all Indebtedness existing pursuant to this clause does not exceed $20,000,000 at any time and any refinancing of such Indebtedness in a principal commitment amount not in excess of that which is outstanding on the date such Person became a Subsidiary of the Company;

(g) Indebtedness incurred under the Permitted Receivables Programs;

(h) Indebtedness of Foreign Subsidiaries in connection with local lines of credit in an aggregate amount not to exceed $50,000,000, and Contingent Liabilities of the Company in respect of the foregoing;

(i) Indebtedness of the Company and its Subsidiaries in connection with credit cards issued to employees in the ordinary course of business;

(j) Indebtedness in respect of Hedging Obligations entered into not for speculative purposes;

(k) other Indebtedness of the Company and its Subsidiaries in an aggregate amount at any time outstanding not to exceed $20,000,000;

(l) Indebtedness in respect of lines of credit in an aggregate amount not to exceed $15,000,000 for overseas borrowings and overdrafts; and

(m) in addition to the Indebtedness permitted above, additional unsecured Indebtedness by any of the Company or its Subsidiary Guarantors that are U.S. Subsidiaries so long as, at the time of incurrence thereof, (i) immediately before and immediately after giving to such incurrence on a pro forma basis, no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such incurrence on a pro forma basis for the most recently ended Reference Period, the Total Net Debt Leverage Ratio (provided that the proceeds of such Indebtedness being occurred shall not be netted against Total Funded Indebtedness for purposes of the calculation relating to such incurrence) does not exceed 3.75 to 1.00 and (iii) if the initial principal amount of such Indebtedness is in excess of $25,000,000, (x) such Indebtedness shall not mature prior to the date that is 91 days following the Stated Term Maturity Date or have a weighted average life to maturity shorter than the Term Facility and (y) the negative covenants (including financial covenants) and events of default applicable to such Indebtedness are not more onerous or more restrictive in any material respect (taken as a whole), as determined in good faith by the chief financial officer of the Company, than the applicable covenants (including financial covenants) or events of default set forth in this Agreement.

Section 7.2.3 Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

(a) Liens securing payment of the Obligations;

(b) Liens existing as of the Closing Date and disclosed in Item 7.2.3(b) of the Disclosure Schedule securing Indebtedness described in clause (b) of Section 7.2.2, and refinancings of such Indebtedness; provided, that no such Lien shall encumber any additional property and the amount of Indebtedness secured by such Lien is not increased from that existing on the Closing Date (as such Indebtedness may have been permanently reduced subsequent to the Closing Date);

(c) Liens securing Indebtedness permitted under clause (d) of Section 7.2.2; provided, that (i) such Lien is granted within 270 days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed 100% of either the cost or the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

(d) Liens securing Indebtedness permitted by clause (f) of Section 7.2.2; provided, that such Liens existed prior to such Person becoming a Subsidiary, were not created in anticipation thereof and attach only to assets of such Person;

(e) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books or would not reasonably be expected to result in a Material Adverse Effect;

(f) Liens incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, consignment arrangements or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

(g) judgment Liens which do not otherwise result in an Event of Default under Section 8.1.6;

(h) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

(i) Liens for Taxes not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(j) Liens on inventory that has been chemically combined with precious metals inventory or inventories so long as the aggregate Indebtedness secured thereby does not exceed $25,000,000, and Liens on consigned metals or leased metals that are held as inventory by an Obligor but for which title has not yet transferred to such Obligor;

(k) Liens on the assets of the Company or any of its Subsidiaries securing Indebtedness permitted by clause (g) of Section 7.2.2;

(l) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted by clause (h) and clause (l) of Section 7.2.2 and Liens on the Collateral securing Indebtedness permitted pursuant to clause (l) of Section 7.2.2;

(m) Liens (not otherwise permitted hereunder) securing obligations not exceeding $20,000,000 in the aggregate at any time outstanding; provided, that such Liens are limited to assets other than accounts receivable; and

(n) non-exclusive licenses of intellectual property.

Section 7.2.4 Financial Condition and Operations.

(a) With respect to the Revolving Facility only, the Company will not permit the Total Net Debt Leverage Ratio as of the last day of any Reference Period ending after the Closing Date to be greater than 3.75:1.00.

(b) With respect to the Revolving Facility only, the Company will not permit the Interest Coverage Ratio as of the last day of any Reference Period ending after the Closing Date to be less than 3.00:1.00.

Section 7.2.5 Investments. The Company will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a) Investments existing on the Closing Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

(b) Cash Equivalent Investments;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments consisting of any deferred portion of the sales price received by the Company or any Subsidiary in connection with any Disposition permitted under Section 7.2.8;

(e) Investments (i) by the Company in any Subsidiaries or by any Subsidiary in other Subsidiaries or (ii) by any Subsidiary in the Company, including, without limitation, Investments to consummate the Potential Corporate Restructuring;

(f) Investments constituting (i) accounts receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(g) Investments constituting Permitted Acquisitions permitted by clause (b) of Section 7.2.7; and

(h) other Investments in an aggregate amount not to exceed $35,000,000 at any time, net of any cash returns of capital, cash dividends, cash distributions or cash proceeds, in each case, received in respect thereof, and taking into account the repayment of any loans or advances comprising such Investments, so long as immediately before and immediately after giving effect to such Investments on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

provided that, any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements.

Section 7.2.6 Restricted Payments, etc. The Company will not, and will not permit any of its Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a) Restricted Payments made by Subsidiaries to the Company, Wholly Owned Subsidiaries or joint venture partners, including, without limitation, Restricted Payments to consummate the Potential Corporate Restructuring;

(b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in Capital Securities of such Person;

(c) Restricted Payments in an aggregate amount up to $30,000,000 in any Fiscal Year plus 50% of Consolidated Net Income for such year (commencing with Fiscal Year ending on December 31, 2015), so long as (x) after giving effect to any such Restricted Payments made pursuant to this clause on a pro forma basis for the most recently ended Reference Period, the Total Net Debt Leverage Ratio does not exceed 3.75 to 1.00 (it being understood that any unused amount from any Fiscal Year may be carried over to subsequent Fiscal Years) and (y) immediately before and immediately after giving to such Restricted Payments on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(d) additional Restricted Payments in an unlimited amount, so long as (x) after giving effect to any such Restricted Payments made pursuant to this clause on a pro forma basis for the most recently ended Reference Period, the Total Net Debt Leverage Ratio does not exceed 2.50 to 1.00 and (y) immediately before and immediately after giving effect to such Restricted Payments on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(e) the payment of any Restricted Payment within 60 days after the date of declaration thereof or notice of thereof if such Restricted Payment or payment thereof, as the case may be, would have been permitted on the date of declaration or notice.

Section 7.2.7 Consolidation, Merger; Permitted Acquisitions, etc. Except in connection with a Disposition permitted by Section 7.2.8, the Company will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division or line of business thereof), except:

(a) any Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company or any other Subsidiary (provided that a Guarantor may only liquidate or dissolve into, or merge with and into, the Company or another Guarantor), and the assets or Capital Securities of any Subsidiary may be purchased or otherwise acquired by the Company or any other Subsidiary (provided that the assets or Capital Securities of any Guarantor may only be purchased or otherwise acquired by any Borrower or another Guarantor); provided, further, that in no event shall any Subsidiary consolidate with or merge with and into any other Subsidiary unless after giving effect thereto, the Collateral Agent shall have a perfected pledge of, and security interest in and to, at least the same percentage of the issued and outstanding interests of Capital Securities (on a fully diluted basis) and other assets of the surviving Person as the Collateral Agent had immediately prior to such merger or consolidation in form and substance reasonably satisfactory to the Agents, pursuant to such documentation and, if requested, opinions as shall be necessary in the reasonably opinion of the Agents to create, perfect or maintain the collateral position of the Secured Parties therein;

(b) so long as (i) no Default has occurred and is continuing or would occur after giving effect thereto and any related transactions (in the case of a Limited Condition Acquisition, determined solely as of the LCA Test Date) and (ii) after giving effect to any such Investment on a pro forma basis for the most recently ended Reference Period, the Total Net Debt Leverage Ratio does not exceed 3.25 to 1.00, the Company or any of its Subsidiaries may, purchase all or substantially all of the assets of any Person (or any division or line of business thereof), or acquire such Person by merger or otherwise, in each case, if such purchase or acquisition constitutes a Permitted Acquisition; and

(c) liquidation, dissolutions, consolidations and mergers entered into to consummate the Potential Corporate Restructuring.

Section 7.2.8 Permitted Dispositions. The Company will not, and will not permit any of its Subsidiaries to, Dispose of any of the Company’s or such Subsidiaries’ assets (including accounts receivable and Capital Securities of Subsidiaries) to any Person in one transaction or series of transactions unless such Disposition is:

(a) inventory or obsolete, damaged, worn out or surplus property Disposed of in the ordinary course of its business or assets no longer necessary or required for the business of such Person;

(b) permitted by Section 7.2.7;

(c) (i) for fair market value and (A) if the amount of non-cash consideration received is equal to or less than $15,000,000, consideration consisting of not less than 60% in cash, or (B) if the amount of non-cash consideration received exceeds $15,000,00, consideration consisting of not less than 75% in cash, (ii) the Net Disposition Proceeds from such Disposition are applied pursuant to Sections 3.1.1 and 3.1.2, and (iii) the Net Disposition Proceeds received from such Disposition, together with the Net Disposition Proceeds of all other assets Disposed of pursuant to this clause over the term of this Agreement, does not exceed (individually or in the aggregate) $200,000,000;

(d) a Disposition of assets by (i) the Company to an Obligor that guarantees all of the Obligations, (ii) an Obligor that guarantees all of the Obligations to the Company or another Obligor that guarantees all of the Obligations, and (iii) a Designated Borrower to an Obligor that guarantees all of the Obligations of such Designated Borrower or by such Obligor to such Designated Borrower;

(e) made by the Company or any of its Subsidiaries to any Person who is not a Subsidiary of the Company or is an SPV pursuant to the Permitted Receivables Program;

(f) a Disposition of assets made by the Company or any of its Subsidiaries in exchange for other assets used or useful to the business of the Company or any of its Subsidiaries;

(g) a Disposition of any Specified Asset;

(h) Dispositions in connection with the consummation of the Potential Corporate Restructuring; and

(i) any other Disposition made by the Company or any of its Subsidiaries that does not exceed (individually or in the aggregate) $10,000,000 in any Fiscal Year.

Section 7.2.9 Modification of Certain Agreements; Limitations on Repayment or Prepayment of Other Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in:

(a) any of the Material Debt Documents governing Material Debt incurred pursuant to Section 7.2.2(m) which (i) shortens the date or increases the amount of any required repayment, prepayment or redemption of the principal of such Material Debt, (ii) increases the rate or shortens the date for payment of principal, interest, premium (if any) or fees payable on such Material Debt or (iii) makes the covenants, events of default or remedies in such Material Debt Documents more restrictive on the Company or its Subsidiaries, as the case may be; or

(b) the Organic Documents of the Company or any of its Subsidiaries, if the result would have a Material Adverse Effect on the rights or remedies of any Secured Party.

The Company will not, and will not permit any of its Subsidiaries to make any distribution, whether in cash, property, securities or a combination thereof, other than regularly scheduled and other required payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions including at final maturity), in respect of, or pay, or commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, the Senior Notes or any other Material Debt incurred pursuant to Section 7.2.2(m) except (i) refinancings of such Indebtedness permitted by Section 7.2.2, (ii) the prepayment or repayment of the Senior Notes (and accrued interest thereon) in the Tender Offer and, after the Closing Date, the repurchase, redemption or prepayment of any remaining Senior Notes (and accrued interest thereon) pursuant to Section 7.1.13, (iii) so long as no Default has occurred and is continuing, or would result therefrom, the payment of any other Indebtedness (and accrued interest thereon) in an aggregate amount not in excess of $20,000,000, (iv) the payment of any such Indebtedness and interest thereon with the proceeds of issuance of common Capital Securities (to the extent such proceeds are not otherwise required to be applied pursuant to Section 3.1), and (d) additional payments in an unlimited amount, so long as (x) after giving effect to any such payment made pursuant to this clause on a pro forma basis for the most recently ended Reference Period, the Total Net Debt Leverage Ratio does not exceed 2.50 to 1.00 and (y) immediately before and immediately after giving to such payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing.

Section 7.2.10 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates (other than the Company or any other Subsidiary), unless such arrangement, transaction or contract (a) is on fair and reasonable terms, when taken as a whole, no less favorable to the Company or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate or (b) is of the kind which would be entered into by a prudent Person in the position of the Company or such Subsidiary with a Person that is not one of its Affiliates.

Section 7.2.11 Restrictive Agreements, etc. The Company will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting:

(a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired;

(b) the ability of any Obligor to amend or otherwise modify any Loan Document; or

(c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Company, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained (i) in any Loan Document, (ii) in the case of clause (a), any agreement governing any Indebtedness permitted by clause (d) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness, and (iii) in the case of clauses (a) and (c), (x) any agreement of a Foreign Subsidiary governing the Indebtedness permitted by clause (h) of Section 7.2.2 and (y) any agreements governing Indebtedness permitted under Section 7.2.2 that are, in the good faith judgment of the Company, when taken as a whole, no more restrictive with respect to the Company and its Subsidiaries than the restrictions contained in this Agreement, the Loan Documents, the Hedge Agreements and any documents governing Cash Management Obligations (provided, that such restrictions will not affect any Loan Party’s ability to make any payments or perform its obligations required under the Loan Documents).

Section 7.2.12 Sale and Leaseback. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into any agreement or arrangement providing for the sale or transfer by it of any property (now owned or hereafter acquired) to a Person and the subsequent lease or rental of such property or other similar property from such Person except for agreements providing for the sale or transfer of property with a value not exceeding $30,000,000 in the aggregate over the term of this agreement, as long as the lease or rental thereof is entered into within 180 days of such sale or transfer.

Section 7.2.13 Use of Proceeds Covenant. No Borrower will request any Borrowing or Letter of Credit, and no Borrower shall use or permit its Subsidiaries and its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, in any material respect, or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any other manner that would result in the material violation of any Sanctions applicable to any party hereto.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.1 Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an “Event of Default”, provided that no such Event of Default shall apply to any SPV.

Section 8.1.1 Non-Payment of Obligations. The Borrowers shall default in the payment or prepayment when due of:

(a) any principal of any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.7.4; or

(b) any interest on any Loan or any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three Business Days after such amount was due.

Section 8.1.2 Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect (or in any respect if qualified by materiality or Material Adverse Effect).

Section 8.1.3 Non-Performance of Certain Covenants and Obligations. The Borrowers shall default in the due performance or observance of any of its obligations under Section 7.1.1, Section 7.1.7, Section 7.1.13 or Section 7.2; provided, that an Event of Default under Section 7.2.4 shall not constitute an Event of Default for purposes of any Term Loan unless and until the Required Revolving Lenders have actually declared all Revolving Loans and all related Obligations to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before the date the Term Loan Lenders declare an Event of Default with respect to Section 7.2.4.

Section 8.1.4 Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained in any Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof given to the Company by any Agent or (ii) the date on which any Obligor has knowledge of such default.

Section 8.1.5 Default on Other Indebtedness. A default shall occur in the payment of any amount when due (subject to any applicable grace period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than the Obligations) of the Company or any of its Subsidiaries or any other Obligor having a principal or stated amount, individually or in the aggregate, in excess of $25,000,000 (or the Dollar Equivalent thereof), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity.

Section 8.1.6 Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $25,000,000 (or the Dollar Equivalent thereof) (exclusive of any amounts covered by insurance) shall be rendered against the Company or any of its Material Subsidiaries or any other Obligor and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

Section 8.1.7 Pension Plans. Any of the following events with respect to any Pension Plan, Multiemployer Plan or Welfare Plan: an ERISA Event which, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.

Section 8.1.8 Change in Control. Any Change in Control shall occur.

Section 8.1.9 Bankruptcy, Insolvency, etc. The Company, any of its Material Subsidiaries or any other Obligor shall:

(a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due;

(b) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, that the Company, each Subsidiary and each other Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not-commenced by the Company, any Subsidiary or any Obligor, such case or proceeding shall be consented to or acquiesced in by the Company, such Subsidiary or such Obligor, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, that the Company, each Subsidiary and each Obligor hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

(e) take any action authorizing, or in furtherance of, any of the foregoing.

Section 8.1.10 Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien with respect to a material portion of the Collateral securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

SECTION 8.2 Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Company shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations, but excluding Hedging Obligations and Cash Management Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Obligor shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

SECTION 8.3 Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9 with respect to the Borrowers) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders (or, solely with respect to an Event of Default under Section 8.1.3 due solely to the applicable Borrower’s failure to observe the covenants contained in Section 7.2.4, at the request of the Required Revolving Lenders), shall by notice to the Company declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations, but excluding Hedging Obligations and Cash Management Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the Borrowers shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings, and the Administrative Agent and the Collateral Agent shall have the right to take any or all actions and exercise any or all remedies available to a secured party under the Loan Documents or applicable law or in equity.

ARTICLE IX

THE AGENTS

SECTION 9.1 Actions. Each Lender hereby appoints PNC Bank as its Administrative Agent and Collateral Agent under and for purposes of each Loan Document. Each Lender authorizes each Agent to act on behalf of such Lender under each Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by each applicable Agent (with respect to which such Agent agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof, together with such powers as may be incidental thereto (including the release of Liens on assets Disposed of in accordance with the terms of the Loan Documents). Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, pro rata according to such Lender’s proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, an Agent in any way relating to or arising out of any Loan Document, (including attorneys’ fees), and as to which such Agent is not reimbursed by the Borrowers; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from such Agent’s gross negligence or willful misconduct. Neither Agent shall be required to take any action under any Loan Document, or to prosecute or defend any suit in respect of any Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of an Agent shall be or become, in such Agent’s determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

SECTION 9.2 Funding Reliance, etc.

(a) Unless the Administrative Agent shall have been notified in writing by any Lender by 3:00 p.m. on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Revolving Loan Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and the Borrowers severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the Borrowers to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrowers) and (in the case of a Lender), at the Federal Funds Effective Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

(b) Unless the Administrative Agent shall have been notified in writing prior to the time at which any payment hereunder is due to the Administrative Agent for the account of the Secured Parties hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Secured Parties its share of the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Secured Parties severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to the Loans which were repaid.

SECTION 9.3 Exculpation. No Agent nor any of its directors, officers, employees or agents shall be liable to any Secured Party for any action taken or omitted to be taken by it under any Loan Document, or in connection therewith, except for its own willful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of any Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Obligor of its Obligations. Any such inquiry which may be made by an Agent shall not obligate it to make any further inquiry or to take any action. Each Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

SECTION 9.4 Successor. Any of the Agents may resign as such at any time upon at least 30 days’ prior notice to the other Agents, the Borrowers and all Lenders. If an Agent at any time shall resign, the Required Lenders may, with the consent of the Company, so long as no Event of Default exists (such consent not to be unreasonably withheld or delayed), appoint another Lender as a successor Agent which shall thereupon become the applicable Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving notice of resignation, then such retiring Agent may, on behalf of the Lenders, with the consent of the Company (so long as no Event of Default exists), appoint a successor Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States (or any State thereof) or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000; provided, that if such retiring Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent’s resignation hereunder as the an Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under the Loan Documents, and Section 10.3 and Section 10.4 shall continue to inure to its benefit.

SECTION 9.5 Loans by the Agents. The Agents shall have the same rights and powers with respect to (a) the Credit Extensions made by it or any of its Affiliates, and (b) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent. PNC Bank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if such Agent were not an Agent hereunder.

SECTION 9.6 Credit Decisions. Each Lender acknowledges that it has, independently of each Agent and each other Lender, and based on such Lender’s review of the financial information of the

Borrowers, the Loan Documents (the terms and provisions of which being reasonably satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under the Loan Documents.

SECTION 9.7 Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrowers pursuant to the terms of the Loan Documents (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrowers for distribution to the Lenders by the Administrative Agent in accordance with the terms of the Loan Documents.

SECTION 9.8 Reliance by the Agents. The Agents shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent. As to any matters not expressly provided for by the Loan Documents, the Agents shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties. For purposes of applying amounts in accordance with this Section, the Agents shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Obligor for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party or the Company to the contrary, the Administrative Agent, in acting in such capacity under the Loan Documents, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

SECTION 9.9 Defaults. No Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless such Agent has received a written notice from a Lender or the Company specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Agents shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided, that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Secured Parties except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Required Lenders or all Lenders.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Obligors or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agents in accordance with the Loan Documents for the benefit of all the Lenders and the Issuer; provided, that the foregoing shall not prohibit

(a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Collateral Agent) hereunder and under the other Loan Documents, (c) each of the Issuer and the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuer or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (d) any Lender from exercising setoff rights in accordance with Section 4.9 (subject to Section 4.9) or (e) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Obligor under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.3 and (ii) in addition to the matters set forth in clauses (c), (d) and (e) of the preceding proviso and subject to Section 4.9, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 9.10 Posting of Approved Electronic Communications.

(a) The Borrowers hereby agree that the Administrative Agent may make all information, documents and other materials that the Borrowers and their respective Subsidiaries are obligated to furnish to the Administrative Agent pursuant to the Loan Documents or to the Lenders under Section 7.1.1, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (collectively, “Communications”), available to the Lenders by posting the Communications on SyndTrak or a substantially similar electronic transmission system (the “Platform”).

(b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE INDEMNIFIED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNIFIED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE INDEMNIFIED PARTIES HAVE ANY LIABILITY TO ANY OBLIGOR, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY OBLIGOR’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNIFIED PARTY IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(c) Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (excluding by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

(d) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.11 Joint Lead Arrangers, Joint Bookrunners and Syndication Agents. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Joint Lead Arrangers, Joint Bookrunners and the Syndication Agents, in their respective capacities as such, each in such capacity, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against such Person in such capacity.

SECTION 9.12 Withholding. The Administrative Agent shall be entitled to deduct and withhold from any payment to any Lender an amount equivalent to the applicable withholding Tax if in its reasonable judgment it is required to do so under the requirements imposed upon a withholding agent under the Code or other applicable law. In addition, any Lender, if requested by the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to withholding tax, backup withholding or information reporting requirements. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the IRS or any other Governmental Authority, or the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties and interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Waivers, Amendments, etc. The provisions of each Loan Document (other than Cash Management Agreements, Rate Protection Agreements or Letters of Credit, which shall be modified only in accordance with their respective terms) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Required Lenders (or the Administrative Agent acting as directed by the Required Lenders); provided, that any amendment that would disproportionately affect the obligation of the Company (i) to reimburse obligations under the Revolving Facility will not be effective without the approval of the Required Revolving Lenders or (ii) to make any payments with respect to Loans under the Term Facility will not be effective without the approval of the Required Term Lenders or; provided, further, that no such amendment, modification or waiver shall:

(a) modify Section 4.7(b) or Section 4.8 (as it relates to sharing of payments) or this Section or change any provision of this Agreement in any manner that would alter the pro rata sharing of payments or other amounts or the pro rata treatment of the Lenders, in each case, without the written consent of each Lender directly and adversely affected thereby;

(b) extend or increase the aggregate amount of any Credit Extensions required to be made by a Lender pursuant to its Commitments, postpone or extend any date scheduled for any payment of principal (including at final maturity) of Credit Extensions made (or participated in) by a Lender, in each case without the consent of such Lender (it being agreed, however, that any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

(c) reduce (by way of forgiveness) the principal amount of or reduce the rate of interest on any Lender’s Loan, reduce any fees described in Article III payable to any Lender or extend the date on which interest or fees are payable in respect of such Lender’s Loans, in each case without the consent of such Lender (provided that the vote of Required Lenders shall be sufficient to waive the payment, or reduce the increased portion, of interest accruing under Section 3.2.2);

(d) change the required application of any repayments or prepayments pursuant to Section 3.1.2 without the written consent of each Lender directly and adversely affected thereby;

(e) change any provision of (i) this Section 10.1 or (ii) the definition of “Required Revolving Lenders” or “Required Term Lenders” without the written consent of each Lender directly and adversely affected thereby;

(f) change the currency of any outstanding loan without the written consent of each Lender directly and adversely affected thereby;

(g) change any provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents to reduce the percentage set forth therein, without the written consent of all Lenders;

(h) modify any requirement hereunder that any particular action be taken by all Lenders without the consent of all Lenders;

(i) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit;

(j) except as otherwise expressly provided in a Loan Document, release (i) the Borrowers from their Obligations under the Loan Documents, (ii) Guarantors from the Subsidiary Guaranty is such release would release all or substantially all of the value of the Subsidiary Guaranty or (iii) all or substantially all of the collateral under the Loan Documents, in each case without the consent of all Lenders;

(k) affect adversely the interests, rights or obligations of any Agent (in its capacity as such Agent), any Issuer (in its capacity as Issuer), the Swingline Lender (in its capacity as Swingline Lender), a Cash Management Bank (in its capacity as a Cash Management Bank) or a Qualified Counterparty (in its capacity as a Qualified Counterparty), unless consented to by such Person, as the case may be; or

(l) amend, waive or otherwise modify any term or provision of Section 7.2.4, the definition of “Total Net Debt Leverage Ratio” or the definition of “Interest Coverage Ratio” (or any of their respective component definitions (as used solely in such Section but not as used in other Sections of this Agreement)), without the written consent of the Required Revolving Lenders, but without the consent of any other Lenders.

No failure or delay on the part of any Secured Party in exercising any power or right under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Secured Party under any Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

Notwithstanding any provision herein to the contrary, this Agreement may be amended to extend the Stated Maturity Date of (x) the Revolving Loan Commitments of Revolving Lenders that agree to such extension with respect to their Revolving Loan Commitments with the written consent of each such approving Revolving Lender, the Administrative Agent and the applicable Borrowers (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Revolving Facility with respect to the portion of the Revolving Loan Commitments with a Stated Maturity Date so extended; and (y) the Term Facility with respect to Term Loan Lenders that agree to such extension with respect to their Term Loans with the written consent of each such approving Term Loan Lender, the Administrative Agent and the Company (and no other Lender) and, in connection therewith, to provide for different rates of interest and fees under the Term Facility with respect to the portion thereof with a Stated Maturity Date so extended; provided, that in each such case any such proposed extension of the Stated Maturity Date with respect to a Credit Facility shall have been offered to each Lender with Loans or Commitments under the applicable Credit Facility proposed to be extended, and if the consents of such Lenders exceed the portion of Commitments and Loans the applicable Borrowers wishes to extend, such consents shall be accepted on a pro rata basis among the applicable consenting Lenders. This paragraph shall apply to any Incremental Term Loans in the same manner as it applies to the Term Facility; provided, that any such offer may, at the Company’s option, be made to the Lenders in respect of any tranche or tranches of Incremental Term Loans and/or the Term Facility without being made to any other tranche of Incremental Term Loans or the Term Facility, as the case may be. If any Lender is a non-consenting Lender, the Company may replace such non-consenting Lender in accordance with Section 4.10.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary contained in Section 10.1, if at any time after the Closing Date, the Agent and the Company shall have jointly identified an ambiguity, obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Agent and the Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof (such notice to be provided to the Lenders by the Agent).

SECTION 10.2 Notices; Time. Except as otherwise provided in clause (c) of Section 9.10, all notices and other communications provided under each Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted, if to the Loan Parties, the Agents, a Lender or an Issuer, to the applicable Person at its address or facsimile number set forth on Schedule II hereto or set forth in the Lender Assignment Agreement, or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter. Electronic mail and Internet and intranet websites may be used only to distribute routine communications by the Administrative Agent to the Lenders, such as financial statements and other information as provided in Section 7.1.1 and for the distribution and execution of Loan Documents for execution by the parties thereto, and may not be used for any other purpose. The parties hereto agree that delivery of an executed counterpart of a signature page to this Agreement and each other Loan Document by facsimile (or electronic transmission) shall be effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Unless otherwise indicated, all references to the time of a day in a Loan Document shall refer to New York time.

SECTION 10.3 Payment of Costs and Expenses. The Borrowers agree to pay on demand all reasonable out-of-pocket expenses (including the reasonable fees and out-of-pocket expenses of Latham & Watkins LLP, counsel to the Agents and of local counsel in each relevant jurisdiction, if any, who may be retained by or on behalf of the Agents) of the Agent, each Joint Lead Arranger and the Lenders in connection with:

(a) the negotiation, preparation, execution and delivery of each Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to any Loan Document in connection with the syndication of the Credit Facilities or as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

(b) the actual costs of filing or recording of any Loan Document (including the Filing Statements) and all amendments, supplements, amendment and restatements and other modifications to any thereof, searches made following the Closing Date in jurisdictions where Filing Statements (or other documents evidencing Liens in favor of the Secured Parties) have been recorded and any and all other documents or instruments of further assurance required to be filed or recorded by the terms of any Loan Document; and

(c) the preparation and review of the form of any document or instrument relevant to any Loan Document.

The Borrowers further agree to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of each Loan Document, the Credit Extensions or the issuance of the Notes. The Borrowers also agree to reimburse the Agents and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and legal expenses of one primary counsel and, if necessary, one local counsel in each relevant jurisdiction) incurred by the Agents, each Joint Lead Arranger and such Lender in connection with (i) the negotiation of any restructuring or “work-out” with the Borrowers, whether or not consummated, of any Obligations and (ii) the enforcement of any Obligations.

SECTION 10.4 Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, the Borrowers hereby indemnify, exonerate and hold each Secured Party, each Joint Lead Arranger, each Joint Bookrunner, each Syndication Agent and each of their respective affiliates, successors and assigns and the officers, directors, employees, agents, advisors, controlling persons and members (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses (including reasonable and documented fees, disbursements and other charges of one primary counsel (and, in the case of a conflict of interest, one additional counsel to the affected Indemnified Parties, taken as whole) incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought and regardless of whether such matter is initiated by a third party or by the Company or any of their respective affiliates or equity holders), including reasonable attorneys’ fees and disbursements (including reasonable and documented fees, disbursements and other charges of one primary counsel (and, in the case of a conflict of interest, one additional counsel to the affected Indemnified Parties, taken as whole) and, if necessary, one local counsel in each relevant jurisdiction), whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

(a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the Transactions;

(b) the entering into and performance (including the issuance of Letters of Credit) of any Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of the Company as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

(c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Obligor or any Subsidiary thereof of all or any portion of the Capital Securities or assets of any Person, whether or not an Indemnified Party is party thereto;

(d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Obligor or any Subsidiary thereof of any Hazardous Material;

(e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or Releases from, any real property owned or operated by any Obligor or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor or Subsidiary; or

(f) each Lender’s Environmental Liability (the indemnification herein shall survive repayment of the Obligations and any transfer of the property of any Obligor or its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender’s Environmental Liability, regardless of whether caused by, or within the control of, such Obligor or such Subsidiary);

except for Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct to the extent determined in the final, non-appealable judgment of a court of competent jurisdiction. In no event shall the Indemnified Parties have any liability to any Obligor, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages of any kind as a result of, or arising out of, or relating to any of the items described in clause (a) through (f) above. Each Obligor and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Indemnified Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any Indemnified Party is strictly liable under any Environmental Laws, each Obligor’s obligation to such Indemnified Party under this indemnity shall likewise be without regard to fault on the part of any Obligor with respect to the violation or condition which results in liability of an Indemnified Party. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. This Section 10.4 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

SECTION 10.5 Survival. The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under Sections 4.6 and 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and the occurrence of the Termination Date. The representations and warranties made by each Obligor in each Loan Document shall survive the execution and delivery of such Loan Document.

SECTION 10.6 Severability. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 10.7 Headings. The various headings of each Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of such Loan Document or any provisions thereof.

SECTION 10.8 Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective on the date first above written when counterparts hereof executed on behalf of the Borrowers, the Administrative Agent, the Issuer and each Lender (or notice thereof reasonably satisfactory to the Administrative Agent), shall have been received by the Administrative Agent.

SECTION 10.9 Governing Law; Entire Agreement. EACH LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) WILL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND EACH SUCH LOAN DOCUMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, WITH RESPECT TO ANY STANDBY LETTER OF CREDIT, THE INTERNATIONAL STANDBY PRACTICES (ISP98—INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP

RULES”) AND WITH RESPECT TO ANY COMMERCIAL LETTER OF CREDIT, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS 2007 REVISION, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 600 (THE “UCP RULES”) AND, AS TO MATTERS NOT GOVERNED BY THE ISP RULES OR UCP RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. The Loan Documents and the Engagement Letter constitute the entire understanding among the parties hereto with respect to the subject matter thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, that the Borrowers may not assign or transfer its rights or obligations hereunder without the consent of all Lenders (and any purported assignment without such consent shall be null and void).

SECTION 10.11 Assignments and Participations; Notes. Each Lender may assign, or sell participations in, its Loans, Letters of Credit and Commitments to one or more other Persons in accordance with the terms set forth below.

(a) Any Lender may, with the consent of (i) the Administrative Agent (such consent not to be unreasonably withheld or delayed); provided, that such consent shall not be required for assignments of (A) all or any portion of a Term Loan to an Affiliate of such Lender or an Approved Fund, (B) all or any portion of any Revolving Loan Commitments to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund or (C) from an Agent to its Affiliates, and (ii) each Issuer and the Swingline Lender in the case of any assignment of a Revolving Loan Commitment (such consent not to be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments or Loans at the time owing to it); provided, that:

(i) the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder), or principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Lender Assignment Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) for assignment of Term Loans, $1,000,000 and (B) for assignment of Revolving Loans or Revolving Loan Commitments, $5,000,000, unless, in each case, (w) the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); (x) such assignment is an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans at the time owing to it, (y) such assignment is an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender or (z) such assignment is to one or more Eligible Assignees managed by an Affiliate of such Eligible Assignee(s) and the aggregate amount of such assignments is not less than (1) for Term Loans, $1,000,000, and (2) for Revolving Loans, $5,000,000;

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, and/or the Commitments assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis; and

(iii) the parties to each assignment shall (A) electronically execute and deliver to the Administrative Agent a Lender Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (an “ESS”) or (B) with the consent of the Administrative Agent, manually execute and deliver to the Administrative Agent a Lender Assignment Agreement, together with, in either case, a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided, that only one processing and recordation fee of $3,500 shall be required to be paid in connection with the simultaneous assignment by a Lender to multiple Approved Funds of such Lender, and if the Eligible Assignee is not already a Lender, administrative details information with respect to such Eligible Assignee and applicable tax forms required pursuant to Section 4.6(e).

(b) Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c), from and after the effective date specified in each Lender Assignment Agreement, (i) the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Lender Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Lender Assignment Agreement, subject to Section 10.5, be released from its obligations under this Agreement (and, in the case of a Lender Assignment Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement). If the consent of the Company to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in this Section), the Company shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent or an ESS) unless such consent is expressly refused by the Company prior to such fifth day.

(c) The Administrative Agent shall record each assignment made in accordance with this Section in the Register pursuant to clause (a) of Section 2.8. The Register shall be available for inspection by the Borrowers, the Collateral Agent, the Issuer and any Lender (with respect to any entry relating to such Lender’s Loans or Commitments), at any reasonable time upon reasonable prior notice to the Administrative Agent.

(d) Any Lender may, without the consent of, or notice to, any Person, sell participations to one or more Persons (other than Ineligible Assignees) (a “Participant”) in all or a portion of such Lender’s rights or obligations under the Loan Documents (including all or a portion of its Commitments or the Loans owing to it); provided, that (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents and (iv) such Lender shall maintain a register on which it enters the name and address of each Participant and each Participant’s interest in such Lender’s rights and obligations under the Loan Documents held by it, which entries shall be conclusive absent manifest error. Any agreement or instrument pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce the rights and remedies of a Lender under the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, take any action of the type described in clauses (b) and (c) or clause (j) of Section 10.1 with respect to Obligations participated in by that Participant. Subject to clause (e), the Borrowers agrees that each Participant shall be entitled to the benefits of Sections 4.3, 4.4,

4.5, 4.6, 7.1.1, 10.3 and 10.4 (subject to the requirements and limitations therein, including the requirements under Section 4.6(e) (it being understood that the documentation required under Section 4.6(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (c). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 4.9 as though it were a Lender, but only if such Participant agrees to be subject to Section 4.8 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 4.3, 4.4, 4.5, 4.6, 10.3 or 10.4 than the applicable Lender would have been entitled to receive (or would be entitled to receive if a change in applicable law or any interpretation thereof occurs and the Lender had not sold the participation) with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 4.6 unless such Participant agrees, for the benefit of the Borrowers, to comply with the requirements set forth in Section 4.6 as though it were a Lender by providing the forms in Section 4.6(e) to the participating Lender. Each Lender that sells a participation shall, acting solely for U.S. federal income tax purposes as an agent of the Borrowers, maintain a register on which it records the name and address of each participant and the principal amounts of and stated interest on each participant’s participation interest with respect to a Loan (each, a “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Loans or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by any applicable law, rules or regulations, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the IRS. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless the Borrowers and the Agents from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys’ fees and expenses) incurred or payable by the Borrowers or the Administrative Agent as a result of the failure of the Borrowers or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrowers, the Administrative Agent or such Lender, and did in fact so deliver to the participating Lender, a duly completed and valid Form W-8BEN or W-8ECI (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Company pursuant to this Agreement;

provided, that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this clause, any SPC may (i) with notice to, but without the prior written consent of, the Company or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Company, and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section may not be amended without the written consent of the SPC. The Company acknowledges and agrees, subject to the next sentence, that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3 and 10.4 shall be considered a Lender. The Borrowers shall not be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, and 10.4 that is greater than the amount which it would have been required to pay had no grant been made by a Granting Lender to an SPC.

SECTION 10.12 Other Transactions. Nothing contained herein shall preclude the Administrative Agent, any Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by the Loan Documents, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

SECTION 10.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS, ANY ISSUER OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENTS’ OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PERSON PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONAL, THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS. THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE

TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWERS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWERS HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.

SECTION 10.14 Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH LENDER, EACH ISSUER AND EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, EACH LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, SUCH LENDER, SUCH ISSUER OR EACH BORROWER IN CONNECTION THEREWITH. THE BORROWERS ACKNOWLEDGE AND AGREE THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, EACH LENDER AND EACH ISSUER ENTERING INTO THE LOAN DOCUMENTS.

SECTION 10.15 Patriot Act. Each Lender that is subject to Section 326 of the Patriot Act and/or the Administrative Agent (each of the foregoing acting for themselves and not acting on behalf of any of the Lenders) hereby notify the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as the case may be, to identify the Borrowers in accordance with the Patriot Act.

SECTION 10.16 Judgment Currency. The Obligations of each Obligor in respect of any sum due to any Secured Party under or in respect of any Loan Document shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum was originally denominated (the “Original Currency”), be discharged only to the extent that on the Business Day following receipt by such Secured Party or any sum adjudged to be so due in the Judgment Currency, such Secured Party, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Secured Party, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Secured Party, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Secured Party, as the case may be, such Secured Party, as the case may be, agrees to remit such excess to the Borrowers.

SECTION 10.17 Confidentiality.

(a) Subject to the provisions of clause (b) of this Section, each Lender agrees that it will follow its customary procedures in an effort not to disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information; provided, that such Persons shall be subject to the provisions of this Section to the same extent as such Lender; provided further no such Person shall be a Disqualified Lender) any confidential information which is now or in the future furnished pursuant to this Agreement or any other Loan Document; provided, that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this clause by the respective Lender or any other Person to whom such Lender has provided such information as permitted by this Section, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent and the Collateral Agent, (vi) to any pledgee referred to in clause (f) of Section 10.11 or any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender; provided, that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section, (vii) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor, in each case other than Disqualified Lenders (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section) and (viii) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender. For purposes of this Section 10.17, all information furnished to the Lenders by the Company or any of its Affiliates shall be deemed public information unless prior to or concurrently with the delivery of such information, the Lenders have been notified otherwise by the Company or such Affiliate.

(b) The Borrowers hereby acknowledge and agree that each Lender may share with any of its Affiliates, and such Affiliates may share with such Lender, any information related to the Company or any of its Subsidiaries, provided such Persons shall be subject to the provisions of this Section to the same extent as such Lender.

Notwithstanding the foregoing paragraphs of this Section, any party to this Agreement (and each Affiliate, director, officer, employee, agent or representative of the foregoing or such Affiliate) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment or tax structure. The foregoing language is not intended to waive any confidentiality obligations otherwise applicable under this Agreement except with respect to the information and materials specifically referenced in the preceding sentence. This authorization does not extend to disclosure of any other information, including (a) the identity of participants or potential participants in the transactions contemplated herein, (b) the existence or status of any negotiations, or (c) any financial, business, legal or personal information of or regarding a party or its affiliates, or of or regarding any participants or potential participants in the transactions contemplated herein (or any of their respective affiliates), in each case to the extent such other information is not related to the tax treatment or tax structure of the transactions contemplated herein.

SECTION 10.18 No Fiduciary Duty. The relationship among the Company and its Subsidiaries, on the one hand, and the Administrative Agent, the Collateral Agent, each Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, the Collateral Agent, each Issuer and the Lenders have no fiduciary or other special relationship with the Company and its Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

SECTION 10.19 Counsel Representation. EACH BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN REPRESENTED BY COMPETENT COUNSEL IN THE NEGOTIATION OF THIS AGREEMENT, AND THAT ANY RULE OR CONSTRUCTION OF LAW ENABLING SUCH BORROWER TO ASSERT THAT ANY AMBIGUITIES OR INCONSISTENCIES IN THE DRAFTING OR PREPARATION OF THE TERMS OF THIS AGREEMENT SHOULD DIMINISH ANY RIGHTS OR REMEDIES OF THE ADMINISTRATIVE AGENT OR THE OTHER SECURED PARTIES ARE HEREBY WAIVED BY SUCH BORROWER.

SECTION 10.20 Waiver of Notice Period. Each Lender that is a party to the Existing Credit Agreement hereby waives the notice requirement for termination of the commitments as set forth in Section 2.2 of the Existing Credit Agreement and each such Lender and the Company agrees that upon the effectiveness of this Agreement, the Existing Credit Agreement and all commitments hereunder shall be deemed terminated.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

FERRO CORPORATION

By:	/s/ John T. Bingle
	Name:	John T. Bingle
	Title:	Treasurer

PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent, the Collateral Agent, an Issuer, Swingline Lender and as a Lender

By:	/s/ John W. Thompson
	Name:	John W. Thompson
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as the Syndication Agent, as an Issuer and as a Lender

By:	/s/ Olivier Lopez
	Name:	Olivier Lopez
	Title:	Associate

SIGNATURE PAGE TO FERRO CORPORATION CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Sara Just
	Name:	Sara Just
	Title:	Vice President

SIGNATURE PAGE TO FERRO CORPORATION CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE

FIRST COMMONWEALTH BANK

By:	/s/ Mark Woleslagle
	Name:	Mark Woleslagle
	Title:	Corporate Banking Associate

SIGNATURE PAGE TO FERRO CORPORATION CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE

Name of Lender:

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Jean-Philippe Huguet
	Name:	Jean-Philippe Huguet
	Title:	Director

SIGNATURE PAGE TO FERRO CORPORATION CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE

Name of Lender:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Patrick McGraw
	Name:	Patrick McGraw
	Title:	Senior Vice President

SIGNATURE PAGE TO FERRO CORPORATION CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE

Name of Lender:

CITIZENS BANK, N.A.

By:	/s/ Joshua Botnick
	Name:	Joshua Botnick
	Title:	Vice President

SIGNATURE PAGE TO FERRO CORPORATION CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE

Name of Lender:

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Brian P. Fox
	Name:	Brian P. Fox
	Title:	Vice President

SIGNATURE PAGE TO FERRO CORPORATION CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE

Name of Lender:

FIFTH THIRD BANK, an Ohio banking corporation

By:	/s/ Eric J. Welsch
	Name:	Eric J. Welsch
	Title:	Managing Director

SIGNATURE PAGE TO FERRO CORPORATION CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE

Name of Lender:

THE PRIVATEBANK AND TRUST COMPANY

By:	/s/ Robert M. Walker
	Name:	Robert M. Walker
	Title:	Managing Director

SIGNATURE PAGE TO FERRO CORPORATION CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE

Name of Lender:

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Lisa Wong
	Name:	Lisa Wong
	Title:	Vice President

SIGNATURE PAGE TO FERRO CORPORATION CREDIT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE

Name of Lender:

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Philip Greene
	Name:	Philip Greene
	Title:	Manager

By:	/s/ Frank Schmitt
	Name:	Frank Schmitt
	Title:	Associate Director

Disclosure Schedules to the

Credit Agreement

ITEM 5.1.2 Organization and Capital Structure

See organizational chart attached.

FERRO

VERSION – 7/27/14

Ferro Corporation (US)
34-0217820 [10/13/1919] N10/2010
Ferro B.V. (Netherlands) [03/06/29 E42/1042
Ferro Holdings GmbH (Germany) [07/16/01] E53/1053
Ferro GmbH (Germany) [07/16/01] E57/1057
Ferro Schauer Austria GmbH (Austria) [xx/xx/xx] E59/1059
FHCI Limited (Ireland) [07/24/14]
Ferro Finco Ireland Limited (Ireland) [07/24/14]
Ferro Spain, S.A. (Spain) [05/22/59] E70/1070
19.99%
Kerajet S.A. (Spain) [10/07/08]
30% (3)
Gardenia-Quimica S.A. (Spain)
Italian Branch E70A
Ferro (Great Britain) Ltd (UK) [08/17/98] E10/1010
Midland Coatings Ltd. (UK) [02/18/65]
99.9%
Ferro Normandy Plastics Ltd. (UK) [xx/xx/xx]
99.9%
Ferro Dynamels Limited (UK) [07/17/xx]
Ferro Colours (UK) Ltd (UK) [08/17/08]
99.8%
Ferro Mexicana S.A. de C.V. (Mexico) [10/30/46] L30/2030
Ferro Industrial Products Limited (Canada) [04/14/24] N20/2020
70%
Zibo Ferro Performance Materials Company, Ltd. (China)
Zibo Branches (China) x7
Indian Branch P9A P9A/509A [01/15/08]
99%
Ferro Colores S.A. de C.V. (Mexico) [10/01/01] L37/2037
99.9%
Ferro Industrias Quimicas (Portugal) Lda. [01/01/96] E65/1065
Ferro Investments B.V. (Netherlands) [07/28/87] In E42/1042
99.9%
Ferro Egypt for Glaze (S.A.E.) (Egypt) [07/27/10] E95/1095
99.9%
Ferro Kaplama Malzemeleri Limited Sirketi (Turkey) [06/05/14] 3280
99.9%
Ferro Esmaltes do Brasil Industria e Comercio Ltda. (Brazil) [08/30/38] L20/2020
51%
Ferro de Venezuela, C.A. (Venezuela) [10/17/67]
19%
ESPEL S.A. (Ecuador)
99.9%
Ferro Argentina S.A. (Argentina) [10/27/55] L10/3010
74% (2)
Ferro (Italia) Srl (Italy) [06/25/58] E30/1030
40%
Smaltochimica SpA (Italy)
99%
Ferro (Belgium) Sprl (Belgium) [08/18/00] E15/2015
UK Branch [08/18/00] E14/1014
Ferro (Holland) B.V. (Netherlands) [10/31/75] E45/1045
99%
FC France Acquisition SARL (France) [09/07/01] E28/1028
99.9%
Ferro Couleurs France S.A. (France) [07/31/54] E27/1027
Ferro France S.a.r.l. (France) [07/31/35] E20/1020
59%
PT Ferro Ceramic Colors Indonesia (Indonesia) [10/11/68] P33/None
60% (1)
PT Ferro Additives Asia (Indonesia) [02/21/01] P73/None
99%
Ferro Specialty Materials, LLC (Russia) [05/20/09] E80/1080
99.9%
Ferro India Pvt. Ltd (India) [11/15/11] P9A/509A
Ferro Corporation (Aust.) Pty. Ltd. (Australia) [08/17/36] P10/5010
Ferro Taiwan Ltd. (Taiwan) [08/18/81] P40/5040
Ferro (Thailand) Co. Ltd. (Thailand) [10/29/84] P50/5050
Rep Office (Vietnam) P5A [07/16/09]
99.9%
Ferro Far East Ltd. (Hong Kong) [10/22/52] P60/5060
99%
Ferro Far East Company SDN BHD. (Malaysia) [05/01/05] P65/5065
Ferro Enterprise Mgt. Consulting (Shanghai) Co., Ltd. (China) [01/13/12] Pxx/50xx
51%
Ferro-Jia Mong (Suzhou) Polishing Materials Co., Ltd. (China) [7/13/12]
34%
PT Ferro Materials Utama (Indonesia)
Ferro Japan K.K. (Japan) [02/24/02] P20/5020
95%
PT Ferro Mas Dinamika (Indonesia) [12/09/1991] P31/5031
50%
BCI-Ferro Co. Ltd. (Korea)
Ferro (Suzhou) Performance Materials Co., Ltd. (China)
Suzhou Branch (China)

(1) 40% is owned by Ferro GmbH

(2) 26% is owned by Ferro Investments B.V.

(3) 30% is owned by Smaltochimica Srl.

Entities:

43 - Subsidiaries

12 - Joint Ventures

4 - Branches

1 - Representative Office

Joint Venture (Corp)
Branch
Rep Office
United States
N. America (Non-U.S.)
S. America
EMEA
Asia
Australia
Sales
Manufacturing
Financial
Holding
Service
Liquidation in Progress
Dormant

Corporate Structure

ITEM 6.7. Litigation, Labor Controversies, Etc.

None

ITEM 6.8 Subsidiaries

Name Of Active Subsidiary*	Jurisdiction of Organization

Ferro China Holdings Inc.	Ohio
Zibo Ferro Performance Materials Company, Limited (70%)	People’s Republic of China
Ferro Electronic Materials Inc.	Delaware
Ferro Finance Corporation	Ohio
Ohio-Mississippi Corporation	Ohio
Ferro Colores SA de CV.	Mexico
Ferro International Holdings, Inc.	Ohio
Ferro International Services Inc.	Delaware
Ferro Argentina SA	Argentina
Ferro Corporation (Aust.) Pty. Ltd	Australia
Ferro Enamel do Brasil Industria e Comercio Ltda.	Brazil
Ferro Industrial Products Ltd	Canada
ESFEL SA (19%)	Ecuador
Ferro Holding GmbH	Germany
Ferro GmbH	Germany
Ferro Schauer Austria GmbH	Austria
PT Ferro Mas Dinamika (95%)	Indonesia
Ferro Japan K.K	Japan
Ferro Far East Ltd	Hong Kong
Ferro Far East Company SDN, BHD	Malaysia
Ferro Enterprise Management Consulting (Shanghai) Co., Ltd.	People’s Republic of China
Ferro-Jin Meng (Suzhou) Polishing Materials Co., Ltd (51%)	People’s Republic of China
PT Ferro Materials Utama (34%)	Indonesia
Ferro Mexicana SA de CV	Mexico
FHCI Limited	Ireland
Ferro Finco Ireland Limited	Ireland
Ferro B.V.	The Netherlands
Ferro (Belgium) Sprl.	Belgium
Ferro Egypt for Glaze (S.A.E.)	Egypt
Ferro Kaplama Malzemeleri Limited Sirketi	Turkey
FC France Acquisition Sarl .	France
Ferro Couleurs France SA	France
PT Ferro Ceramic Colors Indonesia (59%)	Indonesia
PT Ferro Additives Asia (75.4%)	Indonesia
Ferro France Sarl	France
Ferro India Private Limited	India
Ferro (Italia) SrL	Italy
Smaltochimica SpA (40%)	Italy
Ferro (Holland) BV	The Netherlands
Ferro Investments BV	The Netherlands
Ferro Industrias Quimicas (Portugal) Lda	Portugal
Ferro Specialty Materials LLC	Russia
Ferro (Suzhou) Performance Materials Co. Ltd.	People’s Republic of China
Ferro Taiwan Ltd	People’s Republic of China
OCI-Ferro Co., Ltd. (50%)	Republic of Korea
Ferro Spain SA	Spain
Gardenia-Quimica SA (36%)	Spain
Kerajet SA (19.99%)	Spain
Ferro (Thailand) Co. Ltd.	Thailand
Ferro de Venezuela CA (51%)	Venezuela
Ferro (Great Britain) Ltd	United Kingdom

Dormant Entities:
Cataphote Contracting Company	Ohio
The Ferro Enamel Supply Company	Ohio
Ferro Far East, Inc.	Ohio
Midland Coatings Limited	UK
Ferro Drynamels Limited	UK
Ferro Normandy Plastics Limited	UK
Ferro Colours (UK) Ltd.	UK

*	Percentages in parentheses indicate Ferro Corporation’s ownership.

ITEM 6.10(c) Taxes; Other Laws.

Labor and collective bargaining agreements:

1.	Agreement, dated November 19, 2011, between Ferro Corporation and the United Steel, Paper and Forestry, Rubber Manufacturing, Energy, Allied Industrial and Service Workers International Union on behalf of Local 00895 (Fort Worth, TX location).

2.	Agreement, dated November 10, 2012, between Ferro Corporation and the United Steel, Paper and Forestry, Rubber Manufacturing, Energy, Allied Industrial and Service Workers International Union on behalf of Local No. 1170 (4150 E. 56th Street, Cleveland, OH location).

3.	Agreement, dated October 15, 2010, between Ferro Corporation and the United Steel, Paper and Forestry, Rubber Manufacturing, Energy, Allied Industrial and Service Workers International Union on behalf of Local No. 1170-4 (4150 E. 56th Street, Cleveland, OH location).

4.	Collective Bargaining Agreement, dated January 14, 2013, between Ferro Corporation and the Laborers’ International Union of North America and its Local No. 1015 (Orrville, OH location).

5.	Agreement, dated September 10, 2011, between Ferro Corporation and the United Steel, Paper and Forestry, Rubber Manufacturing, Energy, Allied Industrial and Service Workers International Union and its Local No. 1-0243-1 (Walton Hills, OH location).

6.	Union Shop Contract, July 1, 2013, between Ferro Corporation and the Glass, Molders, Pottery, Plastics & Allied Workers International Union and its Local No. 73 (Wayside, Cleveland, OH location)

ITEM 6.11. Pension and Welfare Plans.

Benefits Plan for Ferro Corporation Employees (Plan No. 552), including:

1.	PPO Plan, Indemnity Plan or Drug Only Plan (dmc2)—all with UnitedHealthcare (UHC)

2.	Drug Only Plan (dmc2) and Rx coverage for the above UHC plans – CVS Caremark

3.	Healthspan HMO (available in addition to the UHC plans ) for the Hourly at Walton Hills and 4150 Frit)

ITEM 6.12. Environmental Warranties.

See summary of Environmental Matters attached.

Item 6.12 Environmental Disclosures

Section	Location	Issue	Estimated Cost	Estimated Completion Date	OPEN OR CLOSED
6.12(i)	Niagara Falls, NY	Buried TENORM. When Cookson owned the site they buried some silica fume in back of the plant that contains TENORM. The landfill area has been of interest to NRC and NYDEC.	Not Known	Not Known	Not Known

6.12(b),(c),(e)	Hammond, IN	CERCLIS list. One of the three land parcels (parking lot area) at the former Keil Chemical site is listed on CERCLIS because it has a landfill area created by Union Carbide when they owned the land. No clean up was required due to a low CERCLIS score. See summary of Hammond environmental reserves below, which is incorporated herein by reference.	Not Known	Not Known	OPEN

6.12,(b),(d)	Bridgeport, NJ	The Company is in receipt of October 2008 correspondence from the Mid Atlantic Environmental Law Center on behalf of the New Jersey Environmental Federation (NJEF) communicating NJEF’s notice of intent to file a citizens’ suit under the Clean Water Act for alleged non-compliance with the facility’s New Jersey Pollution Discharge Elimination System permit. The violations alleged in the NJEF’s notice of intent stem from events at the facility that were previously resolved with the NJDEP through the payment of a civil penalty and entry into an administrative consent order requiring upgrades to the facility’s operations. The company responded to NJEF’s letter citing the resolution of the issues and other reasons why the NJEF’s claims are deficient.	Not Known	Not Known	Not Known

6.12 (b),(c)	Geelong, Australia	The Company is in receipt of a May 2008 Cleanup Notice from EPA Victoria indicating that the Geelong facility is being placed and Priority Sites Register due to alleged soil and groundwater contamination. The Cleanup Notice requires the Company to commission, conduct, and submit an approved environmental audit by February 28, 2009. The Company is then required to submit an Environmental Management Plan, consistent with recommendations of the Environmental Audit, by May 30, 2009. The Company is in the process of pursuing other potentially responsible parties for any costs or work it may incur or have to conduct pursuant to the Cleanup Notice.	Not Known	Not Known	OPEN

6.12(b),(c)	Sao Bernardo, Brazil	Ferro closed the site but retained ownership of a portion of the property for which remediation may be necessary. The company has sought and is awaiting approval of the remediation plan. Significant investigation work has been completed. Additional investigation is proceeding and the Company is in the process of evaluating remedial options.	$6.5M	Not Known	OPEN

6.12(d)	Newport, United Kingdom	New effluent limits in the site’s discharge permit require an upgrade to the site’s biological treatment plant for Ferro and Solutia generated wastewater prior to discharge. Costs of upgrades to be split by Ferro and Solutia. Construction of the plant is in progress and the balance of the remaining financial commitment is estimated to be $500K. Construction and start-up is complete. Upgrade made. Bio treatment running and AR’s have been approved in the mean-time to maintain and upgrade system	$500,000	2009	OPEN

6.12(b),(c)	Moorabin, Australia	Ferro is ceasing operations at is Moorabin, Australia facility. Ferro has received a draft Cleanup Notice from the EPA. Ferro will begin the investigation of the Site in late 2010 or 2011.	230K	Not Known	OPEN

6.12(b),(c), (i)	E. 56th Street, Cleveland, Ohio	Ferro’s E. 56th Street facility was investigated by the US EPA under its corrective action authority in 1990. Follow up visits and investigations by the US EPA resulted in the US EPA and the Company entering into an Administrative Consent Orders (AOC) to conduct RCRA corrective action at the facility. The Company has completed significant investigatory work at the site and has submitted the Environmental Indicators forms and report as required by the AOC. Ferro is currently waiting on the US EPA’s review to confirm that no significant remedial work will be required.	Not Known	Fall 2015	OPEN

6.12(b),(c), (i)	Krick Road, Walton Hills, Ohio	Ferro’s Walton Hills facility was also investigated by US EPA under its RCRA corrective action authority in the 1990s. Follow up visits by the US EPA resulted in the US EPA and Company entering into an Administrative Order on Consent (AOC). The Company has completed significant investigatory work and has submitted the Environmental Indicator forms and report as required by the AOC. Ferro is currently waiting on the US EPA’s review to confirm that no significant remedial work will be required.	Not Known	Spring 2015	OPEN

Summary of Superfund Site Liabilities and Environmental Reserves

Active Ferro Sites

Site	Issue	Description	Comments	Current Reserve Amount
Hammond	Groundwater contamination	Under a 1993 consent order with IDEM, a subsurface investigation study revealed groundwater contamination that will be required to be cleaned up in the future.

In January 2007 Ferro met with Dover (current site operator) to review the proposed groundwater treatment system required under the 1993 consent order. Ferro has worked closely with Dover during the installation to minimize its impact on their ongoing operations. In March 2007 the Remediation Work Plan was completed and submitted to IDEM that includes the treatability testing results, risk assessment showing the preliminary remediation objectives (PRO), and proposed groundwater treatment system. The Company and IDEM modified the work plan and the revised work plan was approved by IDEM on November 17, 2008. In 2010 the Company implemented the approved work plan and has and continues to provide quarterly project status updates to IDEM.

In March of 2014 Ferro met with IDEM to approve a new work plan that included positive pilot study results. Based on this meeting, IDEM has requested additional information and indicated that the standards required to be met for the chemicals of concern on site will be reduced. Currently data is being collected to determine a new course of action based on IDEM’s new COC limits.

770K

Various	Superfund Sites	The Company has been a party in several current and former Superfund Sites. The largest Superfund exposure was the WDIG Site. Ferro has resolved liability for this site but is still a party at several other Superfund Sites	Ongoing.	No change.

Metallica	(Powder Coatings Sale)

Arnsberg	Soil contamination	Former USTs may have contaminated soil	$100,000	Site had contamination issues. No claims or ascertains received from buyer to date.	No change.

ITEM 7.2.2(b) Existing Indebtedness.

See summary of Indebtedness attached.

Item 7.2(b) Existing Indebtedness

Type of Indebtedness		Ferro Entity	Description	Financial Institution	Total Facility or Debt Amount in USD	Amount Outstanding as of 6/30/2014 in USD
a) Obligations evidenced by bonds, debentures, notes or similar instruments:
		Ferro Corporation	7.875% Senior Unsecured Notes	Various	$250,000,000	$250,000,000

			Total Obligations evidenced by bonds, debentures, notes or similar instruments		$250,000,000	$250,000,000

b) Letters of Credit:
		Ferro Spain S.A.	VAT Import Payment	BSCH	$164,581	$164,581
		Ferro Spain S.A.	VAT Import Payment	BSCH	$164,581	$164,581
		Ferro Spain S.A.	VAT Import Payment	BSCH	$365,063	$365,063
		Ferro Spain S.A.	Subsidy Tile Decoration Inks	BSCH	$24,792	$24,792
		Ferro Spain S.A.	Planing Permision Industrial State	BSCH	$48,756	$48,756
		Ferro Spain S.A.	Planing Permision Industrial State	BSCH	$24,709	$24,709
		Ferro Spain S.A.	Planing Permision Industrial State	BSCH	$8,215	$8,215
		Ferro Spain S.A.	Planing Permision Industrial State	BSCH	$3,111	$3,111
		Ferro Spain S.A.	Environment Pollution Penalty	BSCH	$146,070	$146,070
		Ferro Spain S.A.	Leonardo da Cunha	BANKINTER	$3,697	$3,697
		Ferro Spain S.A.	Company Cars Petrol	BSCH	$13,144	$13,144
		Ferro Spain S.A.	Recurso AJD valoración edificio colores	CITIBANK	$53,166	$53,166
		Ferro Industrias Quimicas (Portugal), Lda	Pension LC	BPI	$7,404	$7,404
		Ferro (Holland) B.V.	Vastgoedmaatschappij MPC Holland	Citi Bank	$27,088	$27,088
		Ferro Belgium Sprl	Rental and Lease of building Rue Granobonpre B-1435 Mont Saint Guibert	Citi Bank	$164,304	$164,304
		Ferro (Great Britain) Limited	HM Customs & Exercise	HSBC	$34,212	$34,212
	*	Ferro Corporation	National Union Insurance 12500193-00-000	PNC	$323,136	$323,136
	*	Ferro Corporation	Pacific Employers Insurance 18112928-00-00	PNC	$3,808,150	$3,808,150
	*	Ferro Corporation	Ohio BWC — 18113350-00-000	PNC	$480,000	$480,000
	*	Ferro Corporation	Nan Ya Plastics Corp — 18121125-00-000 PAD Delaware river	PNC	$400,000	$400,000
		PT. Ferro Mas Dinamika	Perusahaan Gas Negara (Persero) TBK	Citibank	$705,818	$705,818

			Total Letters of Credit		$6,969,996	$6,969,996

c) Capitalized Lease Liabilities:
		Ferro Corporation	Capital Leases — South Plainfield Building	Contingent liability — Aimes	$2,156,090	$2,156,090
		Ferro Corporation	Capital Leases — Penn Yan	Tow Motors	$119,864	$119,864
		Ferro Corporation	Capital Leases — 4150 Lift truck	Toyota Finance	$437,384	$437,384
		Ferro Spain S.A.	Oxygen Plant	PRAXAIR ESPAÑA SL	$3,243,755	$3,243,755

			Total Capitalized Lease Liabilities		$5,957,093	$5,957,093

d) Government Loans
		Ferro Spain S.A.	Government Loans	Spanish Central Government	$548,699	$548,699
		Ferro Spain S.A.	Government Loans	Spanish Central Government	$479,024	$479,024
		Ferro Spain S.A.	Government Loans	Spanish Central Government	$915,443	$915,443
		Ferro Spain S.A.	Government Loans	Spanish Central Government	$1,369,200	$1,369,200
		Ferro Spain S.A.	Government Loans	Spanish Central Government	$118,655	$118,655
		Ferro Spain S.A.	Government Loans	Spanish Central Government	$591,200	$591,200

			Total Government Loans		$4,022,221	$4,022,221

e) Overdraft Credit Facilities
		Ferro Brazil	Overdraft Facility	Banco do Brasil	$1,354,830	$—
		Ferro Brazil	Overdraft Facility	Banco Alfa	$2,709,660	$—
		Ferro Brazil	Overdraft Facility	Itau	$903,220	$—
		Ferro Spain S.A.	Overdraft Facility	Unicredit	$68,460	$—
		Ferro Japan KK	Overdraft Facility	Mizhuho Bank	$2,960,624	$487,210
		Ferro B.V. — Ferro Spain S.A.	Overdraft Facility — Citi Europe	Citibank	$15,000,000	$—

			Total Overdraft Credit Facilities		$22,996,794	$487,210

f) Local Lines of Credit
		Ferro Spain S.A.	Notes Discounted facitliy — not available for other purposeses	Bankinter	$2,875,320	$—
		Ferro Spain S.A.	Multipurpose Line of Credit	Bankinter	$1,369,200	$—
		Ferro Spain S.A.	Notes Discounted facitliy — not available for other purposeses	BSCH	$410,760	$—
		Ferro Spain S.A.	Multipurpose Line of Credit	UniCredit	$2,053,800	$—
		Ferro (Italia) S.r.l.	Multipurpose Line of Credit	UniCredit	$20,538	$—
		PT. Ferro Mas Dinamika	Multipurpose Line of Credit	Citibank	$3,000,000	$—
		Ferro Thailand	Multipurpose Line of Credit	Citibank	$1,500,000	$40,000
		Ferro Argentina	Multipurpose Line of Credit	Standard Bank	$737,799	$—
		Ferro Argentina	Multipurpose Line of Credit	HSBC Bank	$245,933	$—
		Ferro Argentina	Multipurpose Line of Credit	Banco Industrial	$98,373	$—
		Ferro Argentina	Multipurpose Line of Credit	Banco Patagonia	$245,933	$—
		Ferro Argentina	Multipurpose Line of Credit	Banco CMF	$61,483	$—
		Ferro Mexico	Line of Credit	Santandar	$2,313,333	$—
		Ferro Mexico	Letters of Credit — not available for other purposes	Santandar	$1,500,000	$—
		Ferro Venezuela	Multipurpose Line of Credit — uncommitted	Banco Caribe	$1,430,843	$—

			Total Local Lines of Credit		$17,863,315	$40,000

ITEM 7.2.3(b) Ongoing Liens.

None

ITEM 7.2.5(a) Ongoing Investments

ESFEL SA (19%)	Ecuador
PT Ferro Materials Utama (34%)	Indonesia
Smaltochimica SpA (40%)	Italy
OCI-Ferro Co., Ltd. (50%)	Republic of Korea
Gardenia-Quimica SA (36%)	Spain
Kerajet SA (19.99%)	Spain

SCHEDULE II

Notice Addresses; Domestic Offices

Information for Loan Parties

Ferro Corporation	6060 Parkland Boulevard Suite 250 Mayfield Hts., OH 44124

Ferro Electronic Materials Inc.	1789 Transelco Drive Penn Yan, NY 14527

Ferro China Holdings Inc.	6060 Parkland Boulevard Suite 250 Mayfield Hts., OH 44124

Ferro International Services Inc.	6060 Parkland Boulevard Suite 250 Mayfield Hts., OH 44124

Cataphote Contracting Company	6060 Parkland Boulevard Suite 250 Mayfield Hts., OH 44124

Ferro Far East, Inc.	6060 Parkland Boulevard Suite 250 Mayfield Hts., OH 44124

Ohio-Mississippi Corporation	6060 Parkland Boulevard Suite 250 Mayfield Hts., OH 44124

The Ferro Enamel Supply Company	6060 Parkland Boulevard Suite 250 Mayfield Hts., OH 44124

Ferro International Holdings Inc.	6060 Parkland Boulevard Suite 250 Mayfield Hts., OH 44124

Ferro Finance Corporation	1789 Transelco Drive Suite A Penn Yan, NY 14527

REVOLVING LOAN PERCENTAGES;

DOMESTIC OFFICE

PNC Bank, National Association 500 First Avenue PNC Agency Services Pittsburgh, Pennsylvania 15219 Facsimile No.: (412) 762-8672 Attention: Agency Services Loan Administration	PNC Bank, National Association 500 First Avenue PNC Agency Services Pittsburgh, Pennsylvania 15219 Facsimile No.: (216) 222 9396 Attention: Agency Services Loan Administration

Bank of America, N.A. Address on file with the Administrative Agent	Bank of America, N.A. Address on file with the Administrative Agent

JPMorgan Chase Bank, N.A. One Oxford Centre 301 Grant Street, Suite 1100 Facsimile No.: (312) 385-7096 Attention: Shawuana Simmons	JPMorgan Chase Bank, N.A. One Oxford Centre 301 Grant Street, Suite 1100

The Governor and Company of the Bank of Ireland 2 Burlington Plaza Burlington Road Dublin 4 Facsimile No.: (353) 76-624-4661 Attention: Philip Greene	The Governor and Company of the Bank of Ireland 2 Burlington Plaza Burlington Road Dublin 4 Facsimile No.: (353) 76-624-4661 Attention: Philip Greene

KeyBank National Association 127 Public Square, 6th Floor Cleveland, Ohio 44114 Facsimile No.: (216) 689-4649 Attention: Brian Fox	KeyBank National Association 127 Public Square, 6th Floor Cleveland, Ohio 44114

HSBC Bank USA, National Association 452 Fifth Avenue New York, NY 10018 Facsimile No.: (212) 525-5000 Attention: David A. Mandell	HSBC Bank USA, National Association 452 Fifth Avenue New York, NY 10018 Facsimile No.: (212) 525-5000 Attention: David A. Mandell

Fifth Third Bank 600 Superior Avenue East Cleveland, OH 44114 Facsimile No.: (216) 274-5507 Attention: Roy C. Lanctot	Fifth Third Bank 600 Superior Avenue East Cleveland, OH 44114

RBS Citizens, National Association Address on file with the Administrative Agent	RBS Citizens, National Association Address on file with the Administrative Agent

U.S. Bank National Association Address on file with the Administrative Agent	U.S. Bank National Association Address on file with the Administrative Agent

Deutsche Bank AG New York Branch Address on file with the Administrative Agent	Deutsche Bank AG New York Branch Address on file with the Administrative Agent

The Private Bank & Trust Company Address on file with the Administrative Agent	The Private Bank & Trust Company Address on file with the Administrative Agent

First Commonwealth Bank Address on file with the Administrative Agent	First Commonwealth Bank Address on file with the Administrative Agent

SCHEDULE III

Revolving Loan Commitments; Term Loan Commitments

Lender	Term Loan Commitments	Percentage
PNC Bank, National Association	$285,000,000	95%
The Governor and Company of the Bank of Ireland	7,000,000	2.333333333%
The PrivateBank and Trust Company	4,000,000	1.333333333%
U.S. Bank National Association	4,000,000	1.333333333%

Lender	Revolving Commitments	Percentage
PNC Bank, National Association	$30,000,000	15.00%
JPMorgan Chase Bank, N.A.	$30,000,000	15.00%
Bank of America, N.A.	$23,000,000	10.50%
KeyBank National Association	$20,000,000	10.00%
Citizens Bank, N.A.	$20,000,000	10.00%
Fifth Third Bank	$20,000,000	10.00%
U.S. Bank National Association	$15,000,000	7.50%
HSBC Bank USA, National Association	$12,000,000	6.00%
Deutsche Bank AG New York Branch	$10,000,000	5.00%
The Governor and Company of the Bank of Ireland	$10,000,000	5.00%
The PrivateBank and Trust Company	$5,000,000	2.50%
First Commonwealth Bank	$5,000,000	2.50%
TOTAL	$200,000,000	100.00%

SCHEDULE IV

Cash Management Obligations; Rate Protection Agreements

Ferro Corporation

1.	Fifth Third Bank, foreign currency facility with a daily settlement limit $25,000,000

2.	JPMorgan Chase, foreign currency facility with a daily settlement limit $20,000,000

3.	RBS-Citizens, foreign currency facility with a daily settlement limit $20,000,000

4.	Key Bank, foreign currency facility with a daily settlement limit $15,000,000

5.	The Private Bank, foreign currency facility with a daily settlement limit $30,000,000

6.	Commerzbank, foreign currency facility with a daily settlement limit $35,000,000

Ferro BV

1.	Citibank, foreign currency facility with a daily settlement limit $30,000,000

2.	Commerzbank, foreign currency facility with a daily settlement limit $35,000,000

Cash Management Banks providing Cash Management Services

Cash Management Bank	Cash Management Service

Citibank	European Cash management facilities / accounts
Asia Cash management facilities / accounts
Egypt Cash management facilities / accounts
Credit cards for Europe and Egypt

PNC Bank	US Cash management facilities / accounts
Active pay (Credit Card)

US Bank	Purchasing Card

Obligations to a Cash Management Bank in respect of Indebtedness of the type described in Section 7.2.2 (h) or 7.2.2(l) of the Credit Agreement

Bank	Facility/Purpose	Ferro Entity	Currency	Amount

Citi	Standby Letter of Credit	Ferro (Belgium) SPRL	EUR	163,188
	Cards Line	Ferro (Holland) BV	EUR	412,778
	Standby Letter of Credit	Ferro (Holland) BV	EUR	26,904
	Omnibus Line	Ferro (Thailand) Co Ltd	USD	513,220
	Daylight Overdrafts	Ferro BV	USD	6,515,856
	Combined Credit	Ferro BV	USD	365,077
	Revolver Hold	Ferro Corp	USD	2,089,980
	Cards Line	Ferro Egypt For Glaze SAE	EGP	16,996
	Daylight Overdrafts	Ferro GMBH	USD	836,044
	Daylight Overdrafts	Ferro Industrias Quimicas (Portugal) Ltd	USD	55,481
	Daylight Overdrafts	Ferro Italia SRL	USD	75,744
	Omnibus Line	Ferro Mas Dinamika PT	USD	1,821,858
	Daylight Overdrafts	Ferro Spain SA	USD	1,942,193
	Standby Letter of Credit	Ferro Spain SA	EUR	60,060

HSBC	Line of Credit	Ferro Argentina S.A.	ARS	2,000,000

SCHEDULE V

Existing Letters of Credit

See attached chart

SCHEDULE V

Existing Letters of Credit

Ferro Entity	Description	Financial Institution	Total Facility or Debt Amount in USD	Amount Outstanding as of 6/30/2014 in USD

Ferro Spain S.A.	VAT Import Payment	BSCH	$164,581	$164,581

Ferro Spain S.A.	VAT Import Payment	BSCH	$164,581	$164,581

Ferro Spain S.A.	VAT Import Payment	BSCH	$365,063	$365,063

Ferro Spain S.A.	Subsidy Tile Decoration Inks	BSCH	$24,792	$24,792

Ferro Spain S.A.	Planing Permision Industrial State	BSCH	$48,756	$48,756

Ferro Spain S.A.	Planing Permision Industrial State	BSCH	$24,709	$24,709

Ferro Spain S.A.	Planing Permision Industrial State	BSCH	$8,215	$8,215

Ferro Spain S.A.	Planing Permision Industrial State	BSCH	$3,111	$3,111

Ferro Spain S.A.	Environment Pollution Penalty	BSCH	$146,070	$146,070

Ferro Spain S.A.	Leonardo da Cunha	BANKINTER	$3,697	$3,697

Ferro Spain S.A.	Company Cars Petrol	BSCH	$13,144	$13,144

Ferro Spain S.A.	Recurso AJD va1oración edificio colores	CITIBANK	$53,166	$53,166

Ferro Industrias Quimicas (Portugal), Lda	Pension LC	BPI	$7,404	$7,404

Ferro (Holland) B.V.	Vastgoedmaatschappij MPC Holland	CITIBANK	$27,088	$27,088

Ferro Belgium Sprl	Rental and Lease of building Rue Granobonpre B-1435 Mont Saint Guibert	CITIBANK	$164,304	$164,304

Ferro (Great Britain) Limited	HM Customs & Exercise	HSBC	$34,212	$34,212

Ferro Entity	Description	Financial Institution	Total Facility or Debt Amount in USD	Amount Outstanding as of 6/30/2014 in USD

Ferro Corporation	National Union Insurance 12500193-00-000	PNC	$323,136	$323,136

Ferro Corporation	Pacific Employers Insurance 18112928-00-00	PNC	$3,808,150	$3,808,150

Ferro Corporation	Ohio BWC- 18113350-00-000	PNC	$480,000	$480,000

Ferro Corporation	Nan Ya Plastics Corp —18121125-00-000 PAD Delaware river	PNC	$400,000	$400,000

PT. Ferro Mas Dinamika	Perusahaan Gas Negara (Persero) TBK	CITIBANK	$705,818	$705,818

	Total Letters of Credit		$6,969,996	$6,969,996

EXHIBIT A-1

[FORM OF] REVOLVING NOTE

[$][€][ ]	, 20

FOR VALUE RECEIVED, [FERRO CORPORATION, an Ohio corporation][NAME OF DESIGNATED BORROWER], a [                    ] (the “Borrower”), promises to pay to [Name of Lender] (the “Lender”) on the Stated Maturity Date the principal sum of [                    ] (1[$][€][                ]) or, if less, the aggregate unpaid principal amount of all Revolving Loans shown on the schedule attached hereto (and any continuation thereof) made (or continued) by the Lender pursuant to that certain Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among [Ferro Corporation, an Ohio corporation (the “Company”), as a borrower,][the Borrower,] the Designated Borrowers from time to time party thereto [(including the Borrower)], the lenders from time to time party thereto, PNC Bank, National Association, as the Administrative Agent and as the Collateral Agent for the Secured Parties and as an Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and as an Issuer, and the various financial institutions and other Persons from time to time parties thereto. Terms used herein but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in [Dollars][Euro] in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Revolving Note is one of the Revolving Notes referred to in, and evidences the Revolving Loans made under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Revolving Note and on which such Indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

[1]	If the Company is the Borrower, the Revolving Loan must be denominated in Dollars. If a Designated Borrower is the Borrower, the Revolving Loan may be denominated in Euros.

THIS REVOLVING NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

[FERRO CORPORATION] [NAME OF DESIGNATED BORROWER]

By:
Name:
Title:

Revolving Note

2

REVOLVING LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Revolving Loan Made		Interest Period	Amount of Principal Repaid		Unpaid Principal Balance			Notation Made By
	Alternate Base Rate	Eurocurrency Rate		Alternate Base Rate	Eurocurrency Rate	Alternate Base Rate	Eurocurrency Rate	Total

Revolving Note

3

EXHIBIT A-2

[FORM OF] TERM LOAN NOTE

$	, 20

FOR VALUE RECEIVED, FERRO CORPORATION, an Ohio corporation (the “Borrower”), promises to pay to [Name of Lender] (the “Lender”) on the Stated Maturity Date for Term Loans the principal sum of [                     DOLLARS ($                )] or, if less, the aggregate unpaid principal amount of all Term Loans made by the Lender pursuant that certain Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, PNC Bank, National Association, as the Administrative Agent and as the Collateral Agent for the Secured Parties and as an Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and as an Issuer, and the various financial institutions and other Persons from time to time parties thereto. Terms used herein but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in Dollars in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

This Term Loan Note is one of the Term Loan Notes referred to in, and evidences the Term Loans made under, the Credit Agreement, to which reference is made for a description of the security for this Term Loan Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Term Loan Note and on which such Indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS TERM LOAN NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

FERRO CORPORATION

By
Name:
Title:

Term Loan Note

2

ORIGINAL TERM LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Original Term Loan Made		Interest Period	Amount of Principal Repaid		Unpaid Principal Balance		Total	Notation Made By
	Alternate Base Rate	Eurocurrency Rate		Alternate Base Rate	Eurocurrency Rate	Alternate Base Rate	Eurocurrency Rate

Term Loan Note

3

EXHIBIT A-3

[FORM OF] SWINGLINE NOTE

$	, 20

FOR VALUE RECEIVED, FERRO CORPORATION, an Ohio corporation (the “Borrower”), promises to pay to [Name of Lender] (the “Lender”) on the Stated Maturity Date for Swingline Loans the principal sum of [                     DOLLARS ($                )] or, if less, the aggregate unpaid principal amount of all Swingline Loans made by the Lender pursuant that certain Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto (including the Lender), PNC Bank, National Association, as the Administrative Agent and as the Collateral Agent for the Secured Parties and as an Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and as an Issuer, and the various financial institutions and other Persons from time to time parties thereto. Terms used herein but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

Payments of both principal and interest are to be made in Dollars in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

This Swingline Note is one of the Swingline Notes referred to in, and evidences the Swingline Loans made under, the Credit Agreement, to which reference is made for a description of the security for this Swingline Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Swingline Note and on which such Indebtedness may be declared to be immediately due and payable.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS SWINGLINE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

FERRO CORPORATION

By
Name:
Title:

Swingline Note

2

SWINGLINE LOANS AND PRINCIPAL PAYMENTS

Date	Amount of Swingline Loan	Amount of Principal Payment	Outstanding Principal Balance	Notation Made By

Swingline Note

3

EXHIBIT B-1

[FORM OF] BORROWING REQUEST

[PNC Bank, National Association,

as Administrative Agent

PNC First Side Center

500 First Avenue

PNC Agency Services

Pittsburgh, Pennsylvania 15219

Facsimile No.: (412) 762-8672

Attention: Lisa Pierce]

[FERRO CORPORATION][NAME OF DESIGNATED BORROWER]

Ladies and Gentlemen:

This Borrowing Request is delivered to you pursuant to Section 2.3 of that certain Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation (the [”Borrower”][”Company”]), the Designated Borrowers from time to time party thereto [(including [NAME OF DESIGNATED BORROWER], a [                    ] (the “Borrower”))], the lenders from time to time party thereto (the “Lenders”), PNC Bank, National Association, as the Administrative Agent and as the Collateral Agent for the Secured Parties and as an Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and as an Issuer, and the various financial institutions and other Persons from time to time parties thereto. Terms used herein but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

The Borrower hereby requests that a [Term Loan] [Revolving Loan] [Swingline Loan] be made in the aggregate principal amount of [$][€]                 on                      ,          as a [Base Rate Loan] [Eurocurrency Rate Loan having an Interest Period of [1][2][3][6] months].

[The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Borrowing Request and the acceptance by the Borrower of the proceeds of the Loans requested hereby constitutes a representation and warranty by the Borrower that, on the date of the making of such Loans, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in Section 5.2.1 of the Credit Agreement are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).]2

Except to the extent, if any, that prior to the time of the Borrowing requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such Borrowing as if then made.

[2]	To be modified in connection with a Limited Condition Acquisition pursuant to Section 2.11 and Section 5.2.

Please wire transfer the proceeds of the Borrowing to the accounts of the following persons at the financial institutions indicated respectively:

Amount to be Transferred	Person to be Paid		Name, Address, etc. Of Transferee Lender
	Name	Account No.

[$][€]

Attention:

[$][€]

Attention:

[$][€]

Attention:

Balance of such proceeds	The Borrower

Attention:

Borrowing Request

2

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer this          day of                     ,             .

[FERRO CORPORATION] [NAME OF DESIGNATED BORROWER]

By
Title:

Borrowing Request

3

EXHIBIT B-2

[FORM OF] ISSUANCE REQUEST

PNC Bank, National Association,

as Administrative Agent

PNC First Side Center

500 First Avenue

PNC Agency Services

Pittsburgh, Pennsylvania 15219

Facsimile No.: (412) 762-8672 Attention: Lisa Pierce

[FERRO CORPORATION][NAME OF DESIGNATED BORROWER]

Ladies and Gentlemen:

This Issuance Request is delivered to you pursuant to Section 2.7 of that certain Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation (the [”Borrower”][”Company”]), the Designated Borrowers from time to time party thereto [(including [NAME OF DESIGNATED BORROWER], a [                    ] (the “Borrower”))], the lenders from time to time parties thereto (the “Lenders”), PNC Bank, National Association, as the Administrative Agent and as the Collateral Agent for the Secured Parties and as an Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and as an Issuer, and the various financial institutions and other Persons from time to time party thereto. Terms used herein but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

The Borrower hereby requests that on                      ,              (the “Date of Issuance”) [PNC Bank, National Association] [JPMorgan Chase Bank, N.A.] [Name of Issuer] (the “Issuer”) [issue a Letter of Credit in the initial Stated Amount of [$][€]                 with a Stated Expiry Date (as defined therein) of                      ,             ] [extend the Stated Expiry Date (as defined under Letter of Credit No.                , issued on                      ,             , in the initial Stated Amount of [$][€]                 ) to a revised Stated Expiry Date (as defined therein) of                      ,             ].

The beneficiary of the requested Letter of Credit [will be][is]                     , and such Letter of Credit will be in support of                     .

The Borrower hereby acknowledges that, pursuant to Section 5.2.2 of the Credit Agreement, each of the delivery of this Issuance Request and the acceptance by the Borrower of the [issuance] [extension] of the Letter of Credit requested hereby constitutes a representation and warranty by the Borrower that, on the date of such [issuance] [extension], and both before and after giving effect thereto and to the application of the proceeds or benefits of the Letter of Credit [issued] [extended] in accordance herewith, all statements set forth in Section 5.2.1 of the Credit Agreement are true and correct in all material respects (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

Except to the extent, if any, that prior to the time of the [issuance] [extension] of the Letter of Credit requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such [issuance] [extension] as if then made.

Issuance Request

2

IN WITNESS WHEREOF, the Borrower has caused this Issuance Request to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer this          day of                      ,             .

[FERRO CORPORATION] [NAME OF DESIGNATED BORROWER]

By
Name:
Title:

Issuance Request

3

EXHIBIT C

[FORM OF] CONTINUATION/CONVERSION NOTICE

[PNC Bank, National Association, as Administrative Agent

PNC First Side Center

500 First Avenue

PNC Agency Services

Pittsburgh, Pennsylvania 15219

Facsimile No.: (412) 762-8672

Attention: Lisa Pierce]

[FERRO CORPORATION][NAME OF DESIGNATED BORROWER]

Ladies and Gentlemen:

This Continuation/Conversion Notice is delivered to you pursuant to Section 2.4 of that certain Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation (the [”Borrower”][”Company”]), the Designated Borrowers from time to time party thereto [(including [NAME OF DESIGNATED BORROWER], a [                ] (the “Borrower”))], the lenders from time to time party thereto (the “Lenders”), PNC Bank, National Association, as the Administrative Agent and as the Collateral Agent for the Secured Parties and as an Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and as an Issuer, and the various financial institutions and other Persons from time to time parties thereto. Terms used herein but not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

The Borrower hereby requests that on                      ,             ,

(1) [$][€]                 of the presently outstanding principal amount of the [Term Loans][Revolving Loans] originally made on                      ,             , presently being maintained as [Base Rate Loans] [Eurocurrency Rate Loans],

(2) be [converted into] [continued as],

(3) [Eurocurrency Rate Loans having an Interest Period of [1][2][3][6] months][Base Rate Loans].

The Borrower hereby:

(a) certifies and warrants that no Default has occurred and is continuing; and

(b) agrees that if prior to the time of the [continuation] [conversion] requested hereby any matter certified to herein by it will not be true and correct in all material respects at such time as if then made, it will immediately so notify the Administrative Agent.

Except to the extent, if any, that prior to the time of the [continuation] [conversion] requested hereby the Administrative Agent shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed once again to be certified as true and correct in all material respects at the date of such [continuation] [conversion] as if then made.

Continuation/Conversion Notice

2

IN WITNESS WHEREOF, the Borrower has caused this Continuation/Conversion Notice to be executed and delivered, and the certifications and warranties contained herein to be made, by its duly Authorized Officer this          day of                     ,             .

[FERRO CORPORATION] [NAME OF DESIGNATED BORROWER]

By
Name:
Title:

Continuation/Conversion Notice

EXHIBIT D

[FORM OF] LENDER ASSIGNMENT AND ASSUMPTION AGREEMENT

                     , 20

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto and represents the amount and the percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swing line loans, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:
Assignor is [not] a Defaulting Lender.

2. Assignee:	[, an Eligible Assignee] [and is an
Affiliate/Approved Fund of [identify Lender]1]

3. Borrowers:	Ferro Corporation, an Ohio corporation (the “Company”), and the Designated Borrowers from time to time party to the Credit Agreement

4. Administrative Agent:	PNC Bank, National Association, as the Administrative Agent

5. Credit Agreement:	Credit Agreement, dated as of July 31, 2014 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), PNC Bank, National Association, as the Administrative Agent and as the Collateral Agent for the Secured Parties and as an Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and as an Issuer, and the various financial institutions and other Persons from time to time parties thereto.

6. Assigned Interest:

[1]	Select as applicable.

Commitment/Loans Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans[2]	Currency
Revolving Loan	$	$	%
Term Loans	$	$	%

Effective Date:	, 20

[2]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

Assignment Agreement

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

[PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:]

Assignment Agreement

3

[Consented to:][3]

[FERRO CORPORATION]

By:
Name:
Title:]

[[ ],
as an Issuer

By:
Name:
Title:]

[3]	To be added only if the consent of the Company and/or the Issuers are required by the terms of the Credit Agreement; provided that, except as otherwise set forth in the definition of Eligible Assignee, the Company’s consent is required for assignments of the Revolving Loan Commitment.

Assignment Agreement

4

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2 Assignee. The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Assignment Agreement

5

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be deemed to be a contract made under, governed by, and construed in accordance with, the laws of the State of New York, including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Assignment Agreement

6

EXHIBIT E

[FORM OF] COMPLIANCE CERTIFICATE

FERRO CORPORATION

This Compliance Certificate is delivered pursuant to Section 7.1.1 of the Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation (the “Company”), as a borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, PNC Bank, National Association, as the Administrative Agent and as the Collateral Agent for the Secured Parties and as an Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and as an Issuer, and the various financial institutions and other Persons from time to time parties thereto. Terms used herein but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Company hereby certifies, represents and warrants that, as of                              , 20         (the “Computation Date”), no Default had occurred and was continuing.1 The Company hereby further represents and warrants that as of the Computation Date:

1. Financial Covenants:

(a) With respect to the Revolving Facility only, the maximum Total Net Debt Leverage Ratio permitted pursuant to clause (a) of Section 7.2.4 of the Credit Agreement on the Computation Date is 3.75 to 1.00. The actual Total Net Debt Leverage Ratio was              to 1.00, as computed on Attachment I hereto, and, accordingly, the covenant [has][has not] been complied with.

(b) With respect to the Revolving Facility only, the minimum Interest Coverage Ratio permitted pursuant to clause (b) of Section 7.2.4 of the Credit Agreement on the Computation Date is 3.00 to 1.00. The actual Interest Coverage Ratio was              to 1.00, as computed on Attachment II hereto, and, accordingly, the covenant [has][has not] been complied with.

2. Subsidiaries: No Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate.2

[3. Intellectual Property: No U.S. Loan Party has acquired or registered any U.S. federally registered Intellectual Property since the delivery of the last Compliance Certificate, except as follows:                     ]3

[1]	If a Default has occurred, specify the details of such Default and the action that the Company or an Obligor has taken or proposes to take with respect thereto.
[2]	If a Subsidiary has been formed or acquired since the delivery of the last Compliance Certificate, the Company must certify that such Subsidiary has complied with Section 7.1.8 and 7.1.9 of the Credit Agreement, as applicable.
[3]	To be included with any Compliance Certificate delivered for the fiscal quarter ended June 30 and December 31.

Compliance Certificate

IN WITNESS WHEREOF, the Company has caused this Compliance Certificate to be executed and delivered, and the certifications and warranties contained herein to be made on behalf of the Company, by the chief financial or accounting Authorized Officer of the Company as of                     , 20        .

FERRO CORPORATION

By
Name:
Title:

Compliance Certificate

2

Attachment I

(to     /    /     Compliance

Certificate

TOTAL NET DEBT LEVERAGE RATIO

as of the last day of the Fiscal Quarter ending on or

immediately preceding the Computation Date1

1.      Total Funded Indebtedness: the outstanding principal amount of the following types of Indebtedness of the Company and its Subsidiaries as of the last day of the Fiscal Quarter ending on or immediately preceding the Computation Date (exclusive of intercompany Indebtedness between the Company and its Subsidiaries):

(a)    (i) all obligations of such Person for borrowed money or advances of any kind and (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (which, in the case of the Loans, shall be deemed to equal the Dollar Equivalent (determined as of the most recent Revaluation Date) for any Loans denominated in an Alternate Currency)

$

(b)    all obligations, contingent or otherwise, relative to the face amount of all letters of credit (other than any letter of credit obligations that are cash collateralized), whether or not drawn, and banker’s acceptances issued for the account of such Person (which, in the case of Letter of Credit Outstandings, shall be deemed to equal the Dollar Equivalent (determined as of the most recent Revaluation Date) for any Letter of Credit Outstandings denominated in an Alternate Currency)

$

(c)    all monetary obligations of such Person and its Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty, in each case, subject to Section 1.4 of the Credit Agreement (“Capitalized Lease Liabilities”)

$

[1]	The following summary is for reference only and subject to the terms of the Credit Agreement and to the extent any conflict exists, the Credit Agreement shall control.

Compliance Certificate

Attachment I

(d)    obligations arising under any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is not a capital lease in accordance with GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor (“Synthetic Leases”)

$

(e) all obligations (other than intercompany obligations) of such Person pursuant to any Permitted Receivables Program	$

(f) the stated value, or liquidation value if higher, of all Redeemable Stock of such Person

(g)(withoutduplication) any Contingent Liability in respect of Items 1(a) through 1(f) above	$

(h) The sum of Items 1(a) through 1(g)	$

minus, the aggregate amount of domestic unrestricted cash and Cash Equivalent Investments on the balance sheet of the Company and its U.S. Subsidiaries as of such date:

(i) the aggregate amount of domestic unrestricted cash	$

(j)     any direct obligation of (or unconditionally guaranteed by) the United States or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States or a State thereof) maturing not more than one year after such time

$

(k)    commercial paper maturing not more than 270 days from the date of issue, which is issued by (i) a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody’s, or (ii) any Lender (or its holding company)

$

(l)     any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after its date of issuance, which is issued by either (i) any bank organized under the laws of the United States (or any State thereof) and which has (A) a credit rating of A2 or higher from Moody’s or A or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) any Lender

$

Compliance Certificate

Attachment I

(m)   any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in Item (l) which (i) is secured by a fully perfected security interest in any obligation of the type described in Item (j), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder

$

(n)    other corporate debt obligations including corporate bonds, medium term notes, Eurobonds, floating rate notes and auction rate securities (preferred stock or bonds), which (i) in the case of short term securities are issued by an issuer which has at least an A-1 rating or a P1 rating by Moody’s, or (ii) in the case of any other securities referenced in this item, are issued by an issuer with a minimum of two double-A ratings, one of which must be from either S&P or Moody’s

$

(o)    any other investment approved by the board of directors of the Company that could be considered an “Approved Instrument” pursuant to the Company’s investment policy and that is approved by the Required Lenders

$

(p) investments in money market funds substantially all the assets of which are comprised of securities of the types described in Items 1(j) through (o) above	$

(q) The sum of Items 1(i) through 1(p)	$

equals:

(s) Item 1(h) minus Item 1(q)	$

2. Consolidated EBITDA as of the last day of the Fiscal Quarter ending on or immediately preceding the Computation Date and each of the three immediately preceding Fiscal Quarters:

(a) Consolidated Net Income	$

Compliance Certificate

Attachment I

plus, to the extent deducted in determining Consolidated Net Income:

(b) amortization expense	$

(c) income tax expense	$

(d) Interest Expense	$

(e) depreciation expense	$

(f)     restructuring expenses attributable to the Company’s restructuring (A) in the period from January 1, 2014 to June 30, 2014, in an amount not to exceed $6,300,000, and (B) thereafter, in an aggregate amount, with respect to this subclause (B) only, not to exceed $50,000,000 on or after the Closing Date or $20,000,000 during any Reference Period during such period

(g)    non-recurring fees, non-cash charges, extraordinary losses, cash charges and other cash expenses paid in connection with the preparation, negotiation, approval, execution and delivery of the Credit Agreement, the other Loan Documents and the Transaction (including all Transaction Costs), including, in each case, amendments, waivers and other modifications thereto

$

(h)    (A) non-cash expenses incurred in connection with asset write-offs or impairments, (B) non-cash items associated with the periodic mark-to-market adjustments to retirement or pension plans and (C) all other non-cash losses (provided that if any such non-cash losses represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period)

$

(i)     if applicable, any swap or hedge breakage costs relating to interest rate swaps or hedges in effect on the Closing Date (including, without limitation, any such costs incurred in connection with a prepayment of the Term Loans) to the extent any such costs do not constitute Interest Expense

$

(j) non-cash losses resulting from mark-to-market accounting treatment of interest rate hedging agreements	$

Compliance Certificate

Attachment I

(k)    non-cash losses resulting from mark-to-market accounting treatment of metals owned by the Company as of the date of determination and recorded as assets on the consolidated balance sheet of the Company and its Subsidiaries

$

(l)     all charges and associated expenses in connection with the refinancing, retirement or extinguishment of any Indebtedness, including, without limitation, (A) all costs, premiums, penalties and make-whole payments in connection with the repayment of the Senior Notes pursuant to the Tender Offer or redemption payment and (B) initial issuance costs, prepayment penalties, swap breakage fees and write-off of deferred issuance fees

$

(m) non-recurring one-time charges and expenses in an aggregate amount in any Fiscal Year not to exceed $10,000,000	$

minus, to the extent added in determining Consolidated Net Income:

(n) non-cash gains resulting from mark-to-market accounting treatment of interest rate hedging agreements	$

(o)    non-cash gains resulting from mark-to-market accounting treatment of metals owned by the Company as of the date of determination and recorded as assets on the consolidated balance sheet of the Company and its Subsidiaries

$

equals:

(p) The sum of Items 2(a) through 2(m) minus the sum of Items 2(n) and 2(o)	$

3. TOTAL NET DEBT LEVERAGE RATIO: ratio of Item 1(s) to Item 2(p)	:1.00

Compliance Certificate

Attachment I

Attachment II

(to     /    /     Compliance

Certificate)

INTEREST COVERAGE RATIO

as of the last day of the Fiscal Quarter ending on or

immediately preceding the Computation Date1

1. Consolidated EBITDA (see Item 2(p) of Attachment I)	$

2. The sum (for the Fiscal Quarter ending on or immediately preceding the Computation Date and the three immediately preceding Fiscal Quarters (the “Reference Period”))[2] of	$

(a)    Interest Expense actually paid in cash during such Reference Period (excluding (A) initial issuance costs paid in connection with Indebtedness incurred in respect of the Obligations, (B) any make-whole premium, prepayment premium or Interest Expense payable in connection with the Existing Credit Facility Termination or the Senior Notes and (C) if applicable, any swap or hedge breakage costs relating to interest rate swaps or hedges in effect on the Closing Date (including any such costs incurred in connection with a prepayment of the term loans under the Existing Credit Agreement)) (further excluding non-recurring fees, non-cash charges, cash charges and other cash expenses paid in connection with or related to the preparation, negotiation, approval, execution and delivery of this Agreement and the other Loan Documents, including amendments, waivers and other modifications thereto)

$

(b)    finance expenses actually paid in connection with the Permitted Receivables Program during such Reference Period (excluding non-recurring fees, non-cash charges, cash charges and other cash expenses paid in connection with or related to the preparation, negotiation, approval, execution and delivery of this Agreement and the other Loan Documents, including amendments, waivers and other modifications thereto)

$

[1]	The following summary is for reference only and subject to the terms of the Credit Agreement and to the extent any conflicts exists, the Credit Agreement shall control.
[2]	For the Fiscal Quarters ending September 30, 2014, December 31, 2014 and March 31, 2015, the sum of (a) and (b) shall be annualized by (x) multiplying the amount thereof for the one Fiscal Quarter ending September 30, 2014 by 4, (y) multiplying the amount thereof for the two fiscal quarters ending December 31, 2014 by 2 and (z) multiplying the amount thereof for the three fiscal quarters ending March 31, 2015 by 4/3, and thereafter shall be computed on an actual four-quarter basis.

Compliance Certificate

Attachment II

6. INTEREST COVERAGE RATIO: the ratio of Item 1 to Item 2	:1.00

Compliance Certificate

Attachment II

EXHIBIT F

GUARANTY (DOMESTIC)

SEE ATTACHED

Execution Version

GUARANTY (DOMESTIC)

This GUARANTY (DOMESTIC) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Guaranty”) is dated as of July 31, 2014, among each of the signatories hereto designated as a Guarantor on the signature pages hereto (each individually, a “Guarantor” and collectively, the “Guarantors”), in favor of PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for the benefit of each of the Secured Parties. Terms used in the Credit Agreement (as defined below) and not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation (the “Company”), the Designated Borrowers from time to time party thereto (together with the Company, each individually a “Borrower” and collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), PNC Bank, as the administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), the Collateral Agent and as an Issuer (as defined below), JPMorgan Chase Bank, N.A. (“JPMCB”), as Syndication Agent and as an Issuer, and the various financial institutions and other Persons from time to time parties thereto, the Lenders and the Issuers have extended Commitments to make Credit Extensions to the Borrowers; and

WHEREAS, as a condition precedent to the making of the Credit Extensions under the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lenders and the Issuers to make Credit Extensions to the Borrowers under the Credit Agreement, each Guarantor jointly and severally agrees, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the first recital.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Borrower” and “Borrowers” are defined in the first recital.

“Collateral Agent” is defined in the preamble.

“Company” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Guarantor” and “Guarantors” are defined in the preamble.

“Guaranty” is defined in the preamble.

“JPMCB” is defined in the preamble.

“PNC Bank” is defined in the preamble.

SECTION 1.2. Other Definitional Provisions. The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section, Schedule, Exhibit and Annex references, are to this Guaranty unless otherwise specified. References to any Schedule, Exhibit or Annex shall mean such Schedule, Exhibit or Annex as amended or supplemented from time to time in accordance with this Guaranty. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1. Guaranty.

(a) Each Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably, to the Agent, for the benefit of the Secured Parties and their respective successors, indorsees, transferees and permitted assigns, guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations and indemnifies and holds harmless each Secured Party for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Secured Party (i) in enforcing any rights under this Guaranty and (ii) in connection with any reinstatement, invalidation or recission of any payment of any Obligations as set forth in Section 2.2, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under bankruptcy, insolvency or similar law.

(b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of any Debtor

2

Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance under applicable law after giving full effect to the liability under this Guaranty and its related contribution rights but before taking into account any liabilities of such Guarantor under any other guarantee of such Guarantor other than any other guarantee of any obligations that are secured on a pari passu basis with the Obligations.

SECTION 2.2. Reinstatement, etc. Each Guarantor hereby jointly and severally agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by any Secured Party, including upon the occurrence of any Default set forth in Section 8.1.9 of the Credit Agreement or otherwise, all as though such payment had not been made.

SECTION 2.3. Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date has occurred. Each Guarantor jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document or other agreement under which such Obligations arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Guarantor under this Guaranty shall be joint and several, absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, failure of execution and delivery, legality or enforceability of any Loan Document or other agreement under which such Obligations arise;

(b) the failure of any Secured Party:

(a) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document, any other agreement under which such Obligations arise or otherwise; or

(b) to exercise any right or remedy against any other guarantor (including any Guarantor) of, or collateral securing, any Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other renewal, extension, or acceleration of, or any increase in the amount of, any Obligation;

(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any manner of sale, disposition or application of proceeds of

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any collateral or other assets to all or part of the Obligations and including any claim of waiver, release, foreclosure, surrender, alteration or compromise, and shall not be subject to (and each Guarantor hereby waives any right to or claim of) any defense (including any defense under or in connection with any decree) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document or any other agreement under which such Obligations arise;

(f) any addition, exchange or release of any collateral or of any Person that is (or will become) a guarantor (including a Guarantor hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor (other than a defense of payment or performance).

SECTION 2.4. Setoff. Each Guarantor hereby irrevocably authorizes the Collateral Agent and each Lender, without the requirement that any notice be given to such Guarantor (such notice being expressly waived by each Guarantor), upon the occurrence and during the continuance of any Default described in Section 8.1.1 or Section 8.1.9 of the Credit Agreement or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, to setoff and appropriate and apply to the payment of the Obligations (whether or not then due, and whether or not any Secured Party has made any demand for payment of the Obligations), and such Guarantor hereby grants to each Secured Party a security interest in, any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final), accounts or money of such Guarantor then or thereafter maintained with such Secured Party; provided that any such appropriation and application shall be subject to the provisions of Section 4.8 of the Credit Agreement. Each Secured Party agrees to notify the applicable Guarantor and the Collateral Agent after any such setoff and application made by such Secured Party; provided further, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Secured Party may have.

SECTION 2.5. Waiver, etc. Each Guarantor hereby unconditionally and irrevocably waives, for the benefit of the Secured Parties: (a) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (i) proceed against any Borrower, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from any Borrower, any such other guarantor or any other Person, or (iii) pursue any other remedy in the power of any Secured Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of any Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any

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agreement or instrument relating thereto or by reason of the cessation of the liability of any Borrower or any other Guarantor from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Secured Party’s errors or omissions in the administration of the Obligations, except behavior which amounts to gross negligence or willful misconduct; (e) any defense based upon (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be; (g) any defense based upon (i) any change, reorganization or termination of the corporate structure or existence of Borrower or any other Guarantor or any of their Subsidiaries and any corresponding restructuring of the Obligations, (ii) any duty or any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party; (h) any right to revoke this Agreement and (i) any other defense whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower or any other Guarantor for the Obligations, or of such Guarantor under the guarantee contained in this Article II or of any security interest granted by any Guarantor, whether in a Bankruptcy Proceeding or in any other instance, in each case, other than a defense of payment or performance.

SECTION 2.6. Rights of Reimbursement and Contribution. In case any payment is made on account of the Obligations by any Guarantor or is received or collected on account of the Obligations from any Guarantor or its property, if such payment is made by a Guarantor (including the Company) or from its property in respect of the Obligations of another Guarantor, such Guarantor shall be entitled, subject to and upon (but not before) the Termination Date, (A) to demand and enforce reimbursement for the full amount of such payment from such other Guarantor, and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors (other than the Guarantor whose primary obligations were so guaranteed by the other Guarantors) based on the relative value of their assets and any other equitable considerations deemed appropriate by the court. For purposes of the foregoing, all guarantees of such Guarantor other than the Guaranty and any other guarantee of the Obligations will be deemed to be enforceable and payable after the Guaranty and any other guarantee of the Obligations.

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SECTION 2.7. Postponement of Subrogation, etc. Each Guarantor agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to any Guarantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by such Guarantor (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 2.8; provided that if any Guarantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Guarantor’s request, the Collateral Agent (on behalf of the Secured Parties) will, at the expense of such Guarantor, execute and deliver to such Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, each Guarantor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Guaranty to any Secured Party. The obligations of the Guarantors under this Guaranty and the other Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of subrogation. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property.

SECTION 2.8. Payments; Application. Each Guarantor hereby agrees with each Secured Party as follows:

(a) Each Guarantor agrees that all payments made by such Guarantor hereunder will be made in the applicable Currency to the Collateral Agent, without setoff, counterclaim or other defense and in accordance with Sections 4.6 and 4.7 of the Credit Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of Sections 4.6 and 4.7 of the Credit Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Guaranty by this reference as if set forth herein; provided, that references to the “Borrower” or the “Borrowers” in such Sections shall be deemed to be references to each Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Guaranty.

(b) All payments made hereunder shall be applied upon receipt in accordance with Section 4.7 of the Credit Agreement.

(c) Notwithstanding anything herein to the contrary, at the Collateral Agent’s option, all payments under this Guaranty shall be made in the United States. The obligations hereunder shall not be affected by any acts of any legislative body or governmental authority affecting the Borrowers, including but not limited to, any

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restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of the Borrowers’ property, or by economic, political, regulatory or other events in the countries where the Borrowers are located.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make Credit Extensions thereunder, and to induce Secured Parties to enter into Rate Protection Agreements, each Guarantor represents and warrants to each Secured Party as set forth below.

SECTION 3.1. Credit Agreement Representations and Warranties. The representations and warranties contained in Article VI of the Credit Agreement, insofar as the representations and warranties contained therein are applicable to such Guarantor and its properties, are true and correct in all material respects, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by reference as though specifically set forth in this Article.

SECTION 3.2. Financial Condition, etc. Each Guarantor has knowledge of each other Obligor’s financial condition and affairs and that it has adequate means to obtain from each such Obligor on an ongoing basis information relating thereto and to such Obligor’s ability to pay and perform the Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that the Secured Parties shall have no obligation to investigate the financial condition or affairs of any Obligor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition or affairs of any other Obligor that might become known to any Secured Party at any time, whether or not such Secured Party knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) materially increase the risk of such Guarantor as guarantor, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Obligations.

SECTION 3.3. Best Interests. It is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Credit Extensions made from time to time to the Borrowers by the Lenders and the Issuer pursuant to the Credit Agreement and the execution and delivery of Rate Protection Agreements between the Borrowers, other Obligors and certain Secured Parties, and each Guarantor agrees that the Secured Parties are relying on this representation in agreeing to make Credit Extensions to the Borrowers.

SECTION 3.4. Corporate Purposes. Each Guarantor’s Obligations, whether arising hereunder, under any of the other Loan Documents or any other agreement under which such Obligations arise or otherwise, are in furtherance of its corporate or applicable organizational purposes.

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ARTICLE IV

COVENANTS, ETC.

Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in the Credit Agreement (including Article VII and Section 8.1.9 of the Credit Agreement) which are applicable to such Guarantor or its properties, each such agreement, covenant and obligation contained in the Credit Agreement and all other terms of the Credit Agreement to which reference is made in this Article, together with all related definitions and ancillary provisions, being hereby incorporated into this Guaranty by this reference as though specifically set forth in this Article IV.

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1. Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. This Guaranty shall remain in full force and effect until the Termination Date has occurred, shall be jointly and severally binding upon each Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Guarantor may (unless otherwise permitted under the terms of the Credit Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders.

SECTION 5.3. Amendments, Waivers, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor from its obligations under this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.1 of the Credit Agreement) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.4. Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party (in the case of any Guarantor, in care of the Company) set forth on Schedule II to the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

SECTION 5.5. Additional Guarantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Guarantor” hereunder with the same force and effect as if it were originally a party to this Guaranty and named as a “Guarantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Guarantor hereunder, and the rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

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SECTION 5.6. Release of Guarantor. Upon the occurrence of the Termination Date, this Guaranty and all obligations of each Guarantor hereunder shall terminate, without delivery of any instrument or performance of any act by any party. In addition, at the request of the Company, and at the sole expense of the Company, a Guarantor shall be released from its obligations hereunder in the event that the Capital Securities of such Guarantor are Disposed of in a transaction permitted by the Credit Agreement or such Subsidiary is no longer required by the terms of the Credit Agreement to be a Subsidiary Guarantor; provided that the Company shall have delivered to the Collateral Agent, at least three Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and a certification by the Company stating that such transaction is in compliance with the Loan Documents.

SECTION 5.7. Foreign Currency. If the Collateral Agent so notifies any Guarantor in writing, at the Collateral Agent’s sole and absolute discretion, payments under this Guaranty shall be the Dollar Equivalent of the Obligations or any portion thereof, determined as of the date payment is made. The Obligations of each Guarantor in respect of any sum due to the any Secured Party under or in respect of this Guaranty shall, notwithstanding any Judgment Currency other than the Original Currency, be discharged only to the extent that on the Business Day following receipt by the such Secured Party or any sum adjudged to be so due in the Judgment Currency, such Secured Party, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Secured Party, the Guarantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Secured Party, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Secured Party, as the case may be, such Secured Party, as the case may be, agrees to remit such excess to the Guarantors.

SECTION 5.8. No Waiver; Remedies. In addition to, and not in limitation of, Sections 2.3 and 2.5, no failure on the part of any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 5.9. Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 5.10. Severability. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 5.11. Governing Law, Entire Agreement. THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF

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THE STATE OF NEW YORK) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 5.12. Forum Selection; Submission to Jurisdiction; Waivers. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Security Agreement and the parties hereto, the terms of Sections 10.13 and 10.14 of the Credit Agreement are incorporated herein by reference with each reference to the Borrowers being a reference to the Grantors, mutatis mutandis, and the parties hereto agree to such terms.

SECTION 5.13. Counterparts. This Guaranty may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty to be duly executed and delivered by its Authorized Officers as of the date first written above.

FERRO CORPORATION

By:
	Name:	John T. Bingle
	Title:	Treasurer

FERRO ELECTRONIC MATERIALS INC.

By:
	Name:	John T. Bingle
	Title:	Treasurer

FERRO INTERNATIONAL SERVICES INC.

By:
	Name:	John T. Bingle
	Title:	Treasurer

FERRO CHINA HOLDINGS INC.

By:
	Name:	John T. Bingle
	Title:	Treasurer

FERRO CHINA HOLDINGS INC.

By:
	Name:	John T. Bingle
	Title:	Treasurer

[Guaranty Signature Page]

OHIO-MISSISSIPPI CORPORATION

By:
	Name:	John T. Bingle
	Title:	Treasurer

CATAPHOTE CONTRACTING COMPANY

By:
	Name:	John T. Bingle
	Title:	Treasurer

THE FERRO ENAMEL SUPPLY COMPANY

By:
	Name:	John T. Bingle
	Title:	Treasurer

FERRO FAR EAST, INC.

By:
	Name:	John T. Bingle
	Title:	Treasurer

FERRO INTERNATIONAL HOLDINGS INC.

By:
	Name:	John T. Bingle
	Title:	Treasurer

[Guaranty Signature Page]

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Guaranty Signature Page]

ANNEX I to

the Guaranty

THIS SUPPLEMENT, dated as of                     ,          (this “Supplement”), is to the Guaranty (Domestic), dated as of [•], 20[•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”), among the Guarantors (such capitalized term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Guaranty) from time to time party thereto, in favor of PNC Bank, National Association, as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties.

W I T N E S S E T H:

WHEREAS, pursuant to the provisions of Section 5.5 of the Guaranty, each of the undersigned is becoming a Guarantor under the Guaranty; and

WHEREAS, each of the undersigned desires to become a “Guarantor” under the Guaranty in order to induce the Secured Parties to continue to extend Credit Extensions under the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, and for other valuable consideration the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.

SECTION 1. Party to Guaranty, etc. In accordance with the terms of the Guaranty, by its signature below, each of the undersigned hereby irrevocably agrees to become a Guarantor under the Guaranty with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Guaranty applicable to it as a Guarantor and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects as of the date hereof. In furtherance of the foregoing, each reference to a “Guarantor” and/or “Guarantors” in the Guaranty shall be deemed to include each of the undersigned.

SECTION 2. Representations. Each of the undersigned hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Guaranty constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 3. Full Force of Guaranty. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Guaranty.

SECTION 5. Indemnity; Fees and Expenses, etc. Without limiting the provisions of any other Loan Document, each of the undersigned agrees to reimburse the Collateral Agent for its reasonable out-of-pocket costs and expenses incurred in connection with this Supplement, including reasonable attorney’s fees and expenses of the Collateral Agent’s counsel.

SECTION 7. Governing Law, Entire Agreement. THIS SUPPLEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Supplement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 7. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

[Remainder of page left intentionally blank.]

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IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF AND ON BEHALF OF THE SECURED PARTIES:

PNC BANK, NATIONAL ASSOCIATION, as the Collateral Agent

By:
Name:
Title:

EXHIBIT G

PLEDGE AND SECURITY AGREEMENT

SEE ATTACHED

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Security Agreement”), by and among FERRO CORPORATION, an Ohio corporation (the “Company”), and each U.S. Subsidiary from time to time a party to this Security Agreement (each individually a “Grantor” and collectively, the “Grantors”), in favor of PNC BANK, NATIONAL ASSOCIATION (“PNC Bank”), as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for the benefit of the Secured Parties. Terms used in the Credit Agreement (as defined below) and not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, this Security Agreement is made pursuant to the Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company from time to time party thereto (together with the Company, each a “Borrower” and collectively the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), PNC Bank, as the administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”), the Collateral Agent and as an Issuer (as defined below), JPMorgan Chase Bank, N.A., as the syndication agent and as an Issuer, and the various financial institutions and other Persons from time to time party thereto;

WHEREAS, it is a condition to the making of Loans and the issuance of, and participation in, Letters of Credit, under the Credit Agreement that each Grantor shall have executed and delivered this Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby makes the following representations and warranties to the Collateral Agent and the other Secured Parties and hereby covenants and agrees with the Collateral Agent, for the benefit of each Secured Party, as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the first recital.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Borrowers” is defined in the first recital.

“Collateral” is defined in Section 2.1.

Pledge and Security Agreement

“Collateral Account” is defined in Section 4.3(b).

“Collateral Agent” is defined in the preamble.

“Company” is defined in the preamble.

“Computer Hardware and Software Collateral” means all of the Grantors’ right, titles, and interest in and to the following (but specifically excluding any Excluded Assets):

(a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form;

(b) all software programs (including both source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above;

(c) all firmware associated therewith;

(d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

(e) all intellectual property rights in and to all of the foregoing, including copyrights but excluding any Excluded Assets (“Computer Hardware and Software IP Collateral”).

(f) all other rights with respect to all of the foregoing, including licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Collateral Agent, that provides for the Collateral Agent to have “control” (within the meaning of the UCC for the Collateral covered thereby) over the Collateral described therein.

“Copyright Collateral” means all of the Grantors’ rights, titles and interests in and to copyrights, whether registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Grantors’ rights, titles and interests in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule V, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of

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Schedule V, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit.

“Credit Agreement” is defined in the first recital.

“Deposit Account” means all “deposit accounts” as defined in Article 9 of the UCC and all other accounts maintained with any financial institution (other than Securities Accounts or Commodity Accounts), and shall include, without limitation, all of the accounts listed on Schedule II hereto under the heading “Deposit Accounts” together, in each case, with all funds held therein and all certificates or instruments representing any of the foregoing.

“Distributions” means all dividends paid on Capital Securities pledged hereunder, liquidating dividends paid on Capital Securities pledged hereunder, shares (or other designations) of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral.

“Excluded Assets” has the meaning assigned to such term in Section 2.1.

“Filing Statements” is defined in Section 3.8(b).

“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, shall include, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Hedge Agreements, contracts, agreements, instruments and indentures, all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC) and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

“Grantor” and “Grantors” are defined in the preamble.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software IP Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Patent Collateral” means all of the Grantors’ rights, titles and interests in and to:

(a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule III;

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(b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c) all patent licenses, and other agreements providing such Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule III; and

(d) all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

“Permitted Lien” means a Lien permitted under Section 7.2.3 of the Credit Agreement.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Capital Securities constituting Collateral, collections thereon and distributions or payments with respect thereto.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Grantor that has total assets exceeding $10,000,000 at the time the relevant Guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Securities Act” is defined in Section 6.2(a).

“Security Agreement” is defined in the preamble.

“Specified Default” means the occurrence and continuance of (a) an Event of Default or (b) a Default under clauses (a) through (d) of Section 8.1.9 of the Credit Agreement.

“Trade Secrets Collateral” means all of the Grantors’ rights, titles and interests in and to common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how obtained by or used in or contemplated at any time for use in the business of a Grantor (all of the foregoing being collectively called a “Trade Secret”), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all Documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule VI, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

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“Trademark Collateral” means all of the Grantors’ rights, titles and interests in and to the following, provided the Trademark Collateral shall not include any intent-to-use United States Trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1501(c) or 15 U.S.C. § 1501(d), respectively, with the United States Patent and Trademark Office, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, and provided that upon such filing, such intent-to-use applications shall be included in the Trademark Collateral:

(a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule IV, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States, or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”);

(b) all Trademark licenses for the grant by or to such Grantor of any right to use any trademark, including each Trademark license referred to in Item B of Schedule IV; and

(c) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

(d) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(e) all Proceeds of, and rights associated with, the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

Section 1.2 UCC Definitions. When used herein the terms Account, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Document, Electronic Chattel Paper, Equipment, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Promissory Notes, Securities Account, Security Entitlement, Supporting Obligations and Uncertificated Securities have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. Letters of Credit has the meaning provided in Section 5-102 of the UCC.

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ARTICLE II

SECURITY INTEREST

Section 2.1 Grant of Security Interest. Each Grantor hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest, and a right to set-off against, any and all right, title and interest of such Grantor’s in and to the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the “Collateral”):

(a) Accounts;

(b) Chattel Paper;

(c) Commercial Tort Claims listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time);

(d) Deposit Accounts;

(e) Documents;

(f) General Intangibles;

(g) Goods;

(h) Instruments;

(i) Intellectual Property Collateral and Computer Hardware and Software IP Collateral;

(j) Investment Property;

(k) Letter-of-Credit Rights and Letters of Credit (other than such as is collateral for or issued subject to or in connection with the Company’s existing accounts receivable securitization program);

(l) Supporting Obligations;

(m) all books, records, writings, databases, computer programs, tapes, disks, related data processing software (owned by such Grantor or in which it has an assignable interest), information, and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section or are otherwise helpful in the collection or realization thereupon;

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(n) all Proceeds, products, accessions, rents and profits of any and all of the foregoing and, to the extent not otherwise included, (A) all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) and (B) all tort claims; and

(o) all other property and rights of every kind and description and interests therein.

Notwithstanding the foregoing or anything to the contrary in this Agreement, the term “Collateral” shall not include (collectively, the “Excluded Assets”):

(i) such Grantor’s real property interests (including fee real estate, leasehold interests and fixtures);

(ii) any General Intangibles or other rights arising under any contracts, instruments, licenses or other documents as to which the grant of a security interest would give rise to a default, breach or termination of or under such contract, instrument, license or other document (other than, in each case, to the extent that any such term would be rendered ineffective pursuant to the UCC or otherwise (including any debtor relief law or principle of equity));

(iii) Investment Property consisting of Capital Securities of a CFC, DRE Holdco or Foreign Sub Holdco of such Grantor, in excess of 65% of the total combined voting power of all Capital Securities of each such CFC, DRE Holdco or Foreign Sub Holdco, except that such 65% limitation shall not apply to a Foreign Subsidiary that (x) is treated as a partnership under the Code or (y) is not treated as an entity that is separate from (A) such Grantor; (B) any Person that is treated as a partnership under the Code or (C) any “United States person” (as defined in Section 7701(a)(30) of the Code);

(iv) any asset, the granting of a security interest in which would be void or illegal under any applicable governmental law, rule or regulation, or pursuant thereto would result in, or permit the termination of, such asset (other than, in each case, to the extent that any such law, rule or regulation would be rendered ineffective pursuant to the UCC or otherwise (including any debtor relief law or principle of equity));

(v) any asset subject to a Permitted Lien (other than Liens in favor of the Collateral Agent) to the extent that the grant of other Liens on such asset (A) would result in a breach or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien, (B) would result in the loss of use of such asset or (C) would permit the holder of such Permitted Lien to terminate the Grantor’s use of such asset;

(vi) trade receivables and related collateral, credit support and similar rights sold or contributed pursuant to the Company’s Permitted Receivables Program;

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(vii) Inventory that has been chemically combined with precious metals inventory or inventories such that an attempt to separate such inventories would destroy or substantially devalue the inventory that would otherwise be subject to this Security Agreement;

(viii) Consigned metals or leased metals that are held as Inventory by such Grantor but for which title has not yet transferred to such Grantor; or

(ix) such assets that the cost of obtaining a security interest or Lien therein exceeds the practical benefit to the Secured Parties afforded thereby, as reasonably agreed in writing by the Company and the Collateral Agent;

provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal provisions referred to in clauses (ii) and (iv) above shall no longer be applicable and to the extent severable, and shall attach immediately to any portion of such lease, license, contract or agreement not subject to the provisions specified in such clauses.

Section 2.2 Security for Obligations. This Security Agreement and the Collateral in which the Collateral Agent for the benefit of the Secured Parties is granted a security interest hereunder by the Grantors to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations.

Section 2.3 Grantors Remain Liable. Anything herein to the contrary notwithstanding:

(a) the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

(b) the exercise by the Collateral Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.4 Distributions on Pledged Shares. In the event that any Distribution with respect to any Capital Securities pledged hereunder is permitted to be paid (in accordance with Section 7.2.6 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution is made in

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contravention of Section 7.2.6 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Collateral Agent until paid to the Collateral Agent in accordance with Section 4.1.5.

Section 2.5 Security Interest Absolute, etc. This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. All rights of the Secured Parties and the security interests granted to the Collateral Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document, any of the Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party;

(b) the failure or omission of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Credit Party or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Obligations;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal, or any increase in the amount of, the Obligations;

(d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document or any Rate Protection Agreement;

(f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a Grantor (including the Grantors hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Credit Party, any surety or any guarantor (other than a defense of payment or performance).

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Section 2.6 Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party. No Grantor shall seek or be entitled to seek any contribution or reimbursement from any Credit Party, in respect of any payment made under any Loan Document or otherwise, until following the Termination Date. Any amount paid to such Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Collateral Agent for the benefit of the Secured Parties in the exact form received by such Grantor (duly endorsed in favor of the Collateral Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1; provided that if the Termination Date has occurred, then at such Grantor’s request, the Collateral Agent (on behalf of the Secured Parties) will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Grantor shall refrain from taking any action or commencing any proceeding against any Grantor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.

Section 2.7 Waivers.

(a) Each Grantor waives any and all other defenses, set- offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it, the Borrower or any other Grantor or Person against any Secured Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.

(b) Each Grantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Borrower or any of the other Grantors with respect to the Obligations. Except for notices provided for herein, each Grantor hereby waives notice (to the extent permitted by applicable law) of any kind in connection with this Security Agreement or any collateral securing the Obligations, including, without limitation, the Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Company, any other Grantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and

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remedies, whether express, implied or available as a matter of law, of Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Credit Agreement and make Loans, or issue Letters of Credit thereunder, and to induce the Qualified Counterparties to enter into Rate Protection Agreements and the Cash Management Banks to provide any Cash Management Obligations, the Grantors represent and warrant to each Secured Party as set forth below.

Section 3.1 Capital Securities of the Subsidiaries, Investment Property.

(a) With respect to any Subsidiary of any Grantor that is

(i) a corporation, business trust, joint stock company or similar Person, all Capital Securities pledged hereunder issued by such Subsidiary is duly authorized and validly issued, fully paid and non-assessable (to the extent applicable), and represented by a certificate; and

(ii) a partnership or limited liability company, no Capital Securities pledged hereunder issued by such Subsidiary (A) is dealt in or traded on securities exchanges or in securities markets, (B) expressly provides that any such Capital Securities is a security governed by Article 8 of the UCC unless constituting a Certificated Security and such certificate has been promptly delivered to the Agent in accordance with the terms of the Credit Agreement or this Agreement or (C) is held in a Securities Account.

(b) Each Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Closing Date to the Collateral Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Collateral Agent, or has made arrangements to deliver such Certificated Securities acceptable to the Collateral Agent.

(c) With respect to Uncertificated Securities constituting Collateral owned by any Grantor, such Grantor has caused the issuer thereof either to (i) register the Collateral Agent as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor (any Grantor that is an issuer hereby acknowledges and agrees that this Security Agreement constitutes an agreement in an authenticated record to so comply with such instructions).

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(d) The percentage of the issued and outstanding Capital Securities of each Subsidiary pledged by each Grantor hereunder is as of the date hereof as set forth on Schedule I.

Section 3.2 Grantor Name, Location, etc.

(a) The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is as of the date hereof set forth in Item A of Schedule II.

(b) Each location a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in Collateral owned by such Grantor is set forth in Item B of Schedule II.

(c) The Grantors do not have any trade names as of the date hereof other than those set forth in Item C of Schedule II hereto.

(d) During the four months preceding the date hereof, no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto.

(e) Each Grantor’s federal taxpayer identification number is as of the date hereof (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto.

(f) No Grantor is a party to any material federal, state or local government contract as of the date hereof except as set forth in Item F of Schedule II hereto.

(g) No Grantor maintains any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person as of the date hereof, in each case, except as set forth on Item G of Schedule II.

(h) No Grantor is the beneficiary of any Letters of Credit in excess of $200,000 (other than such as is collateral for or issued subject to or in connection with the Company’s existing accounts receivable securitization program) as of the date hereof, except as set forth on Item H of Schedule II.

(i) No Grantor has any Commercial Tort Claims in excess of $1,000,000 as of the date hereof except as set forth on Item I of Schedule II.

(j) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Grantor as of the date hereof.

(k) Each Grantor has obtained a legal, valid and enforceable consent of each Issuer of any material Letter of Credit to the assignment of the Proceeds of such Letter of Credit to the Collateral Agent and no Grantor has consented to, and is otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having control (within the meaning of Section 9-104 of the UCC) over, or any other interest in any of such Grantor’s rights in respect thereof.

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Section 3.3 Ownership, No Liens, etc. Each Grantor owns its Collateral free and clear of any Lien, except for any security interest (a) created by this Security Agreement and (b) in the case of Collateral other than the Capital Securities of each Subsidiary pledged hereunder, that is a Permitted Lien.

Section 3.4 Possession of Inventory, Control; etc.

(a) Except in the case of Dispositions permitted under the terms of the Credit Agreement, and except for certain Collateral that is on consignment, each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, other than (i) Equipment and Inventory in transit in the ordinary course of business, (ii) except for Equipment or Inventory that is in the temporary possession of another Person for purposes of being serviced, Equipment and Inventory that is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with any of the Borrowers) that, with respect to any such Person in possession or control of Equipment or Inventory with a value in excess of $250,000, has been notified of the security interest created in favor of the Secured Parties pursuant, to this Security Agreement (and Grantor will use its commercially reasonable efforts to have such third Person(s) authenticate a record acknowledging that it holds possession of such Collateral for the Secured Parties’ benefit) and waives any Lien (other than Permitted Liens) held by it against such Collateral, and (iii) Instruments or Promissory Notes that have been delivered to the Collateral Agent pursuant to Section 3.5. In the case of Equipment or Inventory described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued to a Grantor any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory, (ii) issued to Grantor any Document for any such Equipment or Inventory, (iii) to the knowledge of such Grantor without inquiry received notification of any Secured Party’s interest (other than the security interest granted hereunder) in any such Equipment or Inventory or (iv) any Lien on any such Equipment or Inventory other than Permitted Liens.

(b) Each Grantor is the sole entitlement holder of its Accounts and no other Person (other than the Collateral Agent pursuant to this Security Agreement or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of its Accounts or any other securities or property credited thereto.

Section 3.5 Compliance with Fair Labor Standards Act. Each Grantor’s Inventory, to the extent produced by such Grantor or with respect to which such Grantor performed any manufacturing or assembly process, was produced by such Grantor (or such manufacturing or assembly process was conducted) in compliance in all material respects with all requirements of the federal Fair Labor Standards Act, as amended

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Section 3.6 Negotiable Documents, Instruments and Chattel Paper. Each Grantor has delivered to the Collateral Agent possession of all originals of all Documents, Instruments, Promissory Notes, and tangible Chattel Paper owned or held by such Grantor on the Closing Date.

Section 3.7 Intellectual Property Collateral.

(a) Except as disclosed on Schedules III through V, with respect to any material Intellectual Property Collateral:

(i) such Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part except as could not be expected to have a Material Adverse Effect;

(ii) such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to such Intellectual Property Collateral (subject to Permitted Liens) and, to Grantor’s knowledge without inquiry, no claim has been made that the use of such Intellectual Property Collateral does or may, conflict with, infringe, misappropriate, dilute, misuse or otherwise violate any of the rights of any third party;

(iii) such Grantor has made all necessary filings and recordations to protect its interest in such Intellectual Property Collateral, including recordations of all of its interests in the Patent Collateral and Trademark Collateral in the United States Patent and Trademark Office and in corresponding offices throughout the world, and its claims to the Copyright Collateral in the United States Copyright Office and in corresponding offices throughout the world, and, to the extent necessary, has used proper statutory notice in connection with its use of any material patent, Trademark and copyright in any of the Intellectual Property Collateral;

(iv) such Grantor has taken reasonable steps to safeguard its Trade Secrets and to its knowledge without inquiry (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral;

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(v) to such Grantor’s knowledge without inquiry, no third party is infringing upon any Intellectual Property owned by such Grantor in any material respect;

(vi) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property except as would not have a Material Adverse Effect;

(vii) such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property for purposes of granting a security interest or as Collateral that has not been terminated or released;

(viii) such Grantor has executed and delivered to the Collateral Agent, Intellectual Property Collateral security agreements for all copyrights, patents and Trademarks owned by such Grantor (to the extent included in the Intellectual Property Collateral), including all copyrights, patents and trademarks on Schedule III through V (as such schedules may be amended or supplemented from time to time);

(ix) such Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken commercially reasonable action necessary to insure that all licensees of the Trademarks owned by such Grantor use such adequate standards of quality;

(x) the consummation of the transactions contemplated by the Credit Agreement and this Security Agreement will not result in the termination or material impairment of any of the Intellectual Property Collateral; and

(xi) such Grantor owns directly or is entitled to use by license or otherwise, all patents, Trademarks, trade secrets, copyrights, mask works, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of such Grantor’s business.

Section 3.8 Validity, etc.

(a) This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations.

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(b) Each Grantor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Grantor’s jurisdiction of organization as of the date hereof listed in Item A of Schedule II (collectively, the “Filing Statements”) (or has authenticated and delivered to the Collateral Agent the Filing Statements suitable for filing in such offices) and has taken all other:

(i) actions necessary for the Collateral Agent to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC; and

(ii) actions necessary to perfect the Collateral Agent’s security interest with respect to any Collateral evidenced by a certificate of ownership or title.

(c) Upon the filing of the Filing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Filing Statements in favor of the Collateral Agent on behalf of the Secured Parties to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, prior to all other Liens, except for Permitted Liens.

Section 3.9 Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either

(a) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;

(b) for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens) nature of such security interest (except with respect to the Filing Statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the U.S. Patent and Trademark Office or the U.S. Copyright Office) or the exercise by the Collateral Agent of its rights and remedies hereunder; or

(c) for the exercise by the Collateral Agent of the voting or other rights provided for in this Security Agreement, or, except (i) with respect to any securities issued by a Subsidiary of the Grantors, as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

Section 3.10 Best Interests. It is in the best interests of each Grantor (other than the Borrowers) to execute this Security Agreement inasmuch as such Grantor will, as a result of being a Subsidiary of the Company, derive substantial direct and indirect benefits from the Loans and other extensions of credit made from time to time to the Borrowers by the Lenders and each Issuer pursuant to the Credit Agreement, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans and other extensions of credit pursuant to the Credit Agreement to the Borrowers.

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ARTICLE IV

COVENANTS

Each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.

Section 4.1 Investment Property, etc.

Section 4.1.1 Capital Securities of Subsidiaries. No Grantor will allow any of its Subsidiaries, the Capital Securities of which is pledged hereunder:

(a) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;

(b) that is a partnership or limited liability company, to (subject to applicable local law of any foreign jurisdiction) (i) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its Organic Documents that its Capital Securities are securities governed by Article 8 of the UCC unless constituting a Certificated Security and such certificate has been promptly delivered to the Agent in accordance with the terms of the Credit Agreement or this Agreement, or (iii) place such Subsidiary’s Capital Securities in a Securities Account; and

(c) to issue Capital Securities in addition to or in substitution for the Capital Securities pledged hereunder, except to such Grantor (and such Capital Securities are immediately pledged and delivered to the Collateral Agent pursuant to the terms of this Security Agreement).

Section 4.1.2 Investment Property (other than Certificated Securities).

(a) Without limiting the requirements of Section 7.1.10 of the Credit Agreement, with respect to any Deposit Accounts, Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property owned or held by any Grantor, such Grantor will use commercially reasonable efforts to cause the intermediary or bank maintaining such Investment Property to execute a Control Agreement relating to such Investment Property pursuant to which such intermediary agrees to comply with the Collateral Agent’s instructions or entitlement orders (as applicable) with respect to such Investment Property without further consent by such Grantor.

(b) With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property owned or held by any Grantor, such Grantor will use its commercially reasonable efforts to cause the issuer of such securities to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Securities without further consent by such Grantor.

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Section 4.1.3 Certificated Securities (Stock Powers). Each Grantor agrees that all Certificated Securities, including the Capital Securities delivered by such Grantor pursuant to this Security Agreement, will be delivered to the Collateral Agent and accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Collateral Agent.

Section 4.1.4 Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement) deliver to the Collateral Agent and at all times keep pledged to the Collateral Agent pursuant hereto, on a first-priority, perfected basis all Investment Property, all Dividends and Distributions with respect thereto, all Payment Intangibles to the extent they are evidenced by a Document, Instrument, Promissory Note or Chattel Paper, and all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that it will, promptly following receipt thereof, deliver to the Collateral Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper that it acquires following the date hereof.

Section 4.1.5 Voting Rights; Dividends, etc. Each Grantor agrees:

(a) promptly upon receipt of notice of the occurrence and continuance of a Specified Default from the Collateral Agent and without any request therefor by the Collateral Agent, so long as such Specified Default shall continue, to deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Dividends and Distributions with respect to Investment Property, all interest, principal, other cash payments on Payment Intangibles, and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Collateral Agent as additional Collateral; and

(b) with respect to Collateral consisting of general partner interests or limited liability company interests, to promptly modify its Organic Documents to admit the Collateral Agent as a general partner or member, as applicable, immediately upon the occurrence and continuance of a Specified Default and so long as the Collateral Agent has notified such Grantor of the Collateral Agent’s intention to exercise its voting power under this clause,

(i) that the Collateral Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Investment Property constituting Collateral and such Grantor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and

(ii) to promptly deliver to the Collateral Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Grantor, but which such

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Grantor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by such Grantor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless a Specified Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in clause (b), such Grantor will have the exclusive voting power with respect to any Investment Property constituting Collateral and the Collateral Agent will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Loan Document.

Section 4.2 Change of Name, etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except upon 30 days’ prior written notice to the Collateral Agent (or such shorter period as agreed to by the Collateral Agent).

Section 4.3 Accounts and Collateral Accounts.

(a) Each Grantor shall have the right to collect all Accounts so long as no Specified Default shall have occurred and be continuing.

(b) Upon (i) the occurrence and continuance of a Specified Default and (ii) the delivery of notice by the Collateral Agent to each Grantor, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Collateral Agent for deposit in a Deposit Account of such Grantor maintained with the Collateral Agent (together with any other Accounts pursuant to which any portion of the Collateral is deposited with the Collateral Agent, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Collateral Agent until delivery thereof is made to the Collateral Agent, except for proceeds which are or become subject to such Grantor’s existing accounts receivable securitization program.

(c) Following the delivery of notice pursuant to clause (b)(ii), the Collateral Agent shall have the right to apply any amount in the Collateral Account to the payment of any Obligations which are due and payable as it deems appropriate.

(d) With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Collateral Agent and (iii) the Collateral Agent shall have the sole right of withdrawal over such Collateral Account.

Section 4.4 Grantors’ Use of Collateral.

(a) Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in

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the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Collateral Agent may request following the occurrence of a Specified Default or, in the absence of such request, as such Grantor may deem reasonably advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b) At any time following the occurrence and during the continuance of a Specified Default, whether before or after the maturity of any of the Obligations, the Collateral Agent may (i) revoke any or all of the rights of each Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c) Upon request of the Collateral Agent following the occurrence and during the continuance of a Specified Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

(d) At any time following the occurrence and during the continuation of a Specified Default, the Collateral Agent may endorse, in the name of such Grantor, any item, howsoever received by the Collateral Agent, representing any payment on or other Proceeds of any of the Collateral.

Section 4.5 Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a) such Grantor will not (i) do or fail to perform any act whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain all of the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under all of the Trademark Collateral, (C) fail to employ all of the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, (E) use any of the Trademark Collateral registered with any federal, state or foreign authority except for the uses for which registration or application for registration of all of the Trademark Collateral has been made or (F) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or

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become invalid or unenforceable, or (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral or any of the Trade Secrets Collateral may lapse or become invalid or unenforceable or placed in the public domain except upon expiration of the end of an unrenewable term of a registration thereof, unless, in the case of any of the foregoing requirements in clauses (i), (ii) and (iii), such Grantor shall either (x) reasonably and in good faith determine that any of such Intellectual Property Collateral is of negligible economic value to such Grantor, or (y) the loss of the Intellectual Property Collateral would not have a Material Adverse Effect on the business;

(b) such Grantor shall promptly notify the Collateral Agent if it knows, or has reason to know, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any of the Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

(c) in the event that a Grantor or any of its agents, employees, designees or licensees files an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, it will promptly so inform the Collateral Agent, and upon request of the Collateral Agent (subject to the terms of the Credit Agreement), execute and deliver all agreements, instruments and documents as the Collateral Agent may request to evidence the Collateral Agent’s security interest in such Intellectual Property Collateral;

(d) such Grantor will take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or (subject to the terms of the Credit Agreement) any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clause (a) or (b)); and

(e) such Grantor will, upon the request of the Collateral Agent at any time, execute and deliver to the Collateral Agent (as applicable) a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement, as the case may be, in the forms of Exhibit A, Exhibit B and Exhibit C hereto following its obtaining an interest in any such Intellectual Property (or following the filing of a statement of use or an amendment to allege use with respect to an intent-to-use Trademark application), and shall execute and deliver to the Collateral Agent any other document required to

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acknowledge or register or perfect the Collateral Agent’s interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (with the consent of the Collateral Agent) that any Intellectual Property Collateral is of negligible economic value to such Grantor.

Section 4.6 Letter-of-Credit Rights.

(a) Each Grantor, by granting a security interest in its Letter-of-Credit Rights (other than such as is collateral for or issued subject to or in connection with the Borrowers’ Permitted Receivables Program) to the Collateral Agent, intends to (and hereby does) collaterally assign to the Collateral Agent its rights (including its contingent rights) to the Proceeds of all Letter-of-Credit Rights of which it is or hereafter becomes a beneficiary or assignee. Such Grantor will promptly use its commercially reasonable efforts to cause the Issuer of each Letter of Credit in excess of $200,000 and each nominated person (if any) with respect thereto to consent to such assignment of the Proceeds thereof in a consent agreement in form and substance satisfactory to the Collateral Agent and deliver written evidence of such consent to the Collateral Agent.

(b) Each Grantor covenants and agrees that, until the payment in full of the Obligations and termination of all Commitments, with respect to any Letter-of-Credit Rights hereafter arising, it shall deliver to the Collateral Agent a supplement hereto in form and substance reasonably satisfactory to the Collateral Agent, together with all supplements to schedules thereto (including with respect to Item H of Schedule II attached to this Agreement) identifying such new Letter-of-Credit Rights with a value in excess of $200,000, within thirty (30) days of such new Letter-of-Credit Right (or such later date as agreed to by the Collateral Agent).

(c) Upon the occurrence of a Specified Default, such Grantor will, promptly upon request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the Issuer and each nominated person with respect to each of the Letters of Credit that the Proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent and (ii) arrange for the Collateral Agent to become the transferee beneficiary Letter of Credit.

Section 4.7 Commercial Tort Claims. Each Grantor covenants and agrees that, until the payment in full of the Obligations and termination of all Commitments, with respect to any Commercial Tort Claim hereafter arising, it shall deliver to the Collateral Agent a supplement hereto in form and substance reasonably satisfactory to the Collateral Agent, together with all supplements to schedules thereto (including with respect to Item I of Schedule II attached to this Agreement) identifying such new Commercial Tort Claims with a value in excess of $1,000,000, within thirty (30) days of such new Commercial Tort Claim (or such later date as agreed to by the Collateral Agent).

Section 4.8 Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any

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“transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of $1,000,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may request to vest in the Collateral Agent control under Section 9-105 of the U.C.C. of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under Section 9-105 of the U.C.C. or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

Section 4.9 Further Assurances, etc. Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Collateral Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will

(a) from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Collateral Agent, with respect to such Collateral as the Collateral Agent may request and will, from time to time upon the request of the Collateral Agent, after the occurrence and during the continuance of any Specified Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Collateral Agent; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Collateral Agent hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent;

(b) file (and hereby authorize the Collateral Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Collateral Agent may request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby;

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(c) deliver to the Collateral Agent and at all times keep pledged to the Collateral Agent pursuant hereto, on a first-priority, perfected basis, at the request of the Collateral Agent, all Investment Property constituting Collateral, all Distributions with respect thereto, and all interest and principal with respect to Promissory Notes, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral;

(d) not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4;

(e) not create any tangible Chattel Paper without placing a legend on such tangible Chattel Paper acceptable to the Collateral Agent indicating that the Collateral Agent has a security interest in such Chattel Paper;

(f) furnish to the Collateral Agent, from time to time at the Collateral Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may request, all in reasonable detail; and

(g) do all things requested by the Collateral Agent in accordance with this Security Agreement in order to enable the Collateral Agent to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts, Letter-of-Credit-Rights and Electronic Chattel Paper.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by law. Each Grantor hereby authorizes the Collateral Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

Section 4.10 Deposit Accounts. Without limiting the requirements of Section 7.1.10 of the Credit Agreement and Section 4.1.2 above, following the occurrence and during the continuance of a Specified Default, at the request of the Collateral Agent or the Required Lenders, such Grantor will maintain all of its Deposit Accounts only with the Collateral Agent or with any depositary institution that has entered into a Control Agreement in favor of the Collateral Agent.

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ARTICLE V

THE COLLATERAL AGENT

Section 5.1 Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, following the occurrence and during the continuance of a Specified Default, to take any action and to execute any instrument which the Collateral Agent may deem necessary or reasonably advisable to accomplish the purposes of this Security Agreement, including:

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, in connection with clause (a) above;

(c) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or purchase any insurance called for by the terms of the Loan Documents and pay all or any part of the premiums therefor and the costs thereof;

(d) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

(e) to perform the affirmative obligations of such Grantor hereunder.

Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

Section 5.2 Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 10.3 of the Credit Agreement.

Section 5.3 Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for

(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or

(b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

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Section 5.4 Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Specified Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

Section 5.5 Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Security Agreement or under any other Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 5.5 shall apply to any such sub-agent and to any of the Affiliates of the Collateral Agent and any such sub-agents, and shall apply to their respective activities as if such sub-agent and Affiliates were named herein in connection with the transactions contemplated hereby and by the Security Documents. Notwithstanding anything herein to the contrary, each sub-agent appointed by the Collateral Agent or Affiliate of the Collateral Agent or Affiliate of any such sub-agent shall be a third party beneficiary under this Security Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Secured Parties, and such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent or Affiliate acting in such capacity.

Section 5.6 Qualified Counterparties; Cash Management Banks. No Qualified Counterparty or Cash Management Bank that obtains the benefits of the Security Documents or any Collateral by virtue of the provisions of the Credit Agreement or of the Security Documents, shall have any right to notice of any action or to consent to, direct or object to any action under any Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Security Agreement to the contrary, the Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Rate Protection Agreements and Cash Management Obligations unless the Collateral Agent has received written notice of such Obligations, together with such supporting documentation as the Collateral Agent may request, from the applicable Cash Management Bank or Qualified Counterparty.

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ARTICLE VI

REMEDIES

Section 6.1 Certain Remedies. If any Specified Default shall have occurred and be continuing:

(a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may

(i) take possession of any Collateral not already in its possession without demand and without legal process;

(ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties,

(iii) enter onto the property where any Collateral is located and take possession thereof without demand and without legal process;

(iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Collateral Agent against, all or any part of the Obligations as set forth in Section 4.7 of the Credit Agreement. Any Proceeds not applied shall be held by the Collateral Agent as Collateral.

(c) The Collateral Agent may:

(i) transfer all or any part of the Collateral into the name of the Collateral Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder,

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(ii) notify the parties obligated on any of the Collateral to make payment to the Collateral Agent of any amount due or to become due thereunder,

(iii) withdraw, or cause or direct the withdrawal, of all funds with respect to the Collateral Account;

(iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto,

(v) endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral,

(vi) take control of any Proceeds of the Collateral, and

(vii) execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(d) For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

Section 6.2 Securities Laws. If the Collateral Agent shall determine to exercise its right to sell all or any of the Collateral that are Capital Securities pursuant to Section 6.1, each Grantor agrees that, upon request of the Collateral Agent, each Grantor will, at its own expense:

(a) execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use commercially reasonable efforts to cause) each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, reasonably advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as

28

prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, are necessary or reasonably advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto, or use its commercially reasonable efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Collateral Agent;

(b) if necessary in order to effectuate such a registration or exemption, cause (or, with respect to any issuer that is not a Subsidiary of such Grantor, use its commercially reasonable efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(c) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law.

(d) The Collateral Agent shall be under no obligation to delay a sale of any of the Capital Securities for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(e) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Collateral Agent or the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in this Section and consequently agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Collateral Agent) of such Collateral on the date the Collateral Agent shall demand compliance with this Section.

Section 6.3 Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever a Specified Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of any right(s) of any third Person or applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any third Person or any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

29

Section 6.4 Protection of Collateral. The Collateral Agent may from time to time, at its option, perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of a Specified Default) and the Collateral Agent may from time to time take any other action which the Collateral Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1 Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including each Section thereof.

Section 7.2 Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor may (unless otherwise permitted under the terms of the Credit Agreement or this Security Agreement) assign any of its obligations hereunder without the prior written consent of all Lenders (and any purported assignment without such consent shall be null and void).

Section 7.3 Amendments, etc. No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent (on behalf of the Lenders or the Required Lenders, as the case may be, pursuant to Section 10.1 of the Credit Agreement) and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.4 Notices. All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Credit Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

Section 7.5 Release of Liens. Upon (a) the Disposition of Collateral in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i)

30

such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)). Upon any such Disposition or termination, the Collateral Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

Section 7.6 Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.7 No Waiver; Remedies. In addition to, and not in limitation of Section 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.8 Headings. The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

Section 7.9 Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 7.10 Governing Law, Entire Agreement. THIS SECURITY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Security Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

31

Section 7.11 Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.12 Forum Selection; Submission to Jurisdiction; Waivers. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this Security Agreement and the parties hereto, the terms of Sections 10.13 and 10.14 of the Credit Agreement are incorporated herein by reference with each reference to the Borrowers being a reference to the Grantors, mutatis mutandis, and the parties hereto agree to such terms.

[Signature pages follow]

32

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officers as of the date first written above.

FERRO CORPORATION

By:
Name:
Title:

FERRO ELECTRONIC MATERIALS INC.

By:
	Name:	John T. Bingle
	Title:	Treasurer

FERRO INTERNATIONAL SERVICES INC.

By:
	Name:	John T. Bingle
	Title:	Treasurer

FERRO CHINA HOLDINGS INC.

By:
	Name:	John T. Bingle
	Title:	Treasurer

[Pledge and Security Agreement Signature Page]

OHIO-MISSISSIPPI CORPORATION

By:
	Name:	John T. Bingle
	Title:	Treasurer

CATAPHOTE CONTRACTING COMPANY

By:
	Name:	John T. Bingle
	Title:	Treasurer

THE FERRO ENAMEL SUPPLY COMPANY

By:
	Name:	John T. Bingle
	Title:	Treasurer

FERRO FAR EAST, INC.

By:
	Name:	John T. Bingle
	Title:	Treasurer

FERRO INTERNATIONAL HOLDINGS INC.

By:
	Name:	John T. Bingle
	Title:	Treasurer

[Pledge and Security Agreement Signature Page]

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Pledge and Security Agreement Signature Page]

SCHEDULE I

to Security Agreement

Name of Grantor: Ferro Corporation, except as otherwise noted

Common Stock

Issuer (corporation)	Certificate No.	No. of Shares	Authorized Shares	Outstanding Shares	% of Shares Pledged

Limited Liability Company Interests

Issuer (limited liability company)	% of Limited Liability Company Interests Pledged	Type of Limited Liability Company Interests Pledged

Partnership Interests

Issuer (partnership)	% of Partnership Interests Pledged	% of Partnership Interests Owned

Debt Securities

Grantor	Issuer	Issuer’s Jurisdiction	Payee	Principal Amount

Promissory Notes

Grantor	Issuer	Payee	Principal Amount

I-1

SCHEDULE II

to Security Agreement

Item A.	Location of each Grantor

Name of Grantor:	Location for purposes of UCC:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

Item B.	Filing locations of each Grantor for the previous five years

Name of Grantor:	Filing locations previous five years:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

Item C.	Trade names

Name of Grantor:	Trade names:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

Item D.	Merger or other corporate reorganization in the previous four months

Name of Grantor:	Merger or other corporate reorganization:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

Item E.	Taxpayer ID numbers

Name of Grantor:	Taxpayer ID number:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

Item F.	Government contracts

Name of Grantor:	Description of contract:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

Item G.	Deposit Accounts, Securities Accounts and Commodity Accounts

Deposit Accounts

Name of Grantor:	Description of account:	Notes:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

Commodity Accounts

Name of Grantor:	Description of account:	Notes:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

Securities Accounts

Name of Grantor:	Description of account:	Notes:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

Item H.	Letter of Credit Rights

Name of Grantor:	Description of Letter of Credit Right:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

Item I.	Commercial Tort Claims

Name of Grantor:	Description of Commercial Tort Claim:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

Item J.	Location of Inventory

Name of Grantor:	Location of Inventory:
Ferro Corporation
Ferro Electronic Materials Inc.
Ferro International Holdings Inc.
Ferro International Services Inc.
Ferro China Holdings Inc.
Ohio-Mississippi Corporation
Cataphote Contracting Company
The Ferro Enamel Supply Company
Ferro Far East, Inc.

SCHEDULE III

to Security Agreement

Item A. Issued Patents, Pending Patent Applications and Patent Applications in Preparation

Item B. Patent Licenses

III-1

SCHEDULE IV

to Security Agreement

Item A. Issued Trademarks, Pending Trademark Applications and Trademark Applications in Preparation

Item B. Trademark Licenses

IV-1

SCHEDULE V

to Security Agreement

Item A. Issued Copyrights/Mask Works, Pending Copyrights/Mask Works Applications and Copyrights/Mask Works Applications in Preparation

Item B. Copyright/Mask Work Licenses

V-1

SCHEDULE VI

to Security Agreement

Trade Secret or Know-How License

VI-1

EXHIBIT A

to Security Agreement

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of             , 201     (this “Agreement”), is made by [NAME OF GRANTOR], a [FORM OF ORGANIZATION], and [NAME OF GRANTOR], a [FORM OF ORGANIZATION] (each a, “Grantor” and collectively, the “Grantors”), in favor of PNC BANK NATIONAL ASSOCIATION, as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties. Terms used herein but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or in the Credit Agreement, as applicable.

W I T N E S S E T H:

WHEREAS, this Agreement is made pursuant to the Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation (the “Company”), the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent for the Lenders and as collateral agent for the Secured Parties and as an Issuer, and the various financial institutions and other Persons from time to time party thereto as lenders;

WHEREAS, in connection with the Credit Agreement, the Grantors have executed and delivered a Pledge and Security Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantors are required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all of the Patent Collateral (as defined below) to secure all Obligations; and

WHEREAS, the Grantors have duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantors hereby assign, pledge, hypothecate, charge, mortgage, deliver, and transfer to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grant to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by the Grantors (the “Patent Collateral”):

(a) all of their letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule I attached hereto;

(b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c) all of their patent licenses, and other agreements providing the Grantor with the right to use any items of the type referred to in clauses (a) and (b) above, including each patent license referred to in Item B of Schedule I attached hereto; and

(d) all Proceeds of, and rights associated with, the foregoing (including license royalties and Proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, and for breach or enforcement of any patent license.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantors for the purpose of registering the security interest of the Collateral Agent in the Patent Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Liens. Upon (i) the Disposition of Patent Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Patent Collateral (in the case of clause (i)) or (B) all Patent Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Collateral Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Patent Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantors such Documents as the Grantors shall reasonably request to evidence such termination.

SECTION 5. Acknowledgment. The Grantors do hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. To the extent any conflict exists, the Security Agreement shall control.

SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7. Governing Law, Entire Agreement. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 8. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

* * * * *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to Patent Security Agreement

Item A. Issued Patents, Pending Patent Applications and Patent Applications in Preparation

Item B. Patent Licenses

EXHIBIT B

to Security Agreement

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of                     , 201     (this “Agreement”), is made by [NAME OF GRANTOR], a [FORM OF ORGANIZATION], and [NAME OF GRANTOR], a [FORM OF ORGANIZATION] (each a, “Grantor” and collectively, the “Grantors”), in favor of PNC BANK NATIONAL ASSOCIATION as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties. Terms used herein but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or in the Credit Agreement, as applicable.

W I T N E S S E T H:

WHEREAS, this Agreement is made pursuant to the Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation (the “Company”), the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent for the Lenders and as collateral agent for the Secured Parties and as an Issuer, and the various financial institutions and other Persons from time to time party thereto as lenders;

WHEREAS, in connection with the Credit Agreement, the Grantors have executed and delivered a Pledge and Security Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantors are required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all of the Trademark Collateral (as defined below) to secure all Obligations; and

WHEREAS, the Grantors have duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantors hereby assign, pledge, hypothecate, charge, mortgage, deliver, and transfer to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grant to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following property, whether now or hereafter existing or acquired by the Grantors (the “Trademark Collateral”):

(e) (i) all of their trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule I hereto, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any other country or political subdivision thereof or otherwise, and all common-law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as the “Trademark”);

(f) all Trademark licenses for the grant by or to the Grantors of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule I hereto;

(g) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clause (a), and to the extent applicable clause (b);

(h) the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and

(i) all Proceeds of, and rights associated with, the foregoing, including any claim by the Grantors against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.

Notwithstanding the foregoing, the Trademark Collateral shall not include any intent-to-use United States Trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1501(c) or 15 U.S.C. § 1501(d), respectively, with the United States Patent and Trademark Office, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, and provided that upon such filing, such intent-to-use applications shall be included in the Trademark Collateral.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantors for the purpose of registering the security interest of the Collateral Agent in the Trademark Collateral with the United States Patent and Trademark Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Liens. Upon (i) the Disposition of Trademark Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Trademark Collateral (in the case of clause (i)) or (B) all Trademark Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Collateral Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Trademark Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantors such Documents as the Grantors shall reasonably request to evidence such termination.

SECTION 5. Acknowledgment. The Grantors do hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. To the extent any conflict exists, the Security Agreement shall control.

SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7. Governing Law, Entire Agreement. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 8. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

* * * * *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to Trademark Security Agreement

Item A. Issued Trademarks, Pending Trademark Applications and Trademark Applications in Preparation

Item B. Trademark Licenses

EXHIBIT C

to Security Agreement

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of             , 20            (this “Agreement”), is made by [NAME OF GRANTOR], a [FORM OF ORGANIZATION] (the “Grantor”), in favor of PNC BANK NATIONAL ASSOCIATION, as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties. Terms used herein but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or in the Credit Agreement, as applicable.

W I T N E S S E T H:

WHEREAS, this Agreement is made pursuant to the Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation (the “Company”), the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent for the Lenders and as collateral agent for the Secured Parties and as an Issuer, and the various financial institutions and other Persons from time to time party thereto as lenders;

WHEREAS, in connection with the Credit Agreement, the Grantor has executed and delivered a Pledge and Security Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, pursuant to the Credit Agreement and pursuant to clause (e) of Section 4.5 of the Security Agreement, the Grantor is required to execute and deliver this Agreement and to grant to the Collateral Agent a continuing security interest in all of the Copyright Collateral (as defined below) to secure all Obligations; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees, for the benefit of each Secured Party, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of the following (the “Copyright Collateral”), whether now or hereafter existing or acquired by the Grantor: all of Grantor’s rights, titles and interests in and to copyrights, whether registered or unregistered and whether published or unpublished, now or hereafter in force throughout the world including all of the Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights referred to in Item A of Schedule I hereto, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule I hereto, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit.

SECTION 3. Security Agreement. This Agreement has been executed and delivered by the Grantor for the purpose of registering the security interest of the Collateral Agent in the Copyright Collateral with the United States Copyright Office and corresponding offices in other countries of the world. The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Collateral Agent for its benefit and the ratable benefit of each other Secured Party under the Security Agreement. The Security Agreement (and all rights and remedies of the Collateral Agent and each Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Release of Liens. Upon (i) the Disposition of Copyright Collateral in accordance with the Credit Agreement or (ii) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (A) such Copyright Collateral (in the case of clause (i)) or (B) all Copyright Collateral (in the case of clause (ii)). Upon any such Disposition or termination, the Collateral Agent will, at the Grantor’s sole expense, deliver to the Grantor, without any representations, warranties or recourse of any kind whatsoever, all Copyright Collateral held by the Collateral Agent hereunder, and execute and deliver to the Grantor such Documents as the Grantor shall reasonably request to evidence such termination.

SECTION 5. Acknowledgment. The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. To the extent any conflict exists, the Security Agreement shall control.

SECTION 6. Loan Document. This Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7. Governing Law, Entire Agreement. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER

(INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 8. Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

* * * * *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

[NAME OF GRANTOR]

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

SCHEDULE I

to Copyright Security Agreement

Item A. Issued Copyrights/Mask Works, Pending Copyright/Mask Work Applications and Copyright/Mask Work Applications in Preparation

Item B. Copyright/Mask Work Licenses

ANNEX I

to Security Agreement

SUPPLEMENT TO PLEDGE AND SECURITY AGREEMENT

This SUPPLEMENT, dated as of                     ,             (this “Supplement”), is to the Pledge and Security Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the Grantors (such term, and other terms used in this Supplement, to have the meanings set forth in Article I of the Security Agreement) from time to time party thereto, in favor of PNC Bank, National Association (“PNC Bank”), as the collateral agent (together with its successor(s) thereto in such capacity, the “Collateral Agent”) for each of the Secured Parties. Terms used herein but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or in the Credit Agreement (as defined below), as applicable.

W I T N E S S E T H:

WHEREAS, this Supplement is made pursuant to the Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation (the “Company”), the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, PNC Bank, National Association, as administrative agent for the Lenders and as collateral agent for the Secured Parties and as an Issuer, and the various financial institutions and other Persons from time to time party thereto as lenders;

WHEREAS, in connection with the Credit Agreement, the Company and certain Subsidiaries of the Company have entered into the Security Agreement;

WHEREAS, each of the undersigned desires to become a “Grantor” under the Security Agreement in order to induce the Secured Parties to continue to extend Loans and issue Letters of Credit under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned agrees, for the benefit of each Secured Party, as follows.

SECTION 1. Party to Security Agreement, etc. In accordance with the terms of the Security Agreement, by its signature below each of the undersigned hereby irrevocably agrees to become a Grantor under the Security Agreement with the same force and effect as if it were an original signatory thereto and each of the undersigned hereby (a) agrees to be bound by and comply with all of the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct in all material respects as of the date hereof, unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. In furtherance of the foregoing, each reference to a “Grantor” and/or “Grantors” in the Security Agreement shall be deemed to include each of the undersigned.

Annex I-1

SECTION 2. Representations. Each of the undersigned Grantors hereby represents and warrants that this Supplement has been duly authorized, executed and delivered by it and that this Supplement and the Security Agreement constitute the legal, valid and binding obligation of each of the undersigned, enforceable against it in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity).

SECTION 3. Full Force of Security Agreement. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

SECTION 4. Severability. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement or the Security Agreement.

SECTION 5. Governing Law, Entire Agreement. THIS SUPPLEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Supplement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

SECTION 6. Counterparts. This Supplement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

* * * * *

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY]

By:
Name:
Title:

ACCEPTED AND AGREED FOR ITSELF

AND ON BEHALF OF THE SECURED PARTIES

PNC BANK, NATIONAL ASSOCIATION,

as Collateral Agent

By:
Name:
Title:

EXHIBIT H-1

[FORM OF] DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT

Date:             ,

To:	PNC Bank, National Association, as the Administrative Agent PNC First Side Center
500 First Avenue
PNC Agency Services Pittsburgh, Pennsylvania 15219
Facsimile No.: (412) 762-8672 Attention: Lisa Pierce

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.9 of that certain Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation (the “Company”), as a borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, PNC Bank, National Association, as the Administrative Agent and as the Collateral Agent for the Secured Parties and as an Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and as an Issuer, and the various financial institutions and other Persons from time to time parties thereto. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of [            , a             ] (the “Designated Borrower”), and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.

The documents required to be delivered to the Administrative Agent under Section 2.9 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

The parties hereto hereby confirm that with effect from the date hereof, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. The Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

The parties hereto hereby request that the Designated Borrower be entitled to receive Alternate Currency Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Alternate Currency Loans for the Designated Borrower’s account unless and until the effective date designated by the Administrative Agent and the Lenders pursuant to Section 2.9 of the Credit Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Designated Borrower Request and Assumption Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Name:
Title:

FERRO CORPORATION

By:
Name:
Title:

Acknowledged And Accepted By:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

Designated Borrower Request and Assumption Agreement

EXHIBIT H-2

[FORM OF] DESIGNATED BORROWER NOTICE

Date:                     ,

To:	Ferro Corporation

The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.9 of that certain Credit Agreement, dated as of July 31, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Ferro Corporation, an Ohio corporation (the “Company”), as a borrower, the Designated Borrowers from time to time party thereto, the lenders from time to time party thereto, PNC Bank, National Association, as the Administrative Agent and as the Collateral Agent for the Secured Parties and as an Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and as an Issuer, and the various financial institutions and other Persons from time to time parties thereto, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies the Company and the Lenders that effective as of the date hereof [                    , a                     ] shall be a Designated Borrower and may receive Alternate Currency Loans for its account on the terms and conditions set forth in the Credit Agreement.

PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:

Designated Borrower Notice